As filed with the Securities and Exchange Commission on March 12, 2008

Registration No. 333-148741

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Mistral Acquisition Company

(Exact name of registrant as specified in its charter)

Delaware	6770	26-1541424
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Mistral Acquisition Company

650 Fifth Avenue, 31st Floor

New York, New York 10019

(212) 616-9600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew R. Heyer

Chairman

Mistral Acquisition Company

650 Fifth Avenue, 31st Floor

New York, New York 10019

(212) 616-9600

Fax: (212) 616-9601

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William Haddad, Esq. DLA Piper US LLP 1251 Avenue of the Americas New York, NY 10020 (212) 335-4500 Fax: (212) 335-4501	Christopher S. Auguste, Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, NY 10036 (212) 715-9100 Fax: (212) 715-8000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(4)
Units, each consisting of one share of Common Stock, $0.001 par value, and one Warrant(2)	34,500,000 Units	$10.00	$345,000,000	$13,560
Common Stock included in the Units(2)	34,500,000 Shares	—	—	—	(3)
Warrants included in Units(2)	34,500,000 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units(2)	34,500,000 Shares	—	—	—	(3)
Total			$345,000,000	$13,560	(4)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 4,500,000 Units, consisting of 4,500,000 shares of Common Stock and 4,500,000 Warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover overallotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	$14,710 has been previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion

Preliminary Prospectus Dated March 12, 2008

PROSPECTUS

$300,000,000

Mistral Acquisition Company

30,000,000 Units

Mistral Acquisition Company is a newly organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more businesses or assets, which we refer to as our initial business combination. We will focus our efforts on companies in the consumer products and consumer services and media industries, and other select sectors that have the potential to capitalize on demographic trends. To date our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. If we are unable to complete a business combination by 24 months from the date of this prospectus (or within 30 months from the consummation of this offering if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination contemplated by such definitive agreement has not yet been consummated within such 24-month period), our existence will automatically terminate and as promptly as practicable thereafter we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one share of our common stock and one warrant.

We are offering 30,000,000 units. We expect that the public offering price will be $10.00 per unit. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.00, subject to adjustment as described herein. The warrants will become exercisable on the later of the completion of our initial business combination and 12 months from the date of this prospectus, provided in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available, and will expire four years from the date of this prospectus, unless earlier redeemed.

Mistral SPAC Holdings, LLC, a Delaware limited liability company, and Ramius SPAC Holdings, LLC, a Delaware limited liability company, which we refer to as our “founding stockholders,” and our directors own an aggregate of 7,500,000 initial founders’ units (after giving effect to the redemption of an aggregate of 1,125,000 units which are subject to redemption from our founding stockholders for no consideration if the overallotment option is not exercised as more fully described in this prospectus), each unit consisting of one share of our common stock (“initial founders’ shares”) and one warrant (“initial founders’ warrants”), which were originally purchased by our founding stockholders for a purchase price of $25,000. We refer to the initial founders’ shares and initial founders’ warrants, each as defined herein, collectively as the “initial founders’ units.” Our founding stockholders and Mr. Steven J. Heyer are referred to as our “existing stockholders.” Our existing stockholders have agreed to purchase from us 9,000,000 warrants for a purchase price of $9.0 million (referred to herein as the “sponsor warrants”) concurrently with the closing of this offering.

Currently, there is no public market for our units, common stock or warrants. We have applied to have the units listed on the American Stock Exchange under the symbol “[    ].U” on or promptly after the date of this prospectus. The common stock and warrants comprising the units may begin separate trading on the 90th day after the date of this prospectus unless Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters, determines that an earlier date is acceptable, subject to our filing a current report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. We have applied to have the common stock and warrants listed on the American Stock Exchange under the symbols “[    ]” and “[    ].WS”, respectively.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 23 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

	Per Unit	Total
Public offering price	$10.00	$300,000,000
Underwriting discounts and commissions(1)	$0.70	$21,000,000
Proceeds, before expenses, to us	$9.30	$279,000,000

(1)	Includes $0.35 per unit, or $10.5 million in the aggregate ($12.075 million if the underwriters’ overallotment option is exercised in full), payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in a trust account at JP Morgan Chase, N.A., to be maintained by Continental Stock Transfer & Trust Company, acting as trustee. Such funds will be released to the underwriters only upon completion of an initial business combination as described in this prospectus.

We have granted the underwriters a 45-day option to purchase up to 4,500,000 additional units to cover overallotments, if any.

Of the proceeds we receive from this offering and the sale of the sponsor warrants as described in this prospectus, approximately $9.92 per unit, or $297,590,000 in the aggregate (approximately $9.88 per unit or $341,015,000 if the underwriters’ overallotment option is exercised in full) will be deposited into a trust account at JP Morgan Chase, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about                     , 2008.

Merrill Lynch & Co.

Pali Capital, Inc.

EarlyBirdCapital, Inc.

The date of this prospectus is                     , 2008.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to “we,” “us” or “our company” refer to Mistral Acquisition Company, a Delaware corporation. References to our “founding stockholders” refer to Mistral SPAC Holdings, LLC, a Delaware limited liability company, and Ramius SPAC Holdings, LLC, a Delaware limited liability company. References to our “existing stockholders” refer to our founding stockholders and Steven J. Heyer. Our existing stockholders have agreed to purchase from us 9,000,000 warrants for a purchase price of $9.0 million (referred to herein as the “sponsor warrants”) concurrently with the closing of this offering. References to “public stockholders” refer to purchasers in this offering or in the secondary market, including any of our officers or directors and their affiliates to the extent that they purchase or acquire shares in this offering or in the secondary market. Unless we tell you otherwise, the information in this prospectus assumes that the representative of the underwriters will not exercise its overallotment option. Except as otherwise specified, all information in this prospectus and all per share information has been adjusted to reflect a reverse stock split that was effected on January 16, 2008, in which each 5 outstanding shares were converted into 4 shares.

General

We are a blank check company organized under the laws of the State of Delaware on November 26, 2007. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses or assets, which we refer to as our “initial business combination.” To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

We will focus our efforts on companies in the consumer products and consumer services and media industries, and other select sectors that have the potential to capitalize on demographic trends. We do not currently have any specific initial business combination under consideration. We expect that our officers and directors will draw on their general industry expertise to identify and evaluate potential target businesses subsequent to our initial public offering.

Expertise

We will seek to capitalize on the significant investing experience and contacts of our Chief Executive Officer, Andrew R. Heyer, who is the founder and Chief Executive Officer of Mistral Capital Management, LLC, which we refer to as “Mistral Capital” in this prospectus. Mistral Capital and/or investment vehicles managed by Mistral Capital are the owners and members of Mistral SPAC Holdings, LLC, one of our founding stockholders. The investment thesis of certain of Mistral Capital’s investment vehicles is similar to ours, and is a direct continuation of the strategy employed by Andrew R. Heyer throughout his 25-year career, which most recently included, prior to the formation of Mistral Capital and its investment vehicles, the management of $1.4 billion in private equity funds with Trimaran Capital Partners, a firm he co-founded. Mistral Capital’s team of experienced investment professionals and established operating executives have collaborated with him on numerous investments over the last 10 years, and will assist us in connection with sourcing and completing an acquisition. See “Proposed Business” starting on page 55.

We will also seek to leverage the experience and contacts of Ramius LLC, which we refer to as “Ramius” in this prospectus. Ramius and/or investment vehicles managed by Ramius are the owners and members of Ramius SPAC Holdings, LLC, one of our founding stockholders. Ramius is a privately owned global alternative investment firm that has approximately $12 billion in assets under management and focuses on alternative investment strategies including multi-strategy, single-strategy and fund-of-funds investment programs. Ramius was founded in 1994 by Peter Cohen, former Chairman and CEO of Shearson Lehman Brothers. Joining Ramius as founding partners were Thomas Strauss, former President of Salomon Brothers, Morgan Stark, former President and CEO of Chemical Securities, and Jeffrey Solomon, former CAO and Head of Corporate Development at Republic New York Securities Corp. The four founding principals provide Ramius with a significant amount of experience at the most senior levels in global finance, and we believe that their contacts and experience in identifying attractive investment opportunities will complement Mistral Capital’s and provide us with another valuable source for potential acquisition candidates. In addition to its four principals, Ramius has extensive global investment capabilities that it will be able to utilize to help identify potential acquisition candidates.

Mistral SPAC Holdings, LLC was formed on November 26, 2007, and Ramius SPAC Holdings, LLC was formed on December 13, 2007. As of March 10, 2008, the only assets of Mistral SPAC Holdings, LLC and Ramius SPAC Holdings, LLC were their equity interests in us and Mistral SPAC Holdings, LLC’s rights under the promissory note we issued to it, and their total equity was $100,000 and $5,000, respectively.

Additionally, we expect that the management board of certain investment funds advised by Mistral Capital, which is generally comprised of a number of seasoned industry executives and entrepreneurs, will also assist us in sourcing a business combination. These individuals bring decades of experience and contacts in industries relating to our investment objectives, such as consumer products, services, retailing and advertising, among others. We believe that these relationships will provide us with several key advantages in the marketplace, including specialized due diligence support and access to experienced and proven management.

Our Vice Chairman, Steven J. Heyer, is one such individual — a seasoned operator, marketer, brand builder and strategist with a 30-year career in the consumer and media industries. He most recently was the Chief Executive Officer of Starwood Hotels and Resorts Worldwide, Inc. Prior to that, from 2002 to 2004, he was the President and Chief Operating Officer at the Coca-Cola Company, where he joined in 2001 and also served as President and Chief Executive Officer of Coca-Cola Latin America and President of Coca-Cola Ventures. Before that, from 1994 to 2001, he was President and Chief Operating Officer of Turner Broadcasting System, Inc. Previously, he was President and Chief Operating Officer of Young & Rubicam and before that he spent 15 years at Booz Allen & Hamilton, where he ultimately became the senior partner in charge of all marketing consulting practices with responsibility for the media, communications, entertainment, retail and consumer products and services industries, and where he advised a substantial number of Fortune 500 companies.

Finally, we expect that our resources and capabilities will be further complemented by Mistral Capital’s relationship with the Schottenstein Family of Companies (“SFC”), a private group of companies with in excess of $8 billion in sales. SFC’s businesses include: various consumer brands and retailers (including ownership interests in American Eagle Outfitters, Filene’s Basement, Value City and DSW, Inc. (Designer Shoe Warehouse)); a third-party receivables and inventory management business that has helped hundreds of businesses restructure assets, restore profitability and create liquidity; and a real estate management and development operation that encompasses 20 million square feet of primarily retail space. We believe that SFC will assist us in sourcing a business combination.

Business Opportunity Right of First Review

We have entered into a business opportunity right of first review agreement with Mistral Capital that provides that from the effective date of the registration statement of which this prospectus forms a part until the earlier of the consummation of our initial business combination and our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities of Mistral Capital with an enterprise value of $400 million or more that Mistral Capital first becomes aware of after the effective date of the registration statement of which this prospectus forms a part. Mistral Capital will first offer any such business opportunity to us (subject to any fiduciary obligations it may have) and will not, and will cause each investment vehicle managed by Mistral Capital not to, pursue such business opportunity unless and until our board of directors has determined for any reason that we will not pursue such opportunity. Decisions by us to release Mistral Capital to pursue any specific business opportunity will be made solely by a majority of our disinterested directors. This right of first review will not include:

•	any “going private” acquisition of a public company; or

•	any entity in which any of our officers or directors or Mistral Capital or its affiliates has a fiduciary obligation.

Effecting a Business Combination; Trust Account

Our officers and directors are not required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities. In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated. In order to minimize potential conflicts of interest that may arise from multiple affiliations, we have entered into a business opportunity right of first review agreement with Mistral Capital. See “Business Opportunity Right of First Review” above.

While we may seek to acquire more than one business or asset, which we refer to as our “target business” or “target businesses,” our initial business combination must involve one or more target businesses having a fair market value, individually or collectively, equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $10.5 million, or $12.075 million if the underwriters’ overallotment option is exercised in full). Whether the fair market value of a target business is in excess of 80% of the proceeds in the trust account or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential gross margins, the values of comparable businesses, earnings and cash flow, and book value. The board of directors will make its valuation assessment based on all relevant information available at the time, which may differ on a case-by-case basis depending on the specific nature of the target and the structure of the transaction.

If we are unable to consummate a business combination within the allotted time periods set forth in this prospectus, we will implement our dissolution and liquidation plan, which we expect will include the distribution of the proceeds held in the trust account to our public stockholders in an amount we expect to be approximately $9.92 per share of common stock held by them (or approximately $9.88 per share if the underwriters exercise their overallotment option).

Our existing stockholders have agreed with us to purchase 9,000,000 sponsor warrants at a price of $1.00 per warrant, prior to the closing of this offering. The purchase of the sponsor warrants by our existing stockholders will be a condition to the completion of this offering pursuant to the underwriting agreement to be entered into by us with the underwriters. The $9.0 million of proceeds from this investment will be added to the proceeds of this offering and will be held in the trust account pending our completion of an initial business combination on the terms described in this prospectus. If we do not complete such a business combination, then the $9.0 million will be part of the liquidating distribution to our public stockholders, and the sponsor warrants will expire worthless.

Conflicts of Interest

While we do not intend to pursue a transaction with respect to a company affiliated with either of our founding stockholders, we are not prohibited from pursuing such a transaction. In the event that we seek to complete a business combination with such a company, we would obtain an opinion from an independent investment banking firm that such business combination is fair to our stockholders from a financial point of view. Such opinion would be included in our proxy statement relating to the initial business combination. In the event that we obtain an opinion that we and the investment banker believe cannot be relied on by our stockholders, we will include disclosure in the proxy statement providing support for that belief. While our stockholders might not have legal recourse against the investment banking firm in such case, the fact that an independent expert has evaluated, and passed upon, the fairness of the transaction is a factor our stockholders may consider in determining whether or not to vote in favor of the potential business combination.

Our executive offices are located at 650 Fifth Avenue, 31st Floor, New York, New York 10019 and our telephone number is (212) 616-9600.

THE OFFERING

In making your decision on whether to invest in our securities, you should take into account not only the background of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth under “Risk Factors” beginning on page 23 of this prospectus.

Securities offered	30,000,000 units, at $10.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.
Trading commencement and separation of common stock and warrants[1]	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units may begin separate trading 90 days after the date of this prospectus unless Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters, determines that an earlier date is acceptable, following the earlier to occur of the expiration of the underwriters’ overallotment option and its exercise in full.

Separate trading of the common stock and warrants is prohibited until	In no event will the common stock and warrants be traded separately until we have filed a current report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when such separate trading will begin. We will file the Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will include proceeds we receive from the exercise of the overallotment option if such option is exercised prior to the filing of the Form 8-K. If the overallotment option is exercised following the initial filing of such Form 8-K, we will file a second or amended Form 8-K to provide updated financial information to reflect the exercise of the overallotment option.

[1]	We have applied to have our units, common stock and warrants listed on the American Stock Exchange. Although we cannot assure you that these securities will be listed, and, if listed, that these securities will continue to be listed on the American Stock Exchange, the information in this prospectus assumes that they will be so listed.

Units:

Number outstanding before this offering	7,500,000 units[1]

Number to be outstanding after this offering	37,500,000 units[2]

Common stock:

Number outstanding before this offering	7,500,000 shares[3]

Number to be outstanding after this offering	37,500,000 shares[4]

Warrants:

Number outstanding before this offering	7,500,000 warrants[5]

Number to be sold to existing stockholders	9,000,000 warrants

Number to be outstanding after this offering	46,500,000 warrants[6]

Exercisability	Each warrant is exercisable for one share of common stock, subject to adjustment as described herein.

Exercise price	$7.00. Holders of the warrants must pay the exercise price in full upon exercise of the warrants and will receive one share of common stock, subject to adjustment as described herein, per warrant. Holders will not be entitled to receive a net cash settlement upon exercise of the warrants.

[1]

This number excludes an aggregate of 1,125,000 initial founders’ units held by our existing stockholders that are subject to redemption if the overallotment option is not exercised by the underwriters.

[2]	Assumes the overallotment option has not been exercised and an aggregate of 1,125,000 initial founders’ units have been redeemed from our existing stockholders.

[3]

This number excludes an aggregate of 1,125,000 initial founders’ shares held by our existing stockholders that are subject to redemption if the overallotment option is not exercised by the underwriters.

[4]	Assumes the overallotment option has not been exercised and an aggregate of 1,125,000 initial founders’ shares have been redeemed from our existing stockholders.

[5]

This number excludes an aggregate of 1,125,000 initial founders’ warrants held by our existing stockholders that are subject to redemption if the overallotment option is not exercised by the underwriters.

[6]	Assumes the overallotment option has not been exercised and an aggregate of 1,125,000 initial founders’ warrants have been redeemed from our existing stockholders.

Exercise period for the warrants included in the units sold in this offering	The warrants included in the units sold in this offering will not have a cashless exercise provision and will become exercisable on the later of:

•	the completion of our initial business combination, and

•	12 months from the date of this prospectus,

provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants. We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed. The warrants will expire at 5:00 p.m., New York time, on the date that is four years from the date of this prospectus or earlier upon redemption or liquidation of the trust account.

Redemption	Once the warrants become exercisable, except as described below with respect to the initial founders’ warrants and the sponsor warrants, we may redeem the outstanding warrants:

•	in whole and not in part,

•	at a price of $0.01 per warrant,

•	upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

Reasons for redemption limitations	We have established the above conditions to our exercise of redemption rights with the intent of:

•

providing warrant holders with adequate notice of redemption, and allowing them to exercise their warrants prior to redemption at a time when there is a reasonable premium to the warrant exercise price; and

•

providing a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb any negative market reaction to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, warrant holders can exercise their warrants at any time prior to the scheduled redemption date. However, there is no guarantee that the price of the common stock will exceed the $14.25 trigger price or the warrant exercise price after the redemption notice is issued.

Initial founders’ units	In December 2007, our founding stockholders purchased 7,500,000 units (after giving effect to the redemption that will occur if the underwriters’ overallotment option is not exercised), which we refer to as the “initial founders’ units” throughout this prospectus, in a private placement for a purchase price of $25,000. A total of 375,000 of the 7,500,000 initial founders’ units (after giving effect to the redemption) were subsequently sold by Mistral SPAC Holdings, LLC to Steven J. Heyer.

The initial founders’ units are identical to those included in the units being sold in this offering, except that the shares of common stock issued upon exercise of such initial founders’ warrants by our existing stockholders or their permitted transferees will not be registered under the Securities Act and the initial founders’ warrants that constitute part of the initial founders’ units:

•	will be non-redeemable so long as they are held by our existing stockholders or their permitted transferees,

•	may be exercised on a cashless basis, and

•

may not be exercised unless and until the reported last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading-day period beginning 90 days after we have completed our initial business combination.

However, as set forth below, our existing stockholders and their permitted transferees will have the right to demand registration of the resale of such shares.

In addition, our existing stockholders have agreed and each transferee will agree:

•

in connection with the stockholder vote required to approve our initial business combination, to vote the common stock contained in the initial founders’ units in accordance with the majority of the shares of common stock voted by the public stockholders; and

•	to waive its right to participate in any liquidation distribution with respect to the initial founders’ units if we fail to consummate an initial business combination.

In addition, our existing stockholders and each of our officers and directors has also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination. Any such purchases of stock following this offering are expected to be effected through open market purchases or privately negotiated transactions. As a result, neither our existing stockholders, nor any of our officers or directors will be able to exercise the conversion rights (as described below) with respect to any of our shares that it, he or she may acquire prior to, in or after this offering.

If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of the offering, then the initial founders’ units will be adjusted in the same proportion as the increase or decrease in the units offered hereby in order to maintain their aggregate 20% ownership of the outstanding units immediately following this offering. We will not make or receive any cash payment in respect of any such adjustment. If the underwriters’ overallotment option is not exercised in full, up to 1,125,000 initial founders’ units are subject to redemption from our existing stockholders.

Sponsor warrants	Our existing stockholders have agreed to purchase from us 9,000,000 sponsor warrants at a price of $1.00 per warrant, prior to the consummation of this offering. The sponsor warrants will be purchased separately and not in combination with common stock or in the form of units. The purchase price of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account at JP Morgan Chase, N.A., to be maintained by Continental Stock Transfer & Trust Company pending our completion of an initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus, then the $9.0 million purchase price of the sponsor warrants will become part of the liquidation distribution to our public stockholders and the sponsor warrants will expire worthless.

The sponsor warrants are identical to the warrants sold in this offering, except that they will be non-redeemable so long as they are held by our existing stockholders or their permitted transferees and may be exercised on a cashless basis, and the shares of common stock issued upon exercise of such sponsor warrants by our existing stockholders or their permitted transferees will not be registered under the Securities Act. However, as set forth below, our existing stockholders and their permitted transferees will have the right to demand registration of the resale of such shares.

The holders of the warrants purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the shares of common stock issuable pursuant to the sponsor warrants will not be issued pursuant to a registration statement so long as they are held by our existing stockholders and their permitted transferees, the warrant agreement provides that the sponsor warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

Transfer restrictions	Our existing stockholders have agreed not to sell or transfer the initial founders’ units (or the initial founders’ shares or initial founders’ warrants contained within such units) until one year following the consummation of our initial business combination (except as described in the following sentence) and our existing stockholders have agreed not to sell or transfer the sponsor warrants until after we complete our initial business combination, other than to permitted transferees. If, following our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our securityholders having the right to exchange their securities for cash, securities or other property, our existing stockholders and their permitted transferees will be permitted to participate in such an exchange, although we have no arrangements in place to enter into such a transaction. The “permitted transferees” will be our officers, directors and employees, and other persons or entities associated with Mistral Capital or Ramius, provided that the transferees receiving such securities agree to be subject to the transfer restrictions and, in the case of the initial founders’ shares, waive their right to participate in any liquidation distribution if we fail to consummate an initial business consummation and agree to vote in accordance with the majority of shares of common stock voted by the public stockholders in connection with our initial business combination. Any transfer to a permitted transferee will be in a private transaction exempt from registration under the Securities Act pursuant to Section 4(1) thereof. Please see “Principal Stockholders — Transfer Restrictions.”

Registration rights	Concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with our existing stockholders granting each of them and their permitted transferees the right to demand that we register the resale of the initial founders’ units, the initial founders’ warrants and the shares of common stock issuable upon exercise of the initial founders’ warrants, the sponsor warrants and the shares of common stock issuable upon exercise of the sponsor warrants. The registration rights will be exercisable with respect to the shares at any time after the date on which they are no longer subject to the transfer restrictions described above and with respect to the warrants and the underlying shares of common stock, after the warrants become exercisable by their terms. We will bear the expenses incurred in connection with the filing of any such registration statements. Please see “Description of Securities — Securities Eligible for Future Sale — Registration rights” for more information.

Right of first review

We have entered into a business opportunity right of first review agreement with Mistral Capital which provides that from the effective date of the registration statement of which this prospectus forms a part until the earlier of the consummation of our initial business combination and our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities of Mistral Capital with an enterprise value of $400 million or more that Mistral Capital first becomes aware of after the effective date. Mistral Capital will first offer any such business opportunity to us (subject to any fiduciary obligations it may have) and will not, and will cause each fund and other investment vehicle managed by Mistral Capital not to, pursue such business opportunity unless and until our board of directors has determined for any reason that we will not pursue such opportunity. Decisions by us to release Mistral Capital to pursue any specific business opportunity will be made solely by a majority of our disinterested directors. This right of first review will not include:

•	any “going private” acquisition of a public company; or

•	any entity in which any of our officers, directors or Mistral Capital or its affiliates has a fiduciary obligation.

Proposed American Stock Exchange symbols for our:

Units	[ ].U

Common stock	[ ]

Warrants	[ ].WS

Offering and sponsor warrants private placement proceeds to be held in trust account; amounts payable prior to trust account distribution or liquidation

$297,590,000, or approximately $9.92 per unit (or approximately $9.88 per unit or $341,015,000, if the overallotment option is exercised in full) of the proceeds of this offering and the sale of the sponsor warrants will be placed in a trust account at JP Morgan Chase, N.A., pursuant to the investment management trust agreement we will enter into with the trustee on the date of this prospectus. These proceeds include $10.5 million in deferred underwriting discounts and commissions (or $12.075 million if the underwriters’ overallotment option is exercised in full). We believe that the inclusion in the trust account of the purchase price of the sponsor warrants and the deferred underwriting discounts and commissions is a benefit to our stockholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs prior to our completing an initial business combination. Proceeds in the trust account will not be released until the earlier of completion of an initial business combination and our liquidation. Unless and until our initial business combination is consummated, proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to this offering or the investigation, selection and negotiation of an agreement with one or more target businesses, except that there may be released to us from the trust account (i) interest income earned on the trust account balance to pay any income taxes on such interest and (ii) interest income earned of up to $2.4 million on the trust account balance to fund our working capital requirements. With these exceptions, expenses incurred by us while seeking a business combination may be paid prior to an initial business combination only from $100,000 of the net proceeds of this offering not held in the trust account.

Please see “Use of Proceeds” for additional information concerning the allocation of the proceeds of this offering.

Warrant proceeds paid to us	None of the warrants, the initial founders’ warrants and the sponsor warrants may be exercised until after the consummation of our initial business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price for the warrants, the initial founders’ warrants and the sponsor warrants will be paid directly to us and not placed in the trust account. This could provide an additional source of liquidity for us, although we do not know when the warrants, the initial founders’ warrants, or the sponsor warrants will be exercised, if at all. The initial founders’ warrants and the sponsor warrants allow for cashless exercise of such warrants.

Limited payments to insiders	There will be no finder’s fees, reimbursements or cash payments made to our founding stockholders, officers, directors, special advisors, Mistral Capital, Ramius or our or their respective affiliates for services rendered to us prior to or in connection with the consummation of an initial business combination, other than:

•	repayment of loans in the amounts of $80,000 and $20,000 made to us by Mistral SPAC Holdings, LLC and Ramius, respectively, to cover offering-related and organizational expenses;

•	a payment of an aggregate of $10,000 per month to Mistral Capital for office space, secretarial and administrative services; and

•

reimbursement for any out-of-pocket expenses related to this offering and identifying, investigating and consummating an initial business combination. Our audit committee will review and approve all payments made to our founding stockholders, officers, directors, special advisors, Mistral Capital, Ramius or our or their respective affiliates, other than the $10,000 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Release of amounts held in trust account at close of initial business combination	At the time we complete an initial business combination, following our payment of amounts due to any public stockholders who duly exercise their conversion rights (as described below), deferred underwriting discounts and commissions that are equal to 3.5% of the gross proceeds of this offering, or $10.5 million ($12.075 million if the overallotment option is exercised in full) will be released to the underwriters from the trust account. The balance of the funds in the trust account will be released to us and may be used to pay all or a portion of the purchase price of our initial business combination. We may apply any funds released to us from the trust account not used to pay the purchase price — for example, because we paid all or a portion of the purchase price for our initial business combination using stock or debt securities — for general corporate purposes, including for maintenance or expansion of the operations of any acquired business(es), the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or to fund the purchase of other companies or for working capital.

Stockholders must approve our initial business combination	We will seek stockholder approval before effecting our initial business combination, even if the initial business combination would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum.

In connection with the stockholder vote required to approve our initial business combination, our existing stockholders have agreed to vote the initial founders’ shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our existing stockholders and each of our officers and directors have also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination. As a result, neither our existing stockholders, nor any of our officers and directors, will be able to exercise the conversion rights described below with respect to any of our shares that it, he or she may acquire prior to, in or after this offering.

Conditions to consummating our initial business combination

Our initial business combination must occur with one or more target businesses that have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $10.5 million, or $12.075 million if the overallotment option is exercised in full) at the time of such business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire. For the purposes of determining such fair market value, any debt assumed, refinanced or otherwise incurred by us in conjunction with our initial business combination shall be included at the accrued value in the financial statements of the target business in the calculation of such fair market value. While we do not intend to pursue such a transaction with respect to a company affiliated with our existing stockholders, we are not prohibited from pursuing such a transaction. In the event that we seek to complete a business combination with such a company, we would obtain an opinion from an independent investment banking firm, which is a member of FINRA, that such business combination is fair to our stockholders from a financial point of view.

We will consummate our initial business combination only if a quorum is constituted as described above and, as required by our amended and restated certificate of incorporation, which we will file with the Secretary of State of Delaware immediately prior to the consummation of this offering, a majority of the shares of common stock voted by the public stockholders are voted, in person or by proxy, in favor of our initial business combination and public stockholders owning up to 40% of the shares (minus one share) sold in this offering vote against the initial business combination and exercise their conversion rights as described below. Under the terms of our amended and restated certificate of incorporation, this provision may not be amended without the consent of stockholders holding at least 95% of our outstanding common stock (a “95% consent”) prior to consummation of an initial business consummation. Even though the validity of 95% consent provisions under Delaware law has not been settled, neither we nor our board of directors will propose any amendment to this 40% threshold, or support, endorse or recommend any proposal that stockholders amend this threshold (subject to any fiduciary obligations our management or board may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 40% of the shares sold in this offering (minus one share) have the ability to be converted to cash by public stockholders exercising their conversion rights and the initial business combination will still go forward.

Provided that a quorum is in attendance at the meeting, in person or by proxy, a failure to vote on the initial business combination at the stockholders’ meeting will have no effect on the outcome of the transaction.

Conversion rights for stockholders voting to reject our initial business combination

If a vote on an initial business combination is held and the initial business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus (or within 30 months from the consummation of this offering if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination contemplated by such definitive agreement has not yet been consummated within such 24-month period). Public stockholders voting against our initial business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions), including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of interest income of up to $2.4 million on the trust account balance previously released to us to fund our working capital requirements, if our initial business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, for example, a public stockholder who owns 15% of the shares sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if such public stockholder’s shares are not purchased by us at a premium to the then current market price. By limiting a stockholder’s ability to convert only 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. Those public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our dissolution and liquidation. Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, we (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.

Public stockholders who convert their common stock into a pro rata share of the trust account will be paid the conversion price no later than 3 business days following the closing date of our initial business combination and will continue to have the right to exercise any warrants they own. The initial per-share conversion price is expected to be approximately $9.92 per share (or approximately $9.88 per share if the overallotment option is exercised in full). Since this amount is less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. Because converting stockholders will receive their proportionate share of the deferred underwriting compensation and the underwriters will be paid the full amount of the deferred underwriting compensation at the time of closing of our initial business combination, the non-converting stockholders will bear the financial effect of such payments to both the converting stockholders and the underwriters. This could have the effect of reducing the amount distributed to us from the trust account by up to approximately $119,039,990 (assuming conversion of the maximum of 11,999,999 shares of common stock).

Voting against our initial business combination alone will not result in conversion of your shares into a pro rata share of the trust account; to convert your shares, you must also exercise the conversion rights described above and follow the specific procedures for conversion that will be set forth in the proxy statement relating to the shareholder vote for a proposed initial business combination.

In connection with a vote on our initial business combination, public stockholders may elect to vote a portion of their shares for and a portion of their shares against the initial business combination. If the initial business combination is approved and consummated, public stockholders who elected to convert the portion of their shares voted against the initial business combination will receive the conversion price with respect to those shares and may retain any other shares they own.

Dissolution and liquidation if no business combination

If we are unable to complete a business combination by 24 months from the date of this prospectus (or within 30 months from the consummation of this offering if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination contemplated by such definitive agreement has not yet been consummated within such 24-month period), our existence will automatically terminate and as promptly as practicable thereafter we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Upon adoption of our plan of distribution, the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders.

Section 278 of the Delaware General Corporation Law provides that even after we cease our business activities and distribute the balance of the trust account to our public stockholders, our existence will continue for at least three years after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution.

Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, from the $100,000 of proceeds held outside the trust account and from the $2.4 million of interest income earned on the trust account available to us for working capital, those funds may not be sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors and any other entities with which we enter into a contractual relationship following consummation of this offering) and prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. We have not engaged any such third parties or asked for or obtained any such waiver agreements at this time. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

Our founding stockholders have agreed that they will be liable, on a joint and several basis, to us if and to the extent any claims by a vendor for services rendered or products sold to us, a third party with which we entered into a contractual relationship following consummation of this offering or a prospective target business reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except (1) as to any claimed amounts owed to a third party who executed a waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event we obtain a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity that is owed money by us for services rendered or contracted for or products sold to us, the indemnification from our founding stockholders will not be available, even if such waiver is subsequently found to be invalid and unenforceable. In that case, the amount in the trust account, and the liquidating distribution to our public shareholders, would be reduced.

We expect that all costs and expenses associated with implementing our plan of distribution, as well as payments to any creditors, will be funded from amounts remaining out of the $100,000 of proceeds held outside the trust account and from the $2.4 million in interest income on the balance of the trust account that will be released to us to fund our working capital requirements. Should those funds not be sufficient, our founding stockholders have agreed to reimburse us for our out-of-pocket costs associated with our dissolution and liquidation, excluding any special, indirect or consequential costs, such as litigation, pertaining to the dissolution and liquidation.

Our existing stockholders have waived their right to participate in any liquidation distribution with respect to the initial founders’ shares. Additionally, if we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed to forfeit any rights or claims to their deferred underwriting discounts and commissions then in the trust account, and those funds will be included in the pro rata liquidation distribution to the public stockholders. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated, and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit.

If we are unable to conclude an initial business combination and we expend all of the net proceeds of this offering and the initial founders’ investment other than the proceeds deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share liquidation price will be approximately $9.92 (or approximately $9.88 per share if the overallotment option is exercised in full), or approximately $0.08 less than the per-unit offering price of $10.00 (approximately $0.12 less if the overallotment is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, the actual per-share liquidation price may be less than approximately $9.92 (or approximately $9.88 per share if the overallotment option is exercised in full).

Mistral Capital and Andrew R. Heyer, our Chairman, have entered into non-compete agreements with us	Commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination and our liquidation, neither Mistral Capital nor Andrew R. Heyer, our Chairman, will become affiliated with any other blank check company that is focused on the acquisition of consumer-related businesses.

Audit committee to monitor compliance	Our audit committee will monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Determination of offering amount

In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds of the private placement of the sponsor warrants, would provide us with sufficient equity capital to execute our business plan. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $10.5 million or approximately $12.075 million if the overallotment option is exercised in full) at the time of the initial business combination.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 23 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes relevant financial data for our company and should be read with our financial statements, which are included in this prospectus. The table does not give effect to the exercise of the underwriters’ overallotment option. We have not had any significant operations to date, so only balance sheet data is presented.

	December 31, 2007
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(44,601)	$287,213,413
Total assets	193,117	297,713,413
Total liabilities	169,704	10,500,000	(3)
Value of common stock which may be converted to cash (approximately $9.92 per share)(2)	—	119,039,990
Stockholders’ equity	23,413	168,173,423

(1)	The “as adjusted” information gives effect to the sale of units in this offering, including the application of the related gross proceeds and the payment of expenses and the receipt of $9.0 million from the sale of the sponsor warrants. The “as adjusted” working capital and total assets excludes $68,014 of costs related to this offering which were paid or accrued prior to December 31, 2007 (these deferred offering costs have been recorded as a long-term asset and are re-classified against stockholders’ equity in the “as adjusted” information).

(2)	Assumes no exercise of the overallotment option. Assuming the overallotment option is exercised in full, the value of common stock which may be converted to cash is approximately $136,343,990.

(3)	Includes $10,500,000 deferred underwriters’ discounts and commissions payable to the underwriters upon completion of the business combination.

The total assets (as adjusted) amounts, combined with the $10.5 million of deferred underwriting discounts and commissions, include $297,590,000 to be held in the trust account, which will be distributed on the closing date of our initial business combination (i) to any public stockholders who exercise their conversion rights in an amount we expect to be approximately $9.92 per share (or approximately $9.88 per share if the overallotment option is exercised in full), (ii) to the underwriters in the amount of $10.5 million ($12.075 million if the underwriters’ overallotment option is exercised in full) in payment of their deferred underwriting discounts and commissions and (iii) to us in the amount remaining in the trust account following the payment to any public stockholders who exercise their conversion rights and payment of deferred discounts and commission to the underwriters. All such proceeds will be distributed from the trust account only upon consummation of our initial business combination within the time period described in this prospectus. If our initial business combination is not so consummated, we will dissolve and the proceeds held in the trust account (including the deferred underwriting discounts and commission and all interest thereon, net of income taxes on such interest and net of interest income of up to $2.4 million on the trust account balance previously released to us to fund working capital requirements) and any net assets remaining outside the trust account will be distributed pro rata to our public stockholders.

We will not proceed with our initial business combination if public stockholders owning 40% or more of the shares sold in this offering vote against the initial business combination and exercise their conversion rights. Accordingly, we will consummate our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted, in person or by proxy, in favor of our initial business combination and public stockholders owning up to 40% of the shares (minus one share) sold in this offering vote against the initial business combination and exercise their conversion rights. If this occurred, we would be required to convert to cash up to 11,999,999 shares of common stock (one share less than 40% of the aggregate number of shares of common stock sold in this offering), at an initial per-share conversion price of approximately $9.92 (or up to 13,799,999 shares at approximately $9.88 per share if the overallotment option is exercised in full). The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions), including accrued interest net of income taxes on such interest, after distribution of interest income on the trust account balance to us as described above, as of two business days prior to the proposed consummation of the initial business combination, divided by the number of shares of common stock in this offering. Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, we (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.

R ISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks associated with our business

We are a development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results, and we will not commence operations until we obtain funding through this offering. Because we lack an operating history, you have no basis on which to evaluate our ability to achieve our business objective of completing an initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target businesses concerning an initial business combination and may be unable to complete an initial business combination. We will not generate any revenues from operating activities until, at the earliest, after completing an initial business combination. We do not know when, or if, an initial business combination will occur. If we expend all of the $100,000 in proceeds from this offering not held in trust and interest income earned of up to $2.4 million on the balance of the trust account that may be released to us to fund our working capital requirements in seeking an initial business combination, but fail to complete such an initial combination, we may never generate any operating revenues.

We may not be able to consummate our initial business combination within the required time frame, in which case we would be forced to dissolve and liquidate.

We must complete our initial business combination with one or more target businesses that have a fair market value of at least 80% of the amount held in our trust account at the time of the initial business combination (excluding deferred underwriting discounts and commissions of $10.5 million, or $12.075 million if the overallotment option is exercised in full) within 24 months after the date of this prospectus (or within 30 months from the consummation of this offering if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination contemplated by such definitive agreement has not yet been consummated within such 24-month period). If we fail to consummate a business combination within the required time frame, we will be forced to dissolve and liquidate. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of an initial business combination. We do not have any specific initial business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Further, after completion of this offering, we will not use information relating to specific target businesses that was known by Mistral Capital’s or Ramius’ investment professionals or any other affiliates prior to the completion of this offering.

If we liquidate before concluding an initial business combination, our public stockholders will receive less than $10.00 per share on distribution of trust account funds and our warrants will expire worthless.

If we are unable to complete an initial business combination and must liquidate our assets, the per-share liquidation distribution will be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the costs of seeking an initial business combination. Furthermore, our outstanding warrants are not entitled to participate in a liquidation distribution and the warrants will therefore expire worthless if we liquidate before completing an initial business combination; and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit, will realize less than $10.00 for each such share, and will not receive any money for such warrant. For a more complete discussion of the effects on our stockholders if we are unable to complete an initial business combination, please see “Proposed Business — Effecting a Business Combination — Liquidation if no business combination.”

We may require stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.

We may require public stockholders who wish to convert their shares to tender their certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than we anticipate to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.

Unlike many other blank check offerings, we allow up to 40% (minus one share) of our public stockholders to exercise their conversion rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

When we seek stockholder approval of a business combination, we will offer each public stockholder (other than our existing stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the initial business combination and the initial business combination is approved and consummated.

We will consummate the initial business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination and (ii) public stockholders owning less than 40% of the shares sold in this offering vote against the initial business combination and exercise their conversion rights. We believe that most other blank check companies have a conversion threshold of 20%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of stockholders to exercise their conversion rights, it will be easier for us to consummate an initial business combination with a target business which you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of a business combination, we will offer each public stockholder (but not our existing stockholders or their permitted transferees with respect to the common stock included in the initial founders’ units) the right to have its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. Such holder must both vote against such business combination and then exercise its conversion rights to receive a pro rata share of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. In the event that the business combination involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination.

A public stockholder who abstains from voting will lose the ability to receive a pro rata share of the funds in the trust account if we consummate our initial business combination.

Prior to the consummation of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the business combination is such as would not ordinarily require stockholder approval under applicable Delaware law. If we achieve a quorum for the meeting, only stockholders who exercise their right to vote will affect the outcome of the stockholder vote. Abstentions are not considered to be voting “for” or “against” the transaction. Any public stockholder who abstains from voting would be bound by the decision of the majority of stockholders who do vote. As a result, an abstaining public stockholder will lose the ability to receive a pro rata share of the trust account, including interest income thereon (after taxes payable on such interest income and after release of up to $2,400,000 of such interest income to fund working capital requirements), which would be available to a public stockholder (other than our executive officers, directors and existing stockholders) that both votes against our initial business combination and exercises its conversion rights.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have his, her, or its shares of common stock converted to cash if the stockholder votes against the initial business combination and the initial business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Accordingly, if you purchase more than 10% of the shares sold in this offering and a proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. The value of such additional shares may not appreciate over time following a business combination or the market price of the common stock may not exceed the per-share conversion price.

An effective registration statement must be in place in order for a warrant holder to be able to exercise the warrants, otherwise the warrants will expire worthless.

No warrants will be exercisable and we will not be obligated to issue shares of common stock upon exercise of warrants by a holder unless, at the time of such exercise, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed, and we intend to comply with our undertaking, we may not be able to do so and we may not be able to prevent the warrants from expiring worthless. Holders of warrants may not be able to exercise their warrants, the market for the warrants may be limited and the warrants may be deprived of any value if there is no effective registration statement covering the shares of common stock issuable upon exercise of the warrants or the prospectus relating to the common stock issuable upon the exercise of the warrants is not current. In such event, the holder of a unit will have paid the entire unit purchase price for the common stock contained in the unit as the warrant will be worthless. Holders of warrants will not be entitled to a cash settlement for their warrants if we fail to have an effective registration statement or a current prospectus available relating to the common stock issuable upon exercise of the warrants, and holders’ only remedies in such event will be those available if we are found by a court of law to have breached our contractual obligation to them by failing to do so.

You will not be entitled to protections normally afforded to investors in blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed a “blank check” company under the United States securities laws. However, on successful consummation of this offering we will have net tangible assets in excess of $5 million and will at that time file a Form 8-K with the SEC that includes an audited balance sheet demonstrating this fact. The SEC has taken the position that we are exempt from Rule 419 under the Securities Act, which is designed to protect investors in blank check companies. Accordingly, investors in this offering will not receive the benefits or protections of Rule 419. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination in some circumstances than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our consummation of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

Under Delaware law, a court could invalidate the requirement that certain provisions of our amended and restated certificate of incorporation be amended with the consent of stockholders holding at least 95% of our outstanding common stock; amendment of those provisions could reduce or eliminate the protections they afford to our stockholders.

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•

upon the consummation of this offering, $297,590,000 or $341,015,000 if the underwriters’ overallotment option is exercised in full (comprising (i) $288,590,000 of the net proceeds of this offering, including $10.5 million of deferred underwriting discounts and commissions (or $332,015,000 if the underwriters’ overallotment option is exercised in full, including $12.075 million of deferred underwriting discounts and commissions) and (ii) $9.0 million of the proceeds from the sale of the sponsor warrants) shall be placed into the trust account;

•	prior to the consummation of our initial business combination, we shall submit the initial business combination to our stockholders for approval;

•

we may consummate our initial business combination if approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, and public stockholders owning up to 40% of the shares (minus one share) sold in this offering have voted against the initial business combination and exercise their conversion rights;

•

if a proposed initial business combination is approved and consummated, public stockholders who exercised their conversion rights and voted against the initial business combination may convert their shares into cash at the conversion price, payable no later than 3 business days following the closing date of such initial business combination;

•

if our initial business combination is not consummated within 24 months of the date of this prospectus (or within 30 months from the consummation of this offering if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination contemplated by such definitive agreement has not yet been consummated within such 24-month period), then our existence will terminate and we will distribute all amounts in the trust account (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with Delaware law) and any net assets remaining outside the trust account on a pro rata basis to all of our public stockholders;

•

we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

•

prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;

•

our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;

•

the audit committee shall review and approve all payments made to our founding stockholders, officers, directors, special advisors, Mistral Capital, Ramius or our or their respective affiliates, other than the payment of an aggregate of $10,000 per month to Mistral Capital for office space, secretarial and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval; and

•

we will not enter into our initial business combination with any entity in which any of our officers or directors or Mistral Capital or its affiliates has a financial interest unless we obtain an opinion from an independent investment banking firm that such business combination is fair to our stockholders from a financial point of view.

Our amended and restated certificate of incorporation requires that prior to the consummation of our initial business combination we obtain the consent of stockholders holding at least 95% of our outstanding common stock to amend these provisions. However, the validity of 95% consent provisions under Delaware law has not been settled. A court could conclude that the 95% consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ statutory rights to amend the corporate charter. In that case, these provisions could be amended without 95% consent, and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. Neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary obligations our management or board may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 40% of the shares sold in this offering (minus one share) have the ability to be converted to cash by public stockholders exercising their conversion rights and the initial business combination will still go forward.

If third parties bring claims against us, or if we go bankrupt, the proceeds held in trust could be reduced and the per-share liquidation price received by you will be less than approximately $9.92 per share (or approximately $9.88 per share if the overallotment option is exercised in full).

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although prior to completion of our initial business combination, we will seek to have all third parties (including any vendors and any other entities with which we enter into a contractual relationship following consummation of this offering) or any prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. We have not engaged any such third parties or asked for or obtained any such waiver agreements at this time. It is also possible that such waiver agreements would be held unenforceable and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination. Accordingly, the proceeds held in trust could be subject to claims that would take priority over the claims of our public stockholders and, as a result, the per-share liquidation price could be less than approximately $9.92 (or approximately $9.88 per share if the overallotment option is exercised in full). Our founding stockholders have agreed that they will be liable, on a joint and several basis, to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered or products sold to us, a third party with which we entered into a contractual relationship following consummation of this offering or any prospective target business. However, the agreement entered into by our founding stockholders specifically provides for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event we obtain a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity that is owed money by us for services rendered or contracted for or products sold to us, the indemnification from our founding stockholders will not be available, even if such waiver is subsequently found to be invalid and unenforceable. In that case, the amount in the trust account, and the liquidating distribution to our public shareholders, would be reduced. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from our founding stockholders, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. Based on representations as to their status as accredited investors (as such term is defined in Regulation D under the Securities Act) and that they have sufficient funds available to them to satisfy their obligations to indemnify us, we currently believe that our founding stockholders are capable of funding their indemnity obligations, even though we have not asked them to reserve for such an eventuality. However, they may not be able to satisfy those obligations.

In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return at least approximately $9.92 per share (or approximately $9.88 per share if the overallotment option is exercised in full) to our public stockholders.

Since we have not yet selected a target business with which to complete our initial business combination, you will be unable to currently ascertain the merits or risks of the business that we may ultimately operate.

We may consummate an initial business combination with a broad range of companies in the consumer products, services or media industries, or with any business that has the potential to capitalize on demographic trends, and we are not limited to any particular target business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the target business or businesses with which we may ultimately enter an initial business combination. Although the members of our management team will evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all of the significant risks present in that target business. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. An investment in our units may not ultimately prove to be more favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, please see “Proposed Business — Effecting a Business Combination.”

Our stockholders may be held liable for third parties’ claims against us to the extent of distributions received by them following our dissolution.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus (or within 30 months from the consummation of this offering if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination contemplated by such definitive agreement has not yet been consummated within such 24-month period). If we consummate our initial business combination prior to that date, we will seek to amend this provision to permit our continued existence. If we have not completed our initial business combination by that date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by those stockholders in a dissolution. However, if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, the liability of stockholders with respect to any claim against the corporation is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder. In addition, if the corporation undertakes additional specified procedures, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidation distributions are made to stockholders, any liability of stockholders would be barred with respect to any claim on which an action, suit or proceeding is not brought by the third anniversary of the dissolution (or such longer period directed by the Delaware Court of Chancery). While we intend to adopt a plan of distribution making reasonable provision for claims against the company in compliance with the Delaware General Corporation Law, we do not intend to comply with these additional procedures, as we instead intend to distribute the balance in the trust account to our public stockholders as promptly as practicable following termination of our corporate existence. Accordingly, any liability our stockholders may have could extend beyond the third anniversary of our dissolution. Any reserves for claims and liabilities that we believe to be reasonably adequate when we adopt our plan of dissolution and distribution may not suffice. If such reserves are insufficient, stockholders who receive liquidation distributions may subsequently be held liable for claims by creditors of the company to the extent of such distributions.

We will depend on the limited funds available outside of the trust account and a portion of the interest earned on the trust account balance to fund our search for a target business or businesses and to complete our initial business combination.

Of the net proceeds of this offering, $100,000 is available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to identify one or more target businesses and to complete our initial business combination. While we are entitled to have released to us for such purposes interest income of up to a maximum of $2.4 million, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we could seek to borrow funds or raise additional investments from our officers and directors or others to operate, although our officers and directors are under no obligation to advance funds to, or to invest in, us. If we have insufficient funds available, we may be forced to liquidate.

Because of our limited resources and the significant competition for business combination opportunities we may not be able to consummate an attractive initial business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, private equity funds and public and private companies (including blank check companies like ours). Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. In addition, the fact that only a limited number of blank check companies have completed a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many potential target businesses may not be inclined to enter into business combinations with publicly held blank check companies like ours. Further:

•	our obligation to seek stockholder approval of a business combination may materially delay the consummation of a transaction;

•

our obligation to convert into cash up to 40% of the shares of common stock held by public stockholders (minus one share) in certain instances may materially reduce the resources available for a business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. We may not be able to successfully compete for an attractive business combination. Additionally, because of these factors, we may not be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within the required time periods, we will be forced to liquidate.

We may face significant competition from numerous other companies with a business plan similar to ours seeking to effectuate a business combination.

There are numerous other blank check companies that have recently completed initial public offerings or filed registration statements with the SEC seeking to go public. We believe that as of February 29, 2008, 75 of the blank check companies that completed initial public offerings were seeking targets for an initial business combination, and that 72 blank check companies were in registration and upon completion of their offering will be seeking targets for initial business combinations. While some of these blank check companies have specific industries in which they must complete a business combination, approximately 65 (of which, 28 were in registration as of February 29, 2008) may consummate a business combination in any industry they choose. We may therefore be subject to competition from these companies, which will increase demand for potential target companies to combine with in an initial business combination. Further, the fact that only a limited number of blank check companies have completed a business combination may be an indication that there are limited attractive targets available to such companies or that many potential target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We believe that approximately 9 blank check companies have completed initial public offerings and then dissolved or begun proceedings to dissolve as a result of being unable to complete an initial business combination within the required time. We may not be able to successfully compete for an attractive business combination or be able to effectuate a business combination within the required 24-month time period (or within 30 months from the consummation of this offering if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination contemplated by such definitive agreement has not yet been consummated within such 24-month period). If we are unable to find a suitable target business within such time period, we will be forced to liquidate. We also expect to face significant competition from companies other than blank check companies. See “— Because of our limited resources and the significant competition for business combination opportunities we may not be able to consummate an attractive initial business combination.”

We may be unable to obtain additional financing if necessary to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We believe that the net proceeds of this offering and the private placement of the sponsor warrants will be sufficient to allow us to consummate our initial business combination. However, because we have no oral or written agreements or letters of intent to engage in a business combination with any entity, we may not be able to complete our initial business combination or have sufficient capital with which to complete a combination with a particular target business. If the net proceeds of this offering and the private placement of the sponsor warrants are not sufficient to facilitate a particular business combination because:

•	of the size of the target business;

•	the offering proceeds not in trust and funds available to us from interest earned on the trust account balance are insufficient to fund our search for and negotiations with a target business; or

•	we must convert into cash a significant number of shares of common stock owned by public stockholders who elect to exercise their conversion rights,

we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. If additional financing is unavailable to consummate a particular business combination, we would be compelled to restructure or abandon the combination and seek an alternative target business.

In addition, it is possible that we could use a portion of the funds not in the trust account (including amounts we borrowed, if any) to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds, and we had already used up the funds allocated to due diligence and related expenses in connection with the aborted transaction, we could be left with insufficient funds to continue searching for, or conduct due diligence with respect to, other potential target businesses.

Even if we do not need additional financing to consummate a business combination, we may require additional capital — in the form of debt, equity, or a combination of both — to operate or grow any potential business we may acquire. We may not be able to obtain such additional capital if it is required. If we fail to secure such financing, this failure could have a material adverse effect on the operations or growth of the target business. None of our officers or directors or any other party is required to provide any financing to us in connection with, or following, our initial business combination.

If we issue capital stock or convertible debt securities to complete our initial business combination, your equity interest in us could be reduced or there may be a change in control of our company.

Our amended and restated certificate of incorporation authorizes the issuance of up to 200,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ overallotment option), there will be 110,000,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants, including the sponsor warrants, and the initial founders’ warrants), and all of the shares of preferred stock available for issuance. We have no commitments as of the date of this offering to issue any additional securities. We may issue a substantial number of additional shares of our common stock or may issue preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. Our issuance of additional shares of common stock or any preferred stock:

•	may significantly reduce your equity interest in us;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may among other things limit our ability to use any net operating loss carry forwards we have, and may result in the resignation or removal of our officers and directors; and

•	may adversely affect the then-prevailing market price for our common stock.

The value of your investment in us may decline if any of these events occur.

If we issue debt securities to acquire or finance a target business, our liquidity may be adversely affected and the combined business may face significant interest expense.

We may elect to enter into a business combination that requires us to issue debt securities as part of the purchase price for a target business. If we issue debt securities, such issuances may result in an increase in interest expense for the post-combination business and may adversely affect our liquidity in the event of:

•	a default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay principal and interest obligations on our debt;

•

an acceleration, which could occur even if we are then current in our debt service obligations if the debt securities have covenants that require us to meet certain financial ratios or maintain designated reserves, and such covenants are breached without waiver or renegotiation;

•	a required immediate payment of all principal and accrued interest, if any, if the debt securities are payable on demand; or

•	our inability to obtain any additional financing, if necessary, if the debt securities contain covenants restricting our ability to incur indebtedness.

For a more complete discussion of alternative structures for a business combination and the possibility that we may incur debt to finance our initial business combination, please see “Proposed Business — Effecting a Business Combination — Selection of a target business and structuring of our initial business combination.”

Our existing stockholders will own approximately 20% of our shares of common stock and may influence certain actions requiring a stockholder vote.

Our existing stockholders will own approximately 20% of our issued and outstanding shares of common stock (assuming they do not purchase our securities in this offering or in the open market) when this offering is completed. Our existing stockholders have agreed, in connection with the stockholder vote required to approve our initial business combination, to vote the initial founders’ shares in accordance with the majority of the shares of common stock voted by the public stockholders, and our existing stockholders and each of our officers and directors have also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination. Accordingly, shares of common stock owned by our existing stockholders will not have the same voting or conversion rights as our public stockholders with respect to a potential business combination, and neither our existing stockholders, nor any of our officers or directors will be able to exercise the conversion rights with respect to any of our shares that it, he or she may acquire prior to, in or after this offering.

Upon the consummation of this offering, our board of directors will be divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected in each year. We may consummate an initial business combination before there is an annual meeting of stockholders to elect new directors, in which case all of the current directors will continue in office at least until the consummation of our initial business combination. If there is an annual meeting of stockholders, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders will have considerable influence on the outcome of that election. Accordingly, our existing stockholders will continue to exert control at least until the consummation of the initial business combination. While our existing stockholders do not intend to purchase units in this offering, neither our existing stockholders nor any of their affiliates is prohibited from purchasing units in this offering or our common stock and/or warrants in the aftermarket. If they do so, our existing stockholders and their affiliates will have a greater influence on the vote taken in connection with our initial business combination.

If our current directors remain after our initial business combination they may have conflicts of interest.

Our ability to effect our initial business combination successfully will be largely dependent upon the efforts of our officers and directors. Andrew R. Heyer, William P. Phoenix and Jeffrey E. Ginsberg may resign as officers following consummation of our initial business combination. Andrew R. Heyer and Steven J. Heyer may remain as directors of the combined entity following consummation of our initial business combination. Since it is possible that a director may remain after a business combination, a director may have a conflict of interest if such director is more likely to remain as a director or receive an attractive compensation arrangement in connection with a combination with one potential target business versus another. Such interests, if any, may influence the selection of the ultimate target for our initial business combination.

We may have only limited ability to evaluate the management of the target business.

We may have only limited ability to evaluate the management of the target business. Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, our assessment of management may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company and the securities laws, which could increase the time and resources we must expend to assist them in becoming familiar with the complex disclosure and financial reporting requirements imposed on U.S. public companies. This could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect the price of our stock.

We may seek to effect our initial business combination with one or more privately held companies, which may present certain challenges to us, including the lack of available information about these companies.

In pursuing our acquisition strategy, we may seek to effect our initial business combination with one or more privately held companies. By definition, very little public information exists about these companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information.

We may not obtain an opinion from an unaffiliated third party as to the fair market value of acquisition candidates or the fairness of the transaction to our stockholders.

We are not required to obtain an opinion from an unaffiliated third party that the price we are paying is fair to our public stockholders, unless the acquisition candidate is affiliated with either of our founding stockholders. In addition, we are not required to obtain an opinion from an unaffiliated third party that any initial business combination we select has a fair market value of at least 80% of the amount held in the trust account at the time of such business combination (less deferred underwriting discounts and commissions), the threshold value to constitute our initial business combination. The fair market value of our initial business combination may not be readily ascertainable, may be subject to imprecise measurements, and may not have an established market price.

If our board of directors is unable to independently determine the fair market value of our initial business combination, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority, Inc. If no opinion is obtained, our public stockholders will be relying solely on the judgment of our board of directors. In any case, any amount determined to be the fair market value of our initial business combination may not be recoverable in the event of a later sale.

We may compete with investment vehicles of Mistral Capital and Ramius for access to Mistral Capital’s and Ramius’ expertise and personnel.

Mistral Capital and Ramius have sponsored and currently manage various investment vehicles, and may in the future sponsor or manage additional investment vehicles which, in each case, could result in us competing for access to the benefits that we expect our relationships with Mistral Capital and Ramius to provide to us. In particular, Mr. Cohen is currently a director, and an affiliate of Ramius is a founding stockholder, of United Services Management Corporation, a blank check company that is currently in registration that intends to focus its efforts on companies providing services to the government and commercial markets, with a particular emphasis on communications, information technology and consulting. See “Management—Directors and Executive Officers” and “Certain Transactions” for a more complete discussion of potential conflicts of interest.

Upon completion of our initial business combination we may compete with one or more businesses in which Mistral Capital, the Prior Funds, Ramius, their respective affiliates and/or our management have an interest, which could result in a conflict of interest that may adversely affect us.

Entities managed or advised by Mistral Capital, the Prior Funds and Ramius acquire, hold and sell investments in businesses across a broad range of industries on behalf of managed funds and other investment vehicles. Upon completion of our initial business combination, if consummated, we may compete with one or more of these businesses in which Mistral Capital, the Prior Funds, Ramius or their respective affiliates have an investment or other pecuniary interest, resulting in conflicts of interest. Conflicts of interest may also arise where our directors or other members of our management have affiliations with our competitors. In the case of any such conflicts, your interests may differ from those of the Mistral Capital entity, the Prior Funds entity, the Ramius entity or an individual with the conflict, as such entity or individual may have a greater economic interest in our competitor than in us, or may believe that our competitor has better prospects than us. In such event, that entity or individual may devote more resources, including time and attention, to our competitor than to us, which may adversely affect our operations and financial condition and, ultimately, the value of your investment in us.

We expect to rely upon our access to investment professionals of Mistral Capital and Ramius in completing an initial business combination.

We expect that we will depend, to a significant extent, on our access to the investment professionals of Mistral Capital and Ramius and the information and deal flow generated by Mistral Capital’s and Ramius’ investment professionals in the course of their investment and portfolio management activities to identify and complete our initial business combination. Consequently, the departure of a significant number of the investment professionals of Mistral Capital or Ramius could have a material adverse effect on our ability to consummate an initial business combination.

Members of our management team and our directors are and may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us, and may have conflicts of interest in allocating their time and business opportunities.

Although Mistral Capital and Andrew R. Heyer, our Chairman, have entered into non-compete agreements with us providing that until the earlier of our initial business combination and our liquidation, neither Mistral Capital nor Andrew R. Heyer will become affiliated with any other blank check company that is focused on the acquisition of a consumer-related business, other members of our management and our directors and our special advisors may in the future become affiliated with other entities engaged in business activities similar to those intended to be conducted by us. As a result, members of our management team may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. While we have entered into a business opportunity right of first review agreement with Mistral Capital which provides that from the effective date of the registration statement which includes this prospectus until the earlier of the consummation of our initial business combination and our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities of Mistral Capital with an enterprise value of $400 million or more that Mistral Capital first becomes aware of after the effective date (other than any investment opportunities in respect of any “going private” acquisition of a public company or any of the Prior Funds, has an equity investment; and any entity in which any of our officers, directors or Mistral Capital or its affiliates has a fiduciary obligation), due to those existing and future affiliations, members of our management team and our directors may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, members of our management team may have conflicts of interest in determining to which entity a particular business opportunity should be presented. See “Management—Directors and Executive Officers” and “Certain Transactions” for a more complete discussion of potential conflicts of interest.

Moreover, members of our management team are not obligated to expend a specific number of hours per week or month on our affairs. For a complete discussion of our management team’s business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Directors and Executive Officers,” “Management — Conflicts of Interest” and “Certain Transactions.” These conflicts may not be resolved in our favor.

We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our founding stockholders, which may raise potential conflicts.

We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our founding stockholders, which may raise potential conflicts. However, no consideration has been given to any acquisition of any business affiliated with any of our founding stockholders or to the possibility of any such business combination, and we are unable to predict whether, when or under what circumstances we would pursue or enter into any such business combination. Also, the consummation of a business combination between us and an entity owned by a business in which our officers or directors or our founding stockholders may have an interest could present a conflict of interest. In the event that we seek to complete a business combination with a company affiliated with either of our founding stockholders, we would obtain an opinion from an independent investment banking firm that such business combination is fair to our stockholders from a financial point of view.

No arrangement exists that would tie our initial business combination to any agreement, arrangement or understanding by, between or among our founding stockholders, officers, directors, the underwriters or any of their respective affiliates.

We may use resources in researching acquisitions that are not consummated, which could materially and adversely affect subsequent attempts to effect our initial business combination.

We expect that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including reasons beyond our control, such as that 40% or more of our public stockholders vote against the transaction and opt to convert their stock into a pro rata share of the trust account even if a majority of our stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially and adversely affect subsequent attempts to consummate an initial business combination.

Because the initial founders’ shares will not participate in liquidation distributions by us, our existing stockholders, directors and our management team may have a conflict of interest in deciding if a particular target business is a good candidate for a business combination.

Holders of the initial founders’ shares have waived their right to receive distributions with respect to the initial founders’ shares if we liquidate because we fail to complete a business combination. Those shares of common stock and all of the warrants owned by our existing stockholders will be worthless if we do not consummate our initial business combination. Since Andrew R. Heyer and William P. Phoenix have an ownership interest in Mistral SPAC Holdings, LLC and consequently an indirect ownership interest in us and Steven J. Heyer has a direct ownership interest in us, they may have a conflict of interest in determining whether a particular target business is appropriate for us and our stockholders. These ownership interests may influence their motivation in identifying and selecting a target business and timely completing an initial business combination. The exercise of discretion by our officers and directors in identifying and selecting one or more suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an initial business combination and in the public stockholders’ best interest.

Unless we consummate our initial business combination, our officers and directors and Mistral Capital, Ramius and their respective employees will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $2.4 million that may be released to us as working capital. These amounts are based on management’s estimates of the funds needed to finance our operations for the next 24 months and to pay expenses in identifying and consummating our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. Our officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. If the target business’s owners do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers or directors or Mistral Capital, Ramius or their respective affiliates could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

We will probably complete only one business combination with the proceeds of this offering and the private placement of the sponsor warrants, meaning our operations will depend on a single business.

The net proceeds from this offering and the sale of the sponsor warrants will provide us with approximately $287,190,000 (assuming the overallotment option is not exercised) that we may use to complete a business combination. Our initial business combination must involve a target business or businesses with a fair market value of at least 80% of the amount held in our trust account at the time of such business combination (excluding deferred underwriting discounts and commissions of $10.5 million, or $12.075 million if the overallotment option is exercised in full). We may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, proxy statement disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market value of the remaining target businesses in the combination below the required threshold of 80% of the amount held in our trust account (excluding deferred underwriting discounts and commissions of $10.5 million, or $12.075 million if the overallotment option is exercised in full). Due to these added risks, we are more likely to choose a single target business with which to pursue a business combination than multiple target businesses. Unless we combine with a target business in a transaction in which the purchase price consists substantially of common stock and/or preferred stock, it is likely we will complete only our initial business combination with the proceeds of this offering and the private placement of the sponsor warrants. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business combinations, or that operate in diversified industries or industry segments.

If we do not conduct an adequate due diligence investigation of a target business with which we combine, we may be required subsequently to take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

In order to meet our disclosure and financial reporting obligations under the federal securities laws, and in order to develop and seek to execute strategic plans for how we can increase the profitability of a target business, realize operating synergies or capitalize on market opportunities, we must conduct a due diligence investigation of one or more target businesses. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. We may have limited time to conduct such due diligence due to the requirement that we complete our initial business combination within 24 months after the date of this prospectus (or within 30 months from the consummation of this offering if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination contemplated by such definitive agreement has not yet been consummated within such 24-month period). Even if we conduct extensive due diligence on a target business with which we combine, this diligence may not uncover all material issues relating to a particular target business, or factors outside of the target business and outside of our control may later arise. If our diligence fails to identify issues specific to a target business or the environment in which the target business operates, we may be forced to write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

You will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock (assuming we allocate all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering, constitutes dilution to you and other investors in this offering. The fact that our existing stockholders acquired the initial founders’ units at a significantly lower price than the price of the units being sold in this offering contributed to this dilution. Our existing stockholders acquired 7,500,000 initial founders’ units (after giving effect to the redemption that will occur if the underwriters’ overallotment option is not exercised) for a purchase price of $25,000, equivalent to a per-share price of approximately $0.0033. A total of 375,000 of the 7,500,000 initial founders’ units (after giving effect to the redemption) were subsequently sold by Mistral SPAC Holdings, LLC to Steven J. Heyer in a private transaction. In addition, if the offering size is increased or decreased the number of initial founders’ units will be increased or decreased to maintain its 20% ownership. Assuming this offering is completed, the overallotment option is not exercised, and no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately $3.40 per share (the difference between the pro forma net tangible book value per share after this offering of $6.60, and the initial offering price of $10.00 per unit). Please see “Dilution” for additional information.

Our outstanding warrants may adversely affect the market price of our common stock and make it more difficult to effect our initial business combination.

The units being sold in this offering include warrants to purchase 30,000,000 shares of common stock (or 34,500,000 shares of common stock if the overallotment option is exercised in full). We will also sell to our existing stockholders sponsor warrants to purchase an aggregate of 9,000,000 shares of our common stock, prior to the closing of this offering. Such purchase will be a condition to the completion of this offering pursuant to the underwriting agreement to be entered into between the underwriters and us. If we issue common stock to complete our initial business combination, the potential issuance of additional shares of common stock on exercise of these warrants could make us a less attractive acquisition vehicle to some target businesses. This is because exercise of any warrants will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete our initial business combination. Our warrants may make it more difficult to complete our initial business combination or increase the purchase price sought by one or more target businesses. Additionally, the sale or possibility of the sale of the shares underlying the warrants could have an adverse effect on the market price for our common stock or our units, or on our ability to obtain other financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If we redeem the warrants included in the units offered to the public, the sponsor warrants and the warrants included in the initial founders’ units, which are non-redeemable so long as they are held by our existing stockholders or their permitted transferees, could provide our existing stockholders and their permitted transferees with the ability to realize a larger gain than the public warrant holders.

The warrants held by our public warrant holders may be called for redemption at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days prior written notice of redemption; and

•

if, and only if, the last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem such warrants unless the shares of common stock issuable upon exercise of those warrants are covered by an effective registration statement on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants.

Redemption of the warrants could force the warrant holders to (i) exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) sell the warrants at the then current market price when they might otherwise wish to hold the warrants or (iii) accept the nominal redemption price, which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

As a result of the sponsor warrants and the warrants included in the initial founders’ units not being subject to redemption so long as they are held by our existing stockholders or their permitted transferees, holders of such warrants could realize a larger gain than our public warrant holders in the event we redeem our public warrants.

The grant of registration rights to our existing stockholders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our existing stockholders can demand that we register the resale of the initial founders’ shares, the initial founders’ warrants, the shares of common stock issuable upon exercise of the initial founders’ warrants, the sponsor warrants and the shares of common stock issuable upon exercise of the sponsor warrants. The registration rights will be exercisable with respect to the initial founders’ shares, the initial founders’ warrants and the sponsor warrants at any time after the date on which the relevant securities are no longer subject to transfer restrictions, and with respect to the warrants and the underlying shares of common stock after the warrants become exercisable by their terms. We will bear the cost of registering these securities. If our existing stockholders exercise their registration rights in full, there will be an additional 7,500,000 shares of common stock (after giving effect to the redemption that will occur if the underwriters’ overallotment option is not exercised) and up to an aggregate of 16,500,000 shares of common stock issuable on exercise of the sponsor warrants and initial founders’ warrants eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our existing stockholders are registered.

If adjustments are made to the warrants, you may be deemed to receive a taxable distribution without the receipt of any cash.

U.S. holders of units or warrants may, in certain circumstances, be deemed to have received distributions includible in income if adjustments are made to the warrants, even though holders would have not received any cash or property as a result of such adjustments. In certain circumstances, the failure to provide for such an adjustment may also result in a constructive distribution to you. In addition, non-U.S. holders of units or warrants may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See “Material U.S. Federal Income Tax Considerations” for more detailed information.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

If we are deemed to be an investment company, we must meet burdensome compliance requirements and restrictions on our activities, which may increase the difficulty of completing a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940 (the “Investment Company Act”), the nature of our investments and the issuance of our securities may be subject to various restrictions. These restrictions may make it difficult for us to complete our initial business combination. In addition, we may be subject to burdensome compliance requirements and may have to:

•	register as an investment company;

•	adopt a specific form of corporate structure; and

•	report, maintain records and adhere to voting, proxy, disclosure and other requirements.

We do not believe that our planned principal activities will subject us to the Investment Company Act. In this regard, our agreement with the trustee states that proceeds in the trust account will be invested only in “government securities” and one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or tax exempt municipal bonds issued by governmental entities located within the United States or otherwise meeting certain requirements of the Investment Company Act. This investment restriction is intended to facilitate our not being considered an investment company under the Investment Company Act. If we are deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would increase our operating expenses and could make our initial business combination more difficult to complete.

The loss of Andrew R. Heyer could adversely affect our ability to complete our initial business combination.

Our ability to consummate a business combination is dependent to a large degree upon Andrew R. Heyer. We believe that our success depends on his continued service to us, at least until we have consummated a business combination. As Chairman and Chief Executive Officer of Mistral Capital and of one of our founding stockholders, Andrew R. Heyer has incentives to remain with us. Nevertheless, we do not have an employment agreement with him, or key-man insurance on his life. He may choose to devote his time to other affairs, or may become unavailable to us for reasons beyond his control, such as death or disability. The unexpected loss of his services for any reason could have a detrimental effect on us.

An investor will only be able to exercise a warrant (including the initial founders’ warrants and sponsor warrants) if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants (including the initial founders’ warrants and the sponsor warrants) will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of such warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of an initial business combination), we expect to either continue to be listed on a national securities exchange, which would provide an exemption from registration in every state, or we would register the warrants in every state (or seek another exemption from registration in such states). Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. If this is not the case, or if the warrants are not exercisable for any reason pursuant to their terms, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants and they may expire worthless if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

The American Stock Exchange may not list or may delist our securities, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions.

We will seek to have our securities approved for listing on the American Stock Exchange upon consummation of this offering. Our securities may not be listed and, if listed, may not continue to be listed on the American Stock Exchange. Additionally, it is likely that the American Stock Exchange would require us to file a new initial listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements, at the time of our initial business combination. We may not be able to meet those initial listing requirements at that time.

If the American Stock Exchange does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

•	a limited availability for market quotations for our securities;

•	reduced liquidity with respect to our securities;

•

a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

•	limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, we would no longer be subject to American Stock Exchange rules, including rules requiring us to have a certain number of independent directors and to meet other corporate governance standards.

The determination of the offering price of our units is arbitrary.

Prior to this offering, there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the results of a negotiation between the underwriters and us.

The determination of our per-unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete our initial business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate our initial business combination and we would be forced to either find additional financing or liquidate, or we may have too great an amount in the trust account to identify a prospect having a fair market value of at least 80% of the amount held in our trust account.

If we acquire a target business with operations located outside the United States, we may encounter risks specific to other countries in which such target business operates.

If we acquire a company that has operations outside the United States, we will be exposed to risks that could negatively impact our future results of operations following our initial business combination. The additional risks we may be exposed to in these cases include, but are not limited to:

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	tax issues, such as tax law changes and variations in tax laws as compared to the U.S.;

•	cultural and language differences;

•	foreign exchange controls;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars;

•	deterioration of political relations with the United States; and

•	new or more extensive environmental regulation.

Foreign currency fluctuations could adversely affect our business and financial results.

In addition, a target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

Because we must furnish our stockholders with target business financial statements prepared in accordance with and reconciled to U.S. generally accepted accounting principles, we will not be able to complete an initial business combination with some prospective target businesses unless their financial statements are first reconciled to U.S. generally accepted accounting principles.

The federal securities laws require that a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports and proxy materials submitted to stockholders. Our initial business combination must be with a target business that has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $10.5 million or $12.075 million if the overallotment option is exercised in full) at the time of our initial business combination. We will be required to provide historical and/or pro forma financial information to our stockholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. If a proposed target business, including one located outside of the U.S., does not have financial statements that have been prepared in accordance with, or that can be reconciled to, U.S. GAAP and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•

officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	potential ability to obtain additional financing to complete a business combination;

•	pool of prospective target businesses;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	potential change in control if we acquire one or more target businesses for stock;

•	our public securities’ potential liquidity and trading;

•	listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange following our initial business combination;

•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may differ from those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

The net proceeds of this offering, together with the proceeds from our existing stockholders’ $9.0 million investment in the sponsor warrants that will be held in the trust account, will be used as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Offering gross proceeds	$300,000,000	$345,000,000
Sponsor warrants	9,000,000	9,000,000

Total gross proceeds	$309,000,000	$354,000,000

Offering expenses(1)
Underwriting discount (7.0% of offering gross proceeds)(2)	$10,500,000	$12,075,000
Legal fees and expenses	435,000	435,000
Printing and engraving expenses	125,000	125,000
Miscellaneous expenses	52,365	52,365
Accounting fees and expenses	75,000	75,000
SEC registration fee	14,710	14,710
FINRA registration fee	37,925	37,925
American Stock Exchange fees	70,000	70,000

Total offering expenses	$11,310,000	$12,885,000

Net proceeds
Held in trust account	$297,590,000	$341,015,000
Not held in trust account	100,000	100,000

Total net proceeds	$297,690,000	$341,115,000

Use of net proceeds not held in the trust account and up to $2.4 million of the interest income earned on the trust account that may be released to us to cover our working capital requirements(3)(4)	Amount	Percent of net proceeds not in trust and interest income earned on the trust account
Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination	$1,000,000	40%
Legal and accounting fees relating to SEC reporting obligations	200,000	8%
Due diligence of prospective target businesses by officers and directors	250,000	10%
Working capital to cover miscellaneous expenses (including finders fees, consulting fees or other similar compensation, potential deposits, down payments or funding of a “no-shop” provision with respect to a particular business combination, director and officer insurance, franchise taxes and dissolution obligations and reserves, if any)	750,000	32%
Payment to Mistral Capital for office space, administrative and support services ($10,000 per month for up to 30 months)	300,000	10%

Total	$2,500,000	100%

(1)	A portion of the offering expenses have been paid from the aggregate of $100,000 of loans from Mistral SPAC Holdings, LLC and Ramius. These loans will be repaid out of the proceeds of this offering not being placed in the trust account upon consummation of this offering.

(2)

The amount of underwriting discounts and the amount held in the trust account include $10.5 million (or $12.075 million if the overallotment option is exercised in full) that will be paid to the underwriters upon consummation of the initial business combination and will not be available to us. In the event that we do not consummate our initial business combination within the required time period, the underwriters will forfeit any right to that amount, which will be included in the liquidation distribution to our public stockholders.

(3)	The amount of proceeds not held in trust will remain constant at $100,000 even if the overallotment option is exercised. In addition, $2.4 million of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.

(4)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

A total of approximately $297,590,000 (or approximately $341,015,000 if the underwriters’ overallotment option is exercised in full), including $287,090,000 of the net proceeds from this offering and the sale of the sponsor warrants (or $328,940,000 if the underwriters’ overallotment option is exercised in full) and $10.5 million (or $12.075 million if the underwriters’ overallotment option is exercised in full) of deferred underwriting discounts and commissions will be placed in a trust account at JP Morgan Chase, N.A., with Continental Stock Transfer & Trust Company, as trustee. Except for a portion of the interest income to be released to us (as described in more detail below), the proceeds held in trust will not be released from the trust account until the earlier of the completion of our initial business combination and our liquidation. In the event that we consummate an initial business combination, all amounts held in the trust account (excluding deferred underwriting discounts and commissions of $10.5 million (or $12.075 million if the overallotment option is exercised in full), which will be paid to the underwriters) that are not (i) paid to public stockholders exercising their conversion rights or (ii) previously released to us as described below to pay income taxes or as working capital, will be released to us upon the closing of our initial business combination, which must involve one or more target businesses with a fair market value of at least 80% of the balance in the trust account at the time of such business combination. The funds released to us may be used to pay all or a portion of the purchase price of our initial business combination. We may apply any funds released to us from the trust account not used to pay the purchase price — for example, because we paid all or a portion of the purchase price for our initial business combination using stock or debt securities — for general corporate purposes, including for maintenance or expansion of operations of an acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

We have allocated $100,000 of the offering proceeds to fund a portion of our working capital. We intend to fund the majority of our working capital requirements from a portion of the interest earned on the proceeds being held in the trust account. Under the terms of the investment management trust agreement, up to $2.4 million of interest may be released to us in such amounts and at such intervals as we request, subject to availability and to the maximum cap of $2.4 million. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete an initial business combination, we believe that following the completion of this offering, it will take some time to find a prospective target and take all of the steps necessary to complete an initial business combination. We anticipate that, even at an interest rate of 3% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. However, if interest payments are not sufficient to fund these requirements, or are not available to fund the expenses at the time we incur them, we may be required to seek additional capital from third parties. In such event, we might seek loans or additional investments from our officers or directors or other third parties. However, our officers and directors are under no obligation to advance funds to us or to invest in us.

We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors, and Mistral Capital professionals, and also that it may include engaging market research firms or third-party consultants. No compensation of any kind (including finder’s and consulting fees) will be paid to any of our founding stockholders, officers, directors, special advisors, Mistral Capital, Ramius or our or their respective affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination, including in connection with such due diligence activities. However, our officers and directors and Mistral Capital and its employees will receive reimbursement for any out-of-pocket expenses (such as travel expenses) incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on a suitable initial business combination, and Mistral Capital will be entitled to receive payments of an aggregate of $10,000 per month for office space, secretarial and administrative services. Our audit committee will review and approve all payments made to our founding stockholders, officers, directors, special advisors, Mistral Capital, Ramius or our or their respective affiliates, other than the $10,000 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

In addition, it is also possible that we could use a portion of the funds not in the trust account to pay finder’s fees, consulting fees or other similar compensation, or make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed initial business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), if the amount were large enough and we had already used up the other funds available to us, we could be left with insufficient funds to continue searching for other potential target businesses or otherwise fund our business. In such case, if we were unable to secure additional financing, we would most likely fail to consummate an initial business combination in the allotted time and be forced to liquidate.

We believe that amounts not held in trust as well as the interest income of up to $2.4 million earned on the trust account balance that may be released to us will be sufficient to pay the costs and expenses for which such proceeds have been allocated. This belief is based on the fact that in-depth due diligence will most likely be undertaken only after we have negotiated and signed a other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount of such costs, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. To the extent that such expenses exceed the amounts not held in the trust account and the interest income of up to $2.4 million that may be released to us from the trust account, such out-of-pocket expenses could not be reimbursed by us unless we consummate an initial business combination. Since the role of present management after an initial business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to present management after our initial business combination. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed prior to the initial business combination’s closing. If the target business’s owners do not agree to such repayment, this could cause our officers and directors to view such potential initial business combination unfavorably and result in a conflict of interest.

Mistral SPAC Holdings, LLC and Ramius have loaned us $80,000 and $20,000, respectively, which amounts were used to pay a portion of the expenses of this offering referenced in the line items above including certain organizational expenses. These loans are non-interest bearing and unsecured and are due at the earlier of December 20, 2008, and the consummation of this offering. These loans will be repaid out of the proceeds of this offering not being placed in the trust account. Mistral Capital and/or investment vehicles managed by Mistral Capital are the owners and members of Mistral SPAC Holdings, LLC. Ramius SPAC Holdings, LLC, one of our founding stockholders, is an affiliate of Ramius.

We have agreed to pay Mistral Capital a total of $10,000 per month for office space, administrative services and secretarial support. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person.

To the extent that our capital stock or debt financing is used in whole or in part as consideration to effect our initial business combination, any proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the combined business.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States “government securities” (as such term is defined in the Investment Company Act) and one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or tax exempt municipal bonds issued by governmental entities located within the United States, so that we are not deemed to be an investment company under the Investment Company Act.

A public stockholder will be entitled to receive funds from the trust account only in the event of our liquidation if we fail to complete our initial business combination within the allotted time or if the public stockholder converts such shares into cash in connection with an initial business combination that the public stockholder voted against and that we actually complete. In no other circumstances will a public stockholder have any right or interest of any kind in or to funds in the trust account. The funds a public stockholder will be entitled to receive from the trust account would include interest earned on his, her or its portion of the trust account, net of taxes payable with respect to such interest, and less interest income released to us from the trust account in the manner described above. Our founding stockholders have agreed to reimburse us for our out-of-pocket costs associated with our dissolution and liquidation, excluding any special, indirect or consequential costs, such as litigation, pertaining to the dissolution and liquidation.

On completion of an initial business combination, the underwriters will receive the deferred underwriters’ discounts and commissions held in the trust account. If we do not complete an initial business combination and the trustee must therefore distribute the balance in the trust account on our liquidation, the underwriters have agreed (i) to forfeit any rights or claims to the deferred underwriting discounts and commissions, together with any accrued interest thereon, in the trust account, and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of income taxes payable on such interest, on a pro rata basis to the public stockholders.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of our initial business combination. After we complete our initial business combination, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition. The payment of dividends after our initial business combination will be within the discretion of our board of directors at that time. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate that our board will declare any dividends in the foreseeable future.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock. The information below assumes the payment in full of the underwriters’ discounts and commissions, including amounts held in the trust account, and no exercise of the overallotment option.

At December 31, 2007, our net tangible book value was a deficiency of ($44,601), or approximately $(0.01) per share of common stock (after giving effect to the redemption that will occur if the underwriters’ overallotment option is not exercised). After giving effect to the sale of 30,000,000 shares of common stock included in the units offered hereby (but excluding shares underlying the warrants included in the units) (including deferred underwriting discounts and commissions) and the sale of the sponsor warrants, and after deduction of estimated expenses paid in advance of this offering, our pro forma net tangible book value (as decreased by the value of 11,999,999 shares of common stock which may be converted into cash) at December 31, 2007, would have been $168,173,423, or approximately $6.61 per share, representing an immediate increase in net tangible book value of approximately $6.60 per share to the holders of the initial founders’ shares, and an immediate dilution of approximately $3.40 per share to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $119,039,990 less than it otherwise would have been because if we effect our initial business combination, the conversion rights of the public stockholders may result in the conversion into cash of up to 40% of the aggregate number of the shares sold in this offering (minus one share) at a per-share conversion price equal to the amount in the trust account as of two business days prior to the proposed consummation of our initial business combination, inclusive of any interest, net of any taxes due on such interest and net of up to $2.4 million in interest income on the trust account balance previously released to us to fund working capital requirements, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$10.00
Net tangible book value before this offering	$(0.01)
Increase attributable to new investors	6.61

Pro forma net tangible book value after this offering		6.60

Dilution to new investors		$(3.40)

Upon the completion of this offering, assuming the underwriters’ overallotment option is not exercised, there will be issued and outstanding 46,500,000 warrants to purchase our common stock at a price of $7.00 per share. After giving effect to the exercise of such warrants, our pro forma net tangible book value would be approximately $6.86 per share, representing an immediate increase in net tangible book value of approximately $6.87 per share to the holders of the initial founders’ shares and an immediate dilution of approximately $3.14 per share to new investors not exercising their conversion rights.

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased			Total Consideration		Average Price Per Share
	Number		Percentage	Amount	Percentage
Existing stockholders	7,500,000	(1)	20%	$25,000	0.008%	$0.0033
New investors	30,000,000		80%	300,000,000	99.992%	10.0000

Total	37,500,000		100%	$300,025,000	100.000%

Upon the completion of this offering, assuming the underwriters’ overallotment option is not exercised, there will be issued and outstanding 46,500,000 warrants to purchase our common stock at a price of $7.00 per share, for aggregate consideration of $325,500,000.

The pro forma net tangible book value per share after the offering is calculated as follows:

Net tangible book value before the offering and sale of the sponsor warrants	$(44,601)
Net proceeds from this offering and sale of the sponsor warrants	297,690,000
Offering costs paid in advance and excluded from tangible book value before this offering	68,014
Less: deferred underwriters discounts and commissions payable on consummation of a business combination	(10,500,000)
Less: proceeds held in trust account subject to conversion to cash	(119,039,990)

$168,173,423

Denominator:

Shares of common stock outstanding prior to the offering(1)	7,500,000
Shares of common stock included in the units offered in this offering	30,000,000
Less: shares subject to conversion	(11,999,999)

25,500,001

(1)	Assumes the overallotment option has not been exercised and an aggregate of 1,125,000 shares of common stock have been redeemed from our existing stockholders.

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2007 and as adjusted to give effect to the sale of our units and the sponsor warrants and the application of the estimated net proceeds derived from the sale of such securities:

	December 31, 2007
	Actual	As Adjusted(1)
Notes payable to founding stockholders and their affiliates	$100,000	$—

Deferred underwriting discounts and commissions	$—	$10,500,000

Common stock, -0- and 11,999,999 shares which are subject to possible conversion at conversion value(2)	$—	$119,039,990

Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$0	$0

Common stock, $0.001 par value, 200,000,000 shares authorized; 8,625,000 shares issued and outstanding; 25,500,001 shares issued and outstanding (excluding 11,999,999 shares subject to possible conversion), as adjusted	$8,625	$25,500
Additional paid-in capital(3)	16,375	159,149,510
Sponsor warrants	0	9,000,000
Accumulated deficit	(1,587)	(1,587)

Total stockholders’ equity	$23,413	$168,173,423

Total capitalization	$123,413	$297,713,413

(1)	Assumes the overallotment option has not been exercised and an aggregate of 1,125,000 shares of common stock have been redeemed for no consideration from our existing stockholders.

(2)	If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 40% of the aggregate number of shares sold in this offering (minus one share) at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially approximately $9.92 per share (or approximately $9.88 per share if the overallotment option is exercised in full)), before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, as of two business days prior to the proposed consummation of our initial business combination divided by the number of shares sold in this offering.

(3)	Excludes $10.5 million payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in a trust account.

If we consummate a business combination, the conversion rights afforded to our public stockholders (but not our existing stockholders or holders of our initial founders’ units) may result in the conversion into cash of up to 40% (minus one share) of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account (a portion of which is made up of $10.5 million in deferred underwriting discounts and commissions), inclusive of any interest thereon not previously released to us for working capital requirements and tax obligations, as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering. Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, our company (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

We are a blank check company organized under the laws of the State of Delaware on November 26, 2007. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses or assets, which we refer to as our “initial business combination.” To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our current officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that require the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security were payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to do so.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through the receipt of $25,000 in stock subscriptions from our founding stockholders and loans from Mistral SPAC Holdings, LLC and Ramius as described more fully below.

We estimate that the net proceeds from the sale of the units in this offering, after deducting offering expenses of approximately $810,000 and underwriting discounts and commissions of approximately $10,500,000, or $12,075,000 if the underwriters’ overallotment option is exercised in full, together with $9,000,000 from our existing stockholders’ investment in the sponsor warrants that will be held in the trust account, will be approximately $297,690,000 (or $341,115,000 if the underwriters’ overallotment option is exercised in full). Of this amount, $297,590,000 (or $341,015,000 if the underwriters’ overallotment option is exercised in full) will be held in the trust account and the remaining $100,000, in either case, will not be held in the trust. Of the total amount held in the trust account, $10,500,000 (or $12,075,000 if the underwriters’ overallotment option is exercised in full), will also be used to pay the underwriters a deferred fee upon the consummation of our initial business combination, and will not be available for our use to effect our initial business combination. We expect that most of the proceeds held in the trust account will be used as consideration to pay the sellers of a target business or businesses with which we ultimately complete our initial business combination. We expect to use substantially all of the net proceeds of this offering not in the trust account to pay expenses in locating and acquiring a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. To the extent that our capital stock or debt financing is used in whole or in part as consideration to effect our initial business combination, any proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, together with interest income of up to $2.4 million on the balance of the trust account which may be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 30 months, assuming that our initial business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•	approximately $300,000 in fees relating to our office space and certain general and administrative services;

•

approximately $250,000 of expenses for the due diligence of prospective target businesses, including fees for market research or consultants used to perform due diligence, if any, and reimbursement of out-of-pocket due diligence expenses incurred by our management team;

•	approximately $1.0 million in legal, accounting and other non-due diligence expenses, including structuring and negotiating an initial business combination;

•	approximately $200,000 in legal and accounting fees relating to our SEC reporting obligations; and

•	approximately $750,000 for general working capital that will be used for miscellaneous expenses and reserves.

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we will rely on interest earned of up to $2.4 million on the trust account to fund such expenditures and, to the extent that the interest earned is below our expectation, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to convert into cash a significant number of shares of public stockholders voting against our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

Mistral SPAC Holdings, LLC and Ramius have loaned us $80,000 and $20,000, respectively, which amounts were used to pay a portion of the expenses of this offering, including certain organizational expenses. These loans are non-interest bearing and unsecured and are due at the earlier of December 20, 2008, and the consummation of this offering. These loans will be repaid out of the proceeds of this offering not being placed in the trust account. Mistral Capital and/or investment vehicles managed by Mistral Capital are the owners and members of Mistral SPAC Holdings, LLC, one of our founding stockholders. Ramius SPAC Holdings, LLC, one of our founding stockholders, is an affiliate of Ramius. See also “Certain Transactions” for information on these loans.

We have agreed to pay Mistral Capital a monthly fee of $10,000 for general and administrative services, including office space and secretarial support. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of December 31, 2007, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on November 26, 2007. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses or assets, which we refer to as our “initial business combination.”

We will focus our efforts on companies in the consumer products and consumer services and media industries, and other select sectors that have the potential to capitalize on demographic trends. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

We will seek to capitalize on the significant investing experience and contacts of our Chief Executive Officer, Andrew R. Heyer, who is the founder and Chief Executive Officer of Mistral Capital Management, LLC, which we refer to as “Mistral Capital” in this prospectus. Mistral Capital and/or investment vehicles managed by Mistral Capital are the owners and members of Mistral SPAC Holdings, LLC, one of our founding stockholders. Mistral Capital’s investment vehicles’ investment thesis is similar to ours, and is a direct continuation of the strategy employed by Andrew R. Heyer throughout his 25-year career, which most recently included, prior to the formation of Mistral Capital and its investment vehicles, the management of $1.4 billion in private equity funds with Trimaran Capital Partners, a firm Andrew R. Heyer co-founded.

Mistral Capital’s team of experienced investment professionals and established operating executives have collaborated with Andrew R. Heyer on numerous investments over the last 10 years, and will assist us in connection with sourcing and completing an acquisition. This team has enjoyed a history of identifying compelling investment opportunities through a pro-active approach to researching, analyzing, monitoring and anticipating changes in demographics and psychographics (lifestyle concerns that effect spending patterns). In the past, these broad themes have included the growth, geographic dispersion and assimilation of the Hispanic population, the aging of the baby boomer generation, the segmentation of the female shopper through niche targeting of specific retailing and restaurant concepts, and the advent of consumer demand for natural and organic foods.

We will also seek to leverage the experience and contacts of Ramius. Ramius and/or investment vehicles managed by Ramius are the owners and members of Ramius SPAC Holdings, LLC. Ramius is a privately owned global alternative investment firm that has approximately $12 billion in assets under management and focuses on alternative investment strategies including multi-strategy, single-strategy and fund-of-funds investment programs. Ramius was founded in 1994 by Peter Cohen, former Chairman and CEO of Shearson Lehman Brothers. Joining Ramius as founding partners were Thomas Strauss, former President of Salomon Brothers, Morgan Stark, former President and CEO of Chemical Securities, and Jeffrey Solomon, former CAO and Head of Corporate Development at Republic New York Securities Corp. The four founding principals provide Ramius with a significant amount of experience at the most senior levels in global finance, and we believe that their contacts and experience in identifying attractive investment opportunities will complement Mistral’s and provide us with another valuable source for potential acquisition candidates. In addition to its four principals, Ramius has extensive global investment capabilities that it will be able to utilize to help identify potential acquisition candidates.

Additionally, we expect that the management board of certain investment funds advised by Mistral Capital, which is generally comprised of a number of seasoned industry executives and entrepreneurs, will also assist us in sourcing a business combination. These individuals bring decades of experience and contacts in industries related to our investment objectives, such as consumer products, services, retailing, and advertising, among others. We believe that these relationships will provide us with several key advantages in the marketplace, including specialized due diligence support and access to experienced and proven management.

Our Vice Chairman, Steven J. Heyer, is one such individual — a seasoned operator, marketer, brand builder and strategist with a 30-year career in the consumer and media industries. He most recently was the Chief Executive Officer of Starwood Hotels and Resorts Worldwide, Inc. Prior to that, from 2002 to 2004, he was the President and Chief Operating Officer at the Coca-Cola Company, where joined in 2001 and he also served as President and Chief Executive Officer of Coca-Cola Latin America and President of Coca-Cola Ventures. Before that, from 1994 to 2001, he was President and Chief Operating Officer of Turner Broadcasting System, Inc. Previously, he was President and Chief Operating Officer of Young & Rubicam and before that he spent 15 years at Booz Allen & Hamilton, where he ultimately became the senior partner in charge of all marketing consulting practices with responsibility for the media, communications, entertainment, retail and consumer products and services industries, and where he advised a substantial number of Fortune 500 companies.

Finally, we expect that our resources and capabilities will be further complemented by Mistral Capital’s relationship with the Schottenstein Family of Companies (“SFC”), a private group of companies with in excess of $8 billion in sales. SFC’s businesses include: various consumer brands and retailers (including ownership interests in American Eagle Outfitters, Filene’s Basement, Value City and DSW); a third-party receivables and inventory management business that has helped hundreds of businesses restructure assets, restore profitability and create liquidity; and, a real estate management and development operation that encompasses 20 million square feet or primarily retail space. Members of SFC are limited partners in investment vehicles managed by Mistral Capital, and Jay Schottenstein is one of our special advisors (see “Management — Special Advisors”, page 79). We believe that SFC will assist us in sourcing a business combination.

Acquisition Strategy

Our acquisition strategy is based on the following principles:

•

Changing Demographics and Consumer Psychographics — our investment thesis is based on the powerful economic impact of changing demographic trends within the population and the fundamental changes in consumer preferences that effect demand for consumer products, services and media. Mistral Capital’s investment team has a history of identifying investment opportunities that are enhanced by dramatic changes in consumer demand caused by demographic change. In the past, these changes have included such broad themes as the growth, geographic dispersion and assimilation of the Hispanic population, the aging of the baby boomer generation, and the segmentation of the female shopper through niche targeting of specific retailing and restaurant concepts. Similarly, consumer psychographics (lifestyle concerns that effect spending patterns) can also provide substantial momentum to consumer demand, such as the positive trends related to health and wellness, leisure activities and education. We believe that such trends provide a foundation for growth under all economic conditions, and that there are many companies poised to capitalize on these phenomena.

Andrew R. Heyer has pursued such investment themes for over 25 years, and has been involved in a number of companies that capitalized on such trends. For example, he was a founding shareholder of The Hain Celestial Group, Inc., which was formed with the goal of consolidating the entrepreneurial natural foods industry before major food companies had focused on the likely trend toward healthier eating. By 2005, Hain had established itself as a leading natural foods company in North America and Europe, with sales approaching $1 billion and no foreseeable end to the consumer’s preference for good tasting, “better-for-you” diets.

•

Opportunity to Add Value — we will seek to identify companies where we can add unique perspective and help to create value. In addition to the direct experience of Mistral Capital’s investment professionals, and their network of relationships with companies, entrepreneurs and managers, we expect to capitalize on the skills of Steven J. Heyer, our Vice Chairman, and Jay Schottenstein, one of our special advisors, as well as Mistral Capital’s other management board members, who have decades of experience and contacts in industries related to our investment themes, such as consumer products and services, hospitality, restaurants, retailing and advertising, among others. They also have their own relationships, industry contacts or knowledge of companies that we believe will be useful as we assess potential business combination opportunities and as we seek to add value and drive performance after a business combination occurs. In particular, Steven J. Heyer has demonstrated his ability to add value to businesses in the past — at Starwood he drove substantial growth in managed and franchised hotels and created substantial consumer interest and loyalty for Starwood hotels by introducing new brands (Element and aloft) and revitalizing the Sheraton franchise. Starwood’s market capitalization approximately doubled during his tenure.

•

Selecting Companies with Sound Fundamentals — we will seek to acquire a proven and successful company in our targeted sectors, an established business with positive cash flow. We do not intend to acquire start-up companies or those with speculative business plans. Additionally, we look for the following qualities in a business combination candidate:

•	Defensible Market Position

We will target businesses with unique franchises, leading market shares, compelling brands, or distinctive products and services.

•	Growth Opportunities

We will target businesses with secular growth opportunities derived from favorable underlying consumer trends, geographic expansion potential or industry consolidation/“roll-up” opportunities.

•	Experienced Management

We will target businesses with experienced management teams with a proven track record of delivering results and creating value.

•	Diversified Customer Base

We will target businesses that have a diversified customer base, which are generally better able to endure economic downturns, industry consolidation and other factors that could negatively impact their customers.

•

Opportunity to Improve Performance — there may be target businesses that have strong underlying fundamentals but which are underperforming or otherwise troubled. We will seek situations where we are able to drive improved performance and profitability by, among other things, (i) increasing sales through brand development or repositioning, innovative marketing programs and product enhancements, (ii) eliminating unnecessary corporate expenses, (iii) restructuring supply chains to lower costs of goods sold and (iv) disposing of non-core assets. Our Vice Chairman, Steven J. Heyer, has a demonstrated track record of improving performance in the businesses he has managed through aggressive restructurings. At Starwood he sold $5.3 billion in non-strategic real estate, and at Coca-Cola he eliminated over $500 million in corporate overhead and revitalized the bottling system. Additionally, we expect that SFC, as a pre-eminent third-party manager of receivables and inventory for companies facing financial challenges, will provide us with the capabilities to assess asset values and structure downside protections. Finally, Ramius has expertise in analyzing and investing in the securities of distressed companies that may be helpful in certain situations.

The future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our officers and directors will remain associated in some capacity with us following our initial business combination, a final determination of their continued involvement with the business upon completion of an initial business combination will be made jointly with our board of directors and based on the facts and circumstances at the time. The goal of our board of directors will be to ensure that they select the best management team to pursue our business strategy. If they determine that the incumbent management of an acquired business should be replaced and that one or more of our officers and directors is the best available replacement, it is possible that some of our officers or directors will devote some or all of their efforts to our affairs subsequent to our initial business combination.

Competitive Strengths

We believe that we have the following competitive strengths in seeking a business combination:

•	Experienced Management Team.

We will seek to capitalize on the significant investing experience of our management team, including the expertise of Andrew R. Heyer, our Chief Executive Officer and Chairman of our Board. He was head of the Industrial Finance group and co-head of merchant banking at Drexel Burnham Lambert, Inc. until 1990, when he co-founded The Argosy Group LP, a leading leveraged finance boutique investment banking firm. In 1995, Argosy was sold to Canadian Imperial Bank of Commerce (“CIBC”), whereupon Andrew R. Heyer became co-head of their Leveraged Finance Group and established the Argosy-CIBC Merchant Funds I and II (“Trimaran Fund I”) and later, Trimaran Fund II, L.L.C. (together with related vehicles, “Trimaran Fund II” and, together with Trimaran Fund I, the “Prior Funds”). Andrew R. Heyer remained a Vice Chairman of CIBC World Markets until February 2006 and continues to monitor several remaining investments of Trimaran Fund II. See “Management” below.

Our Vice Chairman, Steven J. Heyer, is a seasoned operator, marketer, brand builder and strategist with a 30-year career in the consumer and media industries. He most recently guided Starwood Hotels and Resorts as CEO, where the market capitalization approximately doubled during his two-and-a-half year tenure. During his three years with Coca-Cola, he improved the company’s economics across the world with innovative new products such as Diet Coke with Lime, Cherry Coke and Vanilla Coke and the expansion of the Minute Maid brand’s product line with low calorie and fortified products. He had a similarly successful experience at Turner Broadcasting System where he was responsible for all primary revenue and cost centers at the company, including its entertainment and news networks, was instrumental in launching 14 new television and internet networks and oversaw the integration of Turner into Time Warner and, later, AOL. See “Management” below.

•	Access to Mistral Capital’s and Ramius’ Investment Platform.

The investment professionals of Mistral Capital and Ramius have extensive experience in structuring acquisitions, high-yield bonds, mezzanine debt and private equity, and also include seasoned operating executives. We will have access to the broad capabilities of Mistral Capital, Ramius and their senior management teams. See “Mistral Capital Management Professionals” below.

•	Established Deal Sourcing Network.

Mistral Capital’s and Ramius’ investment professionals have a network of relationships with companies, entrepreneurs, managers, intermediaries, private equity firms, hedge funds, law firms, accounting firms and other sources of potential transactions that will be critical to finding a successful business combination. Moreover, beyond Mistral Capital’s and Ramius’ continuous “deal flow”, we expect that Steven J. Heyer and Mistral Capital’s other management board members will direct investment opportunities to us based on their own relationships, industry contacts or knowledge of companies that, while compelling opportunities, are inappropriate for their existing company or are too large to pursue as individuals. Additionally, we anticipate that SFC will uncover business combination opportunities in a number of consumer-related businesses.

•	Research-based Investment Process.

A key component to the success of this strategy is to identify situations, or “entry points” for capitalizing on a particular target opportunity. We expect to generate opportunities through the Mistral Capital investment professionals’ approach of systematically researching, generating, developing and executing upon specific investment themes within their sectors of interest. Mistral Capital’s philosophy is rooted in its investment professionals’ many years of disciplined and thoughtful attention to this approach, which involves the constant monitoring and analysis of shifts in demographics, spending patterns, and lifestyle trends to identify compelling investment opportunities. In the past, this approach has led to investment in natural and organic food manufacturing, and specialty media reflective of the changing manner in which consumers are exposed to advertising. In all of these cases, empirical data was readily available that showed the substantial momentum each of these opportunities would enjoy over the ensuing years. Also, in each case through networking and primary research a number of entry points or investment opportunities were evaluated and considered by Mistral Capital’s investment professionals prior to the ultimate decision to invest.

•	Post-acquisition Experience.

We will have access to Mistral Capital’s investment professionals who have extensive experience serving on the boards of companies in which Mistral Capital or the Prior Funds have or had substantial equity positions. Additionally, our Vice Chairman, Steven J. Heyer, is an experienced executive in the consumer and media industries with a proven track record of building brands and growing successful businesses.

•	Acquisition Programs

Mistral Capital’s investment professionals have been involved with a number of roll-up acquisition programs, and have broad-based backgrounds and experience in executing add-on acquisitions and roll-up strategies. They have knowledge of and contact with companies that may serve as candidates for add-on or tuck-in acquisitions. Within the media industry, Andrew R. Heyer advised and financed the roll-up of the U.S. billboard industry by Outdoor Systems, and assisted Spanish Broadcasting with its growth plan to become one of the largest independent Spanish language radio broadcasting companies. In the food industry, Andrew R. Heyer was both a founding investor in and Chairman of the Board of The Hain Celestial Group, Inc., a leading natural and organic food company in the U.S., assisting and financing the acquisition of more than 20 companies and brands. In these and many other similar situations, Mistral Capital’s investment professionals advised, financed and/or invested in these companies. Our Vice Chairman, Steven J. Heyer also has completed a number of mergers and acquisitions during his career, including the acquisition of Le Meridien for Starwood and Odwalla for Coca-Cola. He also oversaw the integration of Turner Broadcasting System into Time Warner and played an important role in the sale of Young and Rubicam to WPP.

•	Driving Performance Through Experience

Mistral Capital’s investment professionals have been integrally involved in many of their portfolio companies in utilizing their contact base to provide portfolio companies with access and visibility to strategic or brand partners that could not otherwise be easily attained. In addition, given the variety of industries in which Steven J. Heyer and Mistral Capital’s other management board members have participated, they have operating expertise which will enable them to assess opportunities and enhance the value of portfolio companies beyond the capabilities of pure financial professionals. Their experience provides access to a large and sophisticated talent pool and will enable them to provide support to our management team, particularly in areas such as sales, advertising, marketing services, customer service, research, finance and organizational structure.

•	Experience with Middle Market Companies.

We expect to benefit from the Mistral Capital’s investment professionals’ experience, which has historically been focused on investments in private middle market companies. We will use Mistral Capital’s extensive network of relationships with investment professionals, bankers, private equity firms and others focused on private middle market companies to attract well-positioned prospective business combinations.

Mistral Capital Investment Professionals

The following investment professionals of Mistral Capital Management, LLC will be involved in helping us to source, analyze and execute a business combination.

Andrew R. Heyer

Mr. Heyer has served as our Chief Executive Officer and Chairman of the Board of Directors since November 26, 2007. Mr. Heyer is the founder, Chief Executive Officer and a Managing Director of Mistral Capital. Mr. Heyer previously was a Managing Partner and co-founder of Trimaran Capital Partners, L.L.C., which is the investment manager of two private equity funds totaling $1.4 billion of commitments, and a member of the Investment Committee of Trimaran Advisors, L.L.C., which is the investment advisor to a series of collateralized loan obligation funds. Mr. Heyer was formerly a vice chairman of CIBC World Markets Corp. and a co-head of the CIBC Argosy Merchant Banking Funds. Prior to joining CIBC World Markets Corp. in 1995, Mr. Heyer was a founder and Managing Director of The Argosy Group L.P. Before Argosy, Mr. Heyer was a Managing Director at Drexel Burnham Lambert Incorporated and, previous to that, he worked at Shearson/American Express.

Mr. Heyer currently serves on the Board of Directors of The Hain Celestial Group, Inc., Las Vegas Sands Corp., Charlie Brown’s Acquisition Corp., El Pollo Loco, Inc., Brite Media Group LLC and Village Voice Media, LLC.

Mr. Heyer currently serves as Chairman of the Board of Overseers of the University of Pennsylvania School of Social Policy & Practice and is a Member of the Board of Trustees of the University of Pennsylvania.

Mr. Heyer received his B.S. and M.B.A. from the Wharton School of the University of Pennsylvania, graduating magna cum laude.

William P. Phoenix

Mr. Phoenix has served as our Executive Vice President since January 7, 2008. He is a Managing Director of Mistral Capital who joined at Mistral Capital’s inception. Mr. Phoenix previously was a Managing Director of Trimaran Capital Partners, L.L.C. Prior to joining Trimaran, Mr. Phoenix was a Managing Director of CIBC Capital Partners, where he focused on mezzanine transactions and private equity opportunities. Mr. Phoenix has extensive experience as a provider of all forms of capital to non-investment grade companies. Prior to joining CIBC World Markets Corp. in 1995, Mr. Phoenix had been a Managing Director of Canadian Imperial Bank of Commerce with management responsibilities for CIBC’s Acquisition Finance, Mezzanine Finance and Loan Workout and Restructuring businesses. Mr. Phoenix joined CIBC in 1982.

Mr. Phoenix serves as Chairman of the Board of Urban Brands, Inc. and Fiesta Brands, Inc. and as a member of the Board of Directors of Charlie Brown’s Acquisition Corp. and Brite Media Group LLC.

Mr. Phoenix received his B.A. in Economics from the University of Western Ontario and his M.B.A. from the University of Toronto, and is a graduate of the Leadership New York Program.

Jeffrey E. Ginsberg

Mr. Ginsberg has served as our Chief Financial Officer since November 26, 2007. Mr. Ginsberg is a Managing Director of Mistral Capital who joined at Mistral Capital’s inception. Prior to joining Mistral Capital, Mr. Ginsberg was the Executive Chairman and a member of the Board of Directors of InfoHighway Communications (“InfoHighway”), a CLEC in the Northeast United States. During his tenure, InfoHighway and its predecessor entity, Eureka Broadband Corporation (“Eureka”) completed nine M&A transactions as part of an industry roll up, raised $150 million in equity and debt capital, reorganized its operations and balance sheet and recently completed the sale of the business. Mr. Ginsberg was Chairman, CEO and co-founder of Eureka, which was founded in June 1999.

Prior to founding Eureka, Mr. Ginsberg was co-founder and Executive Chairman of Apex Site Management, which was the pre-eminent telecommunications site management firm in the country, with more than 15,000 properties under management. Mr. Ginsberg is also the co-founder of Horizon Cellular Group, which grew from a start-up in 1991 (in partnership with McCaw Cellular) to become one of the 20 largest cellular system operators in the country. Prior to co-founding Horizon, Mr. Ginsberg was a Principal at First Eastern Merchant Banking Group, an investment banking/venture capital firm that he co-founded, and before that he was an Associate in the Investment Banking Department of Janney Montgomery Scott.

Mr. Ginsberg received a B.S. in Finance and Accounting from The Wharton School of the University of Pennsylvania, graduating cum laude.

Robert J. Fioretti

Mr. Fioretti is a Managing Director of Mistral Capital who joined at Mistral Capital’s inception. Mr. Fioretti previously was a Managing Director of Trimaran Capital Partners, L.L.C. Prior to joining Trimaran in 2001, Mr. Fioretti was a member of the Leveraged Finance Group of CIBC World Markets Corp. While at CIBC, Mr. Fioretti focused on leveraged finance and private equity transactions, helping to raise bank debt, high yield debt, mezzanine debt and equity financing for private equity sponsors and middle market and growth-oriented companies in a wide range of industries. Prior to joining CIBC in 1999, Mr. Fioretti spent six years with SCA Consulting where he helped companies develop, implement and execute operating strategies, with a specific focus on developing post-acquisition strategies for portfolio companies of private equity sponsors.

Mr. Fioretti serves on the Board of Directors of Source Financing Corp. (Fortunoff) and Standard Steel, Inc.

Mr. Fioretti received his B.S. and M.B.A. from the Wharton School of the University of Pennsylvania.

Beth L. Bronner

Ms. Bronner is a Managing Director of Mistral Capital who joined at Mistral Capital’s inception. Ms. Bronner has been a senior business leader with an outstanding track record of delivering strong, profitable revenue and market share growth for marquee brands such as Jim Beam, Revlon, Nabisco, AT&T, Haagen-Dazs and Citibank. She has demonstrated success in change management, business turnaround, organization restructuring, and high-performance team building. Her proven ability to build brands is the result of strong consumer insights, strategic integrated marketing and superior in market execution.

Ms. Bronner was Global Chief Marketing Officer of Beam Spirits and Wine, President of consumer businesses for Revlon, Haagen-Dazs and Sunbeam and held senior marketing positions across a diverse group of consumer focused product and service industries.

Ms. Bronner currently serves on the Board of Directors of Assurant, Inc. and The Hain Celestial Group, Inc.

Ms. Bronner received a BA from Vassar College and an M.B.A from The University of Chicago. She currently serves on the boards of several not-for-profit organizations including The Goodman Theater, The Cradle Foundation, The University of Chicago Laboratory School and The Women’s Board of The Museum of Contemporary Art.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. While substantially all of the net proceeds of this offering are allocated to completing an initial business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, you will not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses at the time of your investment. If we engage in an initial business combination with a target business using our capital stock or debt financing to fund the combination, proceeds from this offering and the sale of the sponsor warrants will then be used to undertake additional acquisitions or to fund the operations of the target business on a post-combination basis. We may engage in an initial business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares, and which wants to merge with an already public company to avoid the uncertainties associated with undertaking its own public offering. These uncertainties include time delays, compliance and governance issues, significant expense, a possible loss of voting control, and the risk that market conditions will not be favorable for an initial public offering at the time the offering is ready to be commenced. We may seek to effect a business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

We have not identified a target business

We do not have any specific initial business combination under consideration or contemplation and neither we nor any related party, have, directly or indirectly, nor has anyone on our or any such party’s behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we have engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Further, after completion of the IPO, we will not use information relating to specific target businesses that was known by Mistral Capital’s or Ramius’ investment professionals or any other affiliates prior to the completion of the IPO. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, this assessment may not result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Sources of target businesses

We expect that our principal means of identifying potential target businesses will be through the extensive contacts and relationships of our officers and directors and Mistral Capital and Ramius. While our officers are not required to commit to our business on a full-time basis and our directors have no commitment to spend any time in identifying or performing due diligence on potential target businesses, our officers and directors believe that the relationships they have developed over their careers and their access to Mistral Capital and Ramius professionals will generate a number of potential business combination opportunities that will warrant further investigation. Various unaffiliated parties, such as investment banking firms, venture capital funds, private equity funds, leveraged buyout funds and similar sources, may also bring potential target businesses to our attention.

We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses that we have not previously identified. Such fees or compensation may be calculated as a percentage of the dollar value of the transaction and/or may involve monthly retainer payments. We will seek to negotiate the lowest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. Payment of finder’s fees is customarily tied to completion of a transaction. Although it is possible that we may pay finder’s fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. In no event will we pay any of our founding stockholders, officers, directors, special advisors, Mistral Capital, Ramius or our or their respective affiliates, any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of an initial business combination, other than (i) repayment of loans of $80,000 and $20,000 made to us by Mistral SPAC Holdings, LLC and Ramius, respectively, to cover offering-related and organizational expenses; (ii) payment of an aggregate of $10,000 per month to Mistral Capital for office space, secretarial and administrative services; and

(iii) reimbursement for any out-of-pocket expenses related to this offering and identifying, investigating and consummating an initial business combination. In addition, none of our officers or directors or any entity with which they are affiliated, including Mistral Capital, will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any initial business combination involving us other than any compensation or fees that may be received for any services provided following such initial business combination. Our audit committee will review and approve all payments made to our founding stockholders, officers, directors, special advisors, Mistral Capital, Ramius or our or their respective affiliates, other than the $10,000 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $10.5 million, or $12.075 million if the overallotment option is exercised in full) at the time of such initial business combination, our management will have substantial flexibility in identifying and selecting a prospective target business. We will focus our efforts on companies in the consumer products and consumer services and media industries, and other select sectors that have the potential to capitalize on demographic trends. If we enter into our initial business combination with any entity in which any of our officers or directors or Mistral Capital or its affiliates has a financial interest, we would obtain an opinion from an independent investment banking firm that such business combination is fair to our stockholders from a financial point of view.

In evaluating a prospective target business, our management will consider a variety of criteria and guidelines, including the following:

•	financial condition and results of operations;

•	growth potential;

•	brand recognition and potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	stage of development of the business and its products or services;

•	existing distribution arrangements and the potential for expansion;

•	degree of current or potential market acceptance of the products or services;

•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•	impact of regulation on the business;

•	seasonal sales fluctuations and the ability to offset these fluctuations through other business combinations, introduction of new products, or product line extensions;

•	costs associated with effecting the initial business combination;

•	industry leadership, sustainability of market share and attractiveness of market sectors in which target business participates;

•	degree to which Mistral Capital’s and Ramius’ investment professionals have investment experience and have had success in the target business’s industry;

•	ability for Mistral Capital to add value post business combination; and

•	macro competitive dynamics in the industry within which each company competes.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete the initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. We expect that due diligence of prospective target businesses will be performed by some or all of our officers, directors and Mistral Capital’s investment professionals. We may engage market research firms or third-party consultants to assist us with performing due diligence and valuations of the target company. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a potential or initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete an initial business combination.

Fair market value of target business or businesses and determination of offering amount

The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $10.5 million, or $12.075 million if the overallotment option is exercised in full) at the time of such initial business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire. We may seek to consummate our initial business combination with a target business or businesses with a collective fair market value in excess of the balance in the trust account. However, we would need to obtain additional financing to consummate such an initial business combination, and we may not be able to obtain such financing.

In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds of the private placement of the sponsor warrants, would provide us with sufficient equity capital to execute our business plan. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $10.5 million or approximately $12.075 million if the overallotment option is exercised in full) at the time of the initial business combination.

We will not combine with a target business or businesses unless the fair market value of such entity or entities meets a minimum valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of $10.5 million, or $12.075 million if the overallotment option is exercised in full). We have used this criterion to provide investors and our officers and directors with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for our initial business combination. The determination of net assets requires an acquiring company to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the ongoing nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of an initial business combination, the balance of an acquiring company’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of $10.5 million or $12.075 million if the overallotment option is exercised in full) for the fair market value of the target business or businesses with which we combine so that our officers and directors will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove, a proposed initial business combination with a target business or businesses that such target business or businesses will meet the minimum valuation criterion for our initial business combination.

Our board of directors will perform its own valuations and analyses in seeking to determine that the target has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $10.5 million or $12.075 million if the overallotment option is exercised in full) at the time of the proposed business combination. Whether or not the fair market value of a target business is in excess of 80% of the proceeds in the trust account or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential gross margins, the values of comparable businesses, earnings and cash flow, and book value. The board of directors will make its valuation assessment based on all relevant information available at the time, which may differ on a case-by-case basis depending on the specific nature of the target and the structure of the transaction, including the projected performance of the target based on its potential under our business plan (as determined based upon standards generally accepted by the financial community, as well as the criteria discussed under “Selection of a target business and structuring of a business combination” above). Accordingly, we cannot predict at this time the precise information that the board of directors intends to provide to stockholders regarding the valuation of a particular target, other than whether it meets the 80% threshold criterion. If our board is not able to determine independently that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion in that regard from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”). We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with the stockholder vote on our initial business combination, and that such independent investment banking firm will be a consenting expert. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion. In addition, if our board of directors has informed stockholders that it believes that a target business meets the 80% threshold criterion, the board will not be otherwise required to provide stockholders with valuations and analyses or quantify the value of any target. Further, in the event that we issue shares in order to acquire a target and such issuance causes the investors in this offering to collectively become minority shareholders, we will not be required to obtain an opinion or independently opine on whether the transaction is fair to our stockholders. However, any such issuance shall not affect the requirement that a majority of the shares of common stock voted by our public stockholders must approve any initial business combination.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must involve one or more target businesses whose collective fair market value meets the criteria discussed above at the time of such initial business combination. Consequently, we expect to complete only a single initial business combination, although this may entail a simultaneous combination with several operating businesses. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.

A simultaneous combination with several target businesses also presents logistical issues, such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the businesses could fall below the required fair market value threshold described above.

Accordingly, while it is possible that our initial business combination may involve more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single target business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may subject us to negative economic, competitive and regulatory developments, in the industry in which we operate after our initial business combination.

If we complete our initial business combination structured as a merger in which the consideration is our stock, we could have a significant amount of cash available to make subsequent add-on acquisitions.

Limited ability to evaluate the target business’s management

We will independently evaluate the quality and experience of the existing management of a target business and will make an assessment as to whether or not they should be replaced on a case-by-case basis. As an example, a company in weak financial condition may be experiencing difficulties because of its capitalization and not because of its operations, in which case operating management may not need to be replaced.

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting an initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, management of the target business may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our officers and directors will remain associated in some capacity with us following our initial business combination, a final determination of their continued involvement with the business upon completion of an initial business combination will be made jointly with our board of directors and based on the facts and circumstances at the time. The goal of our board of directors will be to ensure that they select the best management team to pursue our business strategy. If they determine that the incumbent management of an acquired business should be replaced and that one or more of our officers and directors is the best available replacement, it is possible that some of our officers or directors will devote some or all of their efforts to our affairs subsequent to our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We may not have the ability to recruit additional managers, or additional managers may not have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the transaction is such as would not ordinarily require stockholder approval under applicable state law. At the same time, we will submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to permit our continued corporate existence if the initial business combination is approved and consummated. The quorum required to constitute this meeting, as for all meetings of our stockholders in accordance with our bylaws, is a majority of our issued and outstanding common stock (whether or not held by public stockholders). We will consummate our initial business combination only if the required number of shares are voted in favor of both the initial business combination and the amendment to extend our corporate life. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination, we may continue to seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus until the expiration of 24 months from consummation of this offering (or within 30 months from the consummation of this offering if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination contemplated by such definitive agreement has not yet been consummated within such 24-month period). In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on United States generally accepted accounting principles.

In connection with the stockholder vote required to approve our initial business combination, our existing stockholders have agreed to vote the initial founders’ shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our existing stockholders and each of our officers and directors have also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination. As a result, neither our existing stockholders, nor any of our officers or directors will be able to exercise the conversion rights with respect to any of our shares that it, he or she may acquire prior to, in or after this offering. We will proceed with our initial business combination only if a quorum is present at the stockholders’ meeting and, as required by our amended and restated certificate of incorporation, which we will file with the Secretary of State of Delaware immediately prior to the consummation of this offering, a majority of the shares of common stock voted by the public stockholders are voted, in person or by proxy, in favor of our initial business combination and stockholders owning up to 40% of the shares (minus one share) sold in this offering vote against the initial business combination and exercise their conversion rights. Under the terms of our amended and restated certificate of incorporation, this provision may not be amended prior to consummation of an initial business consummation without the consent of stockholders holding at least 95% of our outstanding common stock. Even though the validity of 95% consent provisions under Delaware law has not been settled, neither we nor our board of directors will propose any amendment to this 40% threshold, or support, endorse or recommend any proposal that stockholders amend this threshold (subject to any fiduciary obligations our management or board may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 40% of the shares sold in this offering (minus one share) have the ability to be converted to cash by public stockholders exercising their conversion rights and the initial business combination will still go forward. Provided that a quorum is in attendance at the meeting, in person or by proxy, a failure to vote on the initial business combination at the stockholders’ meeting will have no outcome on the transaction. Voting against our initial business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. In order to convert its shares, a stockholder must have also exercised the conversion rights described below.

Conversion rights

At the time we seek stockholder approval of our initial business combination, we will offer our public stockholders the right to have their shares of common stock converted to cash if they vote against the initial business combination and the initial business combination is approved and completed. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions), including accrued interest, net of any income taxes payable on such interest, which shall be paid from the trust account, and net of interest income of up to $2.4 million previously released to us to fund our working capital requirements, calculated as of two business days prior to the consummation of the proposed initial business combination, divided by the number of shares sold in this offering. The initial per-share conversion price is expected to be approximately $9.92 (or approximately $9.88 per share if the overallotment option is exercised in full), or approximately $0.08 less than the per-unit offering price of $10.00 (approximately $0.12 less if the overallotment is exercised in full). Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, for example, a public stockholder who owns 15% of the shares sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their initial units, initial shares, initial warrants or sponsor warrants). By limiting a stockholder’s ability to convert only 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.

A public stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed initial business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against our initial business combination and our initial business combination is approved and completed. The specific procedures for conversion in connection with a stockholder vote for a proposed initial business combination will be set forth in the proxy statement relating to such vote.

We may require public stockholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors on a current report on Form 8-K and in our proxy statement related to the initial business combination if we impose this requirement. If we elect to require physical delivery of the share certificates, we would expect that stockholders would have to comply with the following steps. If the shares are held in street name, stockholders must instruct their account executive at the stockholders’ bank or broker to withdraw the shares from the stockholders’ account and request that a physical certificate be issued in the stockholders’ name. Our transfer agent will be available to assist with this process. No later than the day prior to the stockholder meeting, the written instructions stating that the stockholder wishes to convert his or her shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the closing of our business combination must be presented to our transfer agent. Certificates that have not been tendered in accordance with these procedures by the day prior to the stockholder meeting will not be converted into cash. In the event a stockholder tenders his or her shares and decides prior to the stockholder meeting that he or she does not want to convert his or her shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and our business combination is not completed, these shares will not be converted into cash and the physical certificates representing these shares will be returned to the stockholder.

If stockholders vote against our initial business combination but do not properly exercise their conversion rights, such stockholders will not be able to convert their shares of common stock into cash at the conversion price. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. We will convert the shares of common stock held by those stockholders who validly elect conversion into cash at the conversion price, payable no later than 3 business days following the closing date of the initial business combination. Public stockholders who obtained their stock in the form of units and who subsequently convert their stock into their pro rata share of the trust account will still have the right to exercise the warrants that they received as part of the units. We will not complete our proposed initial business combination if public stockholders owning 40% or more of the shares sold in this offering exercise their conversion rights.

In connection with a vote on our initial business combination, public stockholders may elect to vote a portion of their shares for and a portion of their shares against the initial business combination. If the initial business combination is approved and consummated, public stockholders who elected to convert the portion of their shares voted against the initial business combination will receive the conversion price with respect to those shares and may retain any other shares they own.

We expect the initial conversion price to be approximately $9.92 per share (or approximately $9.88 per share if the overallotment option is exercised in full). As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of a share of our common stock on the date of conversion, there may be a disincentive to public stockholders to exercise their conversion rights.

If a vote on an initial business combination is held and the initial business combination is not approved, we may continue to try to consummate an initial business combination with a different target until 24 months from the date of this prospectus (or within 30 months from the consummation of this offering if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination contemplated by such definitive agreement has not yet been consummated within such 24-month period). If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. Those public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our dissolution and liquidation.

Liquidation if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus (or within 30 months from the consummation of this offering if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination contemplated by such definitive agreement has not yet been consummated within such 24-month period). If we consummate our initial business combination prior to that date, we will seek to amend this provision in order to permit our continued existence. If we have not completed our initial business combination by that date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. Because of this provision in our amended and restated certificate of incorporation, no resolution by our board of directors and no vote by our stockholders to approve our dissolution would be required for us to dissolve and liquidate. Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state.

If we are unable to complete a business combination by 24 months from the date of this prospectus (or within 30 months from the consummation of this offering if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination contemplated by such definitive agreement has not yet been consummated within such 24-month period), our existence will automatically terminate and as promptly as practicable thereafter we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Upon our plan of distribution, the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders.

Section 278 provides that even after we cease our business activities and distribute the balance of the trust account to our public stockholders, our existence will continue for at least three years after our termination for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders.

We expect that all costs and expenses associated with implementing our plan of distribution, as well as payments to any creditors, will be funded from amounts remaining out of the $100,000 of proceeds held outside the trust account and from the $2.4 million in interest income on the balance of the trust account that may be released to us to fund our working capital requirements. Our founding stockholders have agreed to reimburse us for our out-of-pocket costs associated with our dissolution and liquidation, excluding any special, indirect or consequential costs, such as litigation, pertaining to the dissolution and liquidation.

Our existing stockholders have waived their right to participate in any liquidation distribution with respect to the initial founders’ shares. Additionally, if we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed to forfeit any rights or claims to their deferred underwriting discounts and commissions then in the trust account, and those funds will be included in the pro rata liquidation distribution to the public stockholders. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated, and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit.

If we are unable to conclude an initial business combination and expend all of the net proceeds of this offering and the initial founders’ investment other than the proceeds deposited in the trust account, and without taking into account any interest earned on the trust account, the initial per-share liquidation price will be approximately $9.92 (or approximately $9.88 per share if the overallotment option is exercised in full), or approximately $0.08 less than the per-unit offering price of $10.00 (approximately $0.12 less if the overallotment is exercised in full).

The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders, and therefore the actual per-share liquidation price may be less than approximately $9.92 (or approximately $9.88 per share if the overallotment option is exercised in full). Although prior to completion of our initial business combination, we will seek to have all third parties (including any vendors or any other entities with which we enter into a contractual relationship following consummation of this offering) and any prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. We have not engaged any such third parties or asked for or obtained any such waiver agreements at this time. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. If a target business or other third party were to refuse to enter into such a waiver, we would enter into discussions with such target business or engage such other third party only if our management determined that we could not obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination.

Our founding stockholders have agreed that each will be liable, on a joint and several basis, to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered or products sold to us, a third party with which we entered into a contractual relationship following consummation of this offering or a prospective target business. A “vendor” refers to a third party that enters into an agreement with us to provide goods or services to us. However, the agreement entered into by our founding stockholders specifically provides for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event we obtain a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity that is owed money by us for services rendered or contracted for or products sold to us, the indemnification from our founding stockholders will not be available, even if such waiver is subsequently found to be invalid and unenforceable. In that case, the amount in the trust account, and the liquidating distribution to our public shareholders, would be reduced. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from our founding stockholders, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. Based on the representation as to their accredited investor status (as such term is defined in Regulation D under the Securities Act) and that they have sufficient funds available to them to satisfy their obligations to indemnify us, we currently believe that our founding stockholders are capable of funding their indemnity obligations, even though we have not asked them to reserve for such an eventuality. However, they may not be able to satisfy those obligations.

Under Delaware law, creditors of a corporation have a superior right to stockholders in the distribution of assets upon liquidation. Consequently, if the trust account is liquidated and paid out to our public stockholders shares prior to satisfaction of the claims of all of our creditors, it is possible that our stockholders may be held liable for third parties’ claims against us to the extent of the distributions received by them.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return at least approximately $9.92 per share (or approximately $9.88 per share if the overallotment option is exercised in full) to our public stockholders.

A public stockholder will be entitled to receive funds from the trust account only in the event that we do not consummate an initial business combination by 24 months from the date of this prospectus (or within 30 months from the consummation of this offering if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination contemplated by such definitive agreement has not yet been consummated within such 24-month period) or if the stockholder converts its shares into cash after voting against an initial business combination that is actually completed by us and exercising its conversion rights. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Prior to our completing an initial business combination or liquidating, we are permitted to have released from the trust account only (i) interest income to pay income taxes on interest income earned on the trust account balance and (ii) interest income earned of up to $2.4 million to fund our working capital requirements.

Certificate of Incorporation

Our amended and restated certificate of incorporation sets forth certain provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including that:

•

upon the consummation of this offering, $297,590,000, or $341,015,000 if the underwriters’ overallotment option is exercised in full (comprising (i) $288,590,000 of the net proceeds of this offering, including $10.5 million of deferred underwriting discounts and commissions (or $332,015,000 if the underwriters’ overallotment option is exercised in full, including $12.075 million of deferred underwriting discounts and commissions) and (ii) $9.0 million of the proceeds from the sale of the sponsor warrants) shall be placed into the trust account;

•	prior to the consummation of our initial business combination, we shall submit the initial business combination to our stockholders for approval;

•

we may consummate our initial business combination if approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, and public stockholders owning not less than 40% of the shares (minus one share) sold in this offering have been given the opportunity to vote against the initial business combination and exercise their conversion rights;

•

if a proposed initial business combination is approved and consummated, public stockholders who exercised their conversion rights and voted against the initial business combination may convert their shares into cash at the conversion price, payable no later than 3 business days following the closing date of the initial business combination;

•

if our initial business combination is not consummated within 24 months of the date of this prospectus (or within 30 months from the consummation of this offering if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination contemplated by such definitive agreement has not yet been consummated within such 24-month period), then our existence will terminate and we will distribute all amounts in the trust account (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with Delaware law) and any net assets remaining outside the trust account on a pro rata basis to all of our public stockholders;

•

we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

•

prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;

•

our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;

•

the audit committee shall review and approve all payments made to our founding stockholders, officers, directors, special advisors, Mistral Capital, Ramius or our or their respective affiliates, other than the payment of an aggregate of $10,000 per month to Mistral Capital for office space, secretarial and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval; and

•

we will not enter into our initial business combination with any entity in which any of our officers or directors or Mistral Capital or its affiliates has a financial interest unless we obtain an opinion from an independent investment banking firm that such business combination is fair to our stockholders from a financial point of view.

Our amended and restated certificate of incorporation requires that prior to the consummation of our initial business combination we obtain the consent of stockholders holding at least 95% of our outstanding common stock to amend these provisions. However, the validity of 95% consent provisions under Delaware law has not been settled. A court could conclude that the 95% consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ statutory rights to amend the corporate charter. In that case, these provisions could be amended without 95% consent, and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. Neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary obligations our management or board may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 40% of the shares sold in this offering (minus one share) have the ability to be converted to cash by public stockholders exercising their conversion rights and the initial business combination will still go forward.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their overallotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$297,590,000 of the proceeds of this offering and the founders’ warrant purchase including $10.5 million in deferred underwriting discounts and commissions (or $12.075 million if the overallotment option is exercised in full), will be deposited into a trust account at JP Morgan Chase, N.A., maintained by Continental Stock Transfer & Trust Company.

$251,100,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $297,590,000 in trust will be invested only in treasury bills issued by the United States government having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds

Interest on proceeds from the trust account that may be paid to stockholders in connection with our initial business combination or our liquidation is reduced by (i) any taxes paid or due on the interest generated and, only after such taxes have been paid or funds sufficient to pay such taxes have been set aside, and (ii) up to $2.4 million that can be used for working capital purposes.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of our initial business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Limitation on fair value or net assets of target business

	The target business that we acquire in our initial business combination must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts of $10.5 million or $12.075 million if the overallotment option is exercised in full) at the time of the acquisition. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represents at least 80% of the maximum offering proceeds.

Trading of securities issued

The units will commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units may begin trading separately on the 90th day after the date of this prospectus unless Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters, determines that an earlier date is acceptable, subject to our having filed the current report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will separate trading of the common stock and warrants occur until we have filed with the SEC a current report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including any proceeds we receive from the exercise of the overallotment option, if such option is exercised prior to the filing of the Form 8-K. For more information, please see “Description of Securities — Units.”

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Exercise of the warrants

The warrants cannot be exercised until the later of the completion of our initial business combination and 12 months from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will give our stockholders the opportunity to vote on the initial business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares for his or her pro rata share of the trust account before payment of deferred underwriting commissions and discounts and including accrued interest, net of income taxes payable on such interest and net of up to $2.4 million previously released to us to fund our working capital requirements. However, a shareholder who does not follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds.

A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline

If we are unable to complete a business combination by 24 months from the date of this prospectus (or within 30 months from the consummation of this offering if a definitive agreement has been executed within 24 months after consummation of this offering and the business combination contemplated by such definitive agreement has not yet been consummated within such 24-month period), our existence will automatically terminate and as promptly as practicable thereafter the trustee will

If an acquisition has not been consummated within 18 months after the effective date of the company’s initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest and after distribution to us of interest income on the trust account balance as described in this prospectus.

Release of funds	Except with respect to (i) interest income to pay taxes on interest income earned on the trust account balance and (ii) interest income earned of up to $2.4 million on the balance in the trust account to be released to us to fund working capital requirements, proceeds held in the trust account will not be released to us until the earlier of the completion of our initial business combination or our liquidation upon our failure to effect our initial business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination and the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, as well as operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. While we believe there are numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to seek stockholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;

•

our obligation to convert into cash shares of common stock held by our public stockholders who vote against the initial business combination and exercise their conversion rights may reduce the resources available to us for an initial business combination;

•	our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses; and

•

the requirement to acquire an operating business that has a fair market value equal to at least 80% of the balance of the trust account at the time of the acquisition (excluding deferred underwriting discounts and commissions of $10.5 million (or $12.075 million if the overallotment option is exercised in full)) could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the initial business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Facilities

Our executive offices are currently located at 650 Fifth Avenue, 31st Floor, New York, New York 10019. The cost for this space is included in the $10,000 per month fee described above that Mistral Capital charges us for general and administrative services. We believe, based on rents and fees for similar services in the New York City area that the fee charged by Mistral Capital is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have three officers. These individuals are not obligated to devote any specific number of hours to our business and intend to devote only as much time as they deem necessary to our business. We do not expect to have any full-time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We have registered our securities under the Exchange Act and after this offering will have public reporting obligations, including the filing of annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain financial statements reviewed by our independent registered public accounting firm.

We will not acquire a target business if we cannot obtain audited financial statements based on United States generally accepted accounting principles for such target business. We will provide these financial statements in the proxy solicitation materials sent to stockholders for the purpose of seeking stockholder approval of our initial business combination. Our management believes that the need for target businesses to have, or be able to obtain, audited financial statements may limit the pool of potential target businesses available for acquisition.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation currently pending against us or any of our officers or directors in their capacity as such.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position
Andrew R. Heyer	50	Chairman and Chief Executive Officer
Steven J. Heyer	55	Vice Chairman
William P. Phoenix	50	Executive Vice President
Jeffrey E. Ginsberg	44	Chief Financial Officer

Andrew R. Heyer has served as our Chief Executive Officer and Chairman of the Board of Directors since November 26, 2007. Mr. Heyer is the founder, Chief Executive Officer and a Managing Director of Mistral Capital. Mr. Heyer previously was a Managing Partner and co-founder of Trimaran Capital Partners, L.L.C., which is the investment manager of two private equity funds totaling $1.4 billion of commitments, and a member of the Investment Committee of Trimaran Advisors, L.L.C., which is the investment advisor to a series of collateralized loan obligation funds. Mr. Heyer was formerly a vice chairman of CIBC World Markets Corp. and a co-head of the CIBC Argosy Merchant Banking Funds. Prior to joining CIBC World Markets Corp. in 1995, Mr. Heyer was a founder and Managing Director of The Argosy Group L.P. Before Argosy, Mr. Heyer was a Managing Director at Drexel Burnham Lambert Incorporated and, prior to that, he worked at Shearson/American Express. Mr. Heyer currently serves on the Board of Directors of The Hain Celestial Group, Inc., Las Vegas Sands Corp., Charlie Brown’s Acquisition Corp., El Pollo Loco, Inc., Brite Media Group LLC and Village Voice Media, LLC. Mr. Heyer currently serves as Chairman of the Board of Overseers of the University of Pennsylvania School of Social Policy & Practice and is a Member of the Board of Trustees of the University of Pennsylvania. Mr. Heyer received his B.S. and M.B.A. from the Wharton School of the University of Pennsylvania, graduating magna cum laude. Mr. Heyer is the brother of Steven J. Heyer.

Steven J. Heyer has served as the Vice Chairman of the Board of Directors since January 7, 2008. Mr. Heyer was the Chief Executive Officer of Starwood Hotels, Inc. (NYSE: HOT) from 2004 to 2007. Prior to joining Starwood, Mr. Heyer was President and Chief Operating Officer of The Coca-Cola Company (NYSE: KO) from 2002 to September 2004. Before that, he was President and Chief Operating Officer of Turner Broadcasting System, Inc. from 1994 until 2001. Previously, he was President and Chief Operating Officer of Young and Rubicam Advertising Worldwide, and before that he spent 15 years at Booz Allen & Hamilton, ultimately becoming Senior Vice President and Managing Partner. He currently is a Director of Lazard and Phorm, Inc. He also is on the Board of the NCAA, The Special Olympics, Piedmont Hospital and Pace Academy. During his 30-year career he has been a member of the Board of Directors of numerous public companies and philanthropic organizations including Coca-Cola Enterprises, Equifax, Internet Security Systems, WPP, Starwood Hotels and Resorts, the Woodruff Arts Center, Atlanta Chamber of Commerce and the Amos Tuck School of Business at Dartmouth. Mr. Heyer received his B.S. from Cornell University and his M.B.A. from the Stern School at New York University. Mr. Heyer is the brother of Andrew R. Heyer.

William P. Phoenix has served as our Executive Vice President since January 7, 2008. He is a Managing Director of Mistral Capital who joined at Mistral Capital’s inception. Mr. Phoenix previously was a Managing Director of Trimaran Capital Partners, L.L.C. Prior to joining Trimaran, Mr. Phoenix was a Managing Director of CIBC Capital Partners, where he focused on mezzanine transactions and private equity opportunities. Mr. Phoenix has extensive experience as a provider of all forms of capital to non-investment grade companies. Prior to joining CIBC World Markets Corp. in 1995, Mr. Phoenix had been a Managing Director of Canadian Imperial Bank of Commerce with management responsibilities for CIBC’s Acquisition Finance, Mezzanine Finance and Loan Workout and Restructuring businesses. Mr. Phoenix joined CIBC in 1982. Mr. Phoenix serves as Chairman of the Board of Urban Brands, Inc. and Fiesta Brands, Inc. and as a member of the Board of Directors of Charlie Brown’s Acquisition Corp. and Brite Media Group LLC. Mr. Phoenix received his B.A. in Economics from the University of Western Ontario and his M.B.A. from the University of Toronto, and is a graduate of the Leadership New York Program.

Jeffrey E. Ginsberg has served as our Chief Financial Officer since November 26, 2007. Mr. Ginsberg is a Managing Director of Mistral Capital who joined at Mistral Capital’s inception. Prior to joining Mistral Capital, Mr. Ginsberg was the Executive Chairman and a member of the Board of Directors of InfoHighway Communications (“InfoHighway”), a CLEC in the Northeast United States. During his tenure, InfoHighway and its predecessor entity, Eureka Broadband Corporation (“Eureka”) completed nine M&A transactions as part of an industry roll up, raised $150 million in equity and debt capital, reorganized its operations and balance sheet and recently completed the sale of the business. Mr. Ginsberg was Chairman, CEO and co-founder of Eureka, which was founded in June 1999. Prior to founding Eureka, Mr. Ginsberg was co-founder and Executive Chairman of Apex Site Management, which was the pre-eminent telecommunications site management firm in the country, with more than 15,000 properties under management. Mr. Ginsberg is also the co-founder of Horizon Cellular Group, which grew from a start-up in 1991 (in partnership with McCaw Cellular) to become one of the 20 largest cellular system operators in the country. Prior to co-founding Horizon, Mr. Ginsberg was a Principal at First Eastern Merchant Banking Group, an investment banking/venture capital firm that he co-founded, and before that he was an Associate in the Investment Banking Department of Janney Montgomery Scott. Mr. Ginsberg received a B.S. in Finance and Accounting from The Wharton School of the University of Pennsylvania, graduating cum laude.

Special Advisors

Peter A. Cohen is the founder of Ramius LLC (“Ramius”), an absolute return, multi-strategy registered investment advisor and has been a managing member of Ramius since 1994. From 1970-1990 he held various positions inside the firm which eventually became Shearson Lehman Brothers. In 1981 he was named Chief Operating Officer of the firm, in 1983 he was named President and in 1984 he was named Chairman and Chief Executive Officer. In 1991, Mr. Cohen formed Republic New York Securities and Republic Asset Management for Republic National Bank of New York and at the same time commenced the activities around which Ramius was formed in 1994. Over his career he has served on a number of corporate, industry and philanthropic boards, including The New York Stock Exchange, The Federal Reserve International Capital Market Advisory Committee, The Depository Trust Company, The Ohio State University Foundation, The New York City Opera, The American Express Company, GRC International, Olivetti SpA, Société Générale de Belgique, Telecom Italia SpA, Presidential Life Corporation, The Titan Corporation and Kroll, Inc. He is presently a Director of The Mount Sinai-NYU Medical Center & Health System, Scientific Games Corporation and L-3 Communications. Mr. Cohen is also currently a director, and an affiliate of Ramius is a founding stockholder, of United Services Management Corporation, a blank check company that is currently in registration that intends to focus its efforts on companies providing services to the government and commercial markets, with a particular emphasis on communications, information technology and consulting.

Jeffrey M. Solomon is a Managing Member of Ramius and a member of its Executive Committee. Mr. Solomon joined Ramius when it was founded in 1994 and is responsible for overseeing its multi-strategy investment platform. From 1991 to 1994, Mr. Solomon was at Republic New York Securities Corporation, the brokerage affiliate of Republic National Bank, now part of the HSBC Group. In 1993, Mr. Solomon supervised Republic’s expansion into Europe by overseeing the creation of its U.K. affiliate. He was named the firm’s Chief Administrative Officer and was responsible for supervising the integration of systems and operations on a worldwide basis. Prior to Republic National Bank, Mr. Solomon was in the Mergers and Acquisitions Group at Shearson Lehman Brothers. He was also part of the internal corporate finance team that worked closely with senior management in evaluating the company’s operations, capital usage and investment strategies, including the acquisition and disposition of corporate assets. Currently, Mr. Solomon serves on the Board of Directors of Hale & Hearty Soups and NuGo Nutrition.

Jay Schottenstein is the Chief Executive Officer and Chairman of the Board of Directors of DSW, Inc. (NYSE: DSW). He has been Chairman of the Board of Directors of Retail Ventures (NYSE: RVI), American Eagle Outfitters, Inc. (Nasdaq: AEOS) and Schottenstein Stores Corporation (“SSC”) since March 1992 and was Chief Executive Officer of Retail Ventures from April 1991 to July 1997 and from July 1999 to December 2000. Mr. Schottenstein served as Vice Chairman of SSC from 1986 until March 1992 and as a director of SSC since 1982. He has served in various executive capacities at SSC since 1976.

Number and Terms of Office of Directors

Upon the consummation of this offering, our board of directors will be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Messrs. [    ] and [    ], will expire at our first annual meeting of stockholders following consummation of this offering. The term of office of the second class of directors, consisting of Messrs. [    ] and [    ], will expire at the second annual meeting of stockholders following consummation of this offering. The term of office of the third class of directors, consisting of Messrs. [    ] and [    ], will expire at the third annual meeting of stockholders following consummation of this offering.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. However, none of these individuals has been a principal of or affiliated with a blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with any such entity. Nevertheless, we believe that the skills and expertise of these individuals, their collective access to potential target businesses, and their ideas, contacts, and acquisition expertise should enable them to identify and assist us in completing our initial business combination. However, there is no assurance such individuals will, in fact, be able to do so.

Although all members of the board of directors will be invited and encouraged to attend annual meetings of security holders, we do not have a policy with respect to such attendance. We will seek to schedule our annual meeting of stockholders at a time and date to accommodate attendance by members of our board of directors.

Executive Officer Compensation

None of our executive officers or directors has received any compensation for service rendered. After our initial business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely, however, that the amount of such compensation will be known at the time of a stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Director Independence

Our board of directors has determined that Messrs. [            ], [            ] and [            ] are “independent directors” as such term is defined in the rules of the American Stock Exchange and Rule 10A-3 of the Exchange Act.

Board Committees

Prior to the completion of this offering, our board of directors will form an audit committee and a governance and nominating committee. Each committee will be composed of three directors.

Audit Committee

On completion of this offering, our audit committee will consist of Messrs. [                ], [                ] and [                ] with Mr. [    ] serving as chair. As required by the rules of the American Stock Exchange, each of the

members of our audit committee is able to read and understand fundamental financial statements, and we consider Mr. [    ] to qualify as an “audit committee financial expert” and as “financially sophisticated” as defined under SEC and American Stock Exchange rules, respectively. The responsibilities of our audit committee will include:

•	meeting with our management periodically to consider the adequacy of our internal control over financial reporting and the objectivity of our financial reporting;

•

appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;

•

overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;

•

meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;

•

reviewing our financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;

•

establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

•	following the completion of this offering, preparing the report required by the rules of the SEC to be included in our annual proxy statement;

•

monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and reviewing and approving all payments made to our founding stockholders, officers, directors, special advisors, Mistral Capital, Ramius or our or their respective affiliates, other than the payment of an aggregate of $10,000 per month to Mistral Capital for office space, secretarial and administrative services. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Governance and Nominating Committee

On completion of this offering, our governance and nominating committee will consist of Messrs. [    ], [    ] and [    ], with Mr. [    ] serving as chair. The functions of our governance and nominating committee include:

•	recommending qualified candidates for election to our board of directors;

•	evaluating and reviewing the performance of existing directors;

•	making recommendations to our board of directors regarding governance matters, including our certificate of incorporation, bylaws and charters of our committees; and

•	developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

Compensation Committee

In light of the fact that no officers or directors will receive compensation prior to our initial business combination, our board of directors has concluded that a compensation committee is unnecessary.

Code of Ethics and Committee Charters

We will adopt a code of ethics that applies to our officers, directors and employees. We will file copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a current report on Form 8-K.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

Members of our management team are not required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

•

Although Mistral Capital and Andrew R. Heyer, our Chairman, have entered into non-compete agreements with us providing that until the earlier of our initial business combination and our liquidation, neither Mistral Capital nor Andrew R. Heyer will become affiliated with any other blank check company focused on the acquisition of consumer-related businesses, the other members of our management team may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those we intend to conduct.

•

Peter A. Cohen, one of our special advisors, is currently a director of United Services Management Corporation, a blank check company that is currently in registration. In addition, Ramius United Services SPAC, LLC, an affiliate of Ramius, is one of the founding stockholders of United Services Management Corporation. Although United Services Management Corporation intends to focus its efforts on companies providing services to the government and commercial markets, with a particular emphasis on communications, information technology and consulting, which is different from our focus, Mr. Cohen and Ramius may have conflicts of interest in determining whether a particular business opportunity should be presented to United Services Management Corporation or to us. We cannot assure you that these conflicts will be resolved in our favor.

•

Members of our management team may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. While we have entered into a business opportunity right of first review agreement with Mistral Capital which provides that from the effective date of the registration statement which includes this prospectus until the earlier of the consummation of our initial business combination and our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities of Mistral Capital with an enterprise value of $400 million or more that Mistral Capital first becomes aware of after the effective date (other than any investment opportunities in respect of any “going private” acquisition of a public company or any entity in which any of our officers, directors or Mistral Capital or its affiliates has a fiduciary obligation), due to those existing and future affiliations, members of our management team may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause conflicts of interest. In particular, until April 2009, Mr. Steven Heyer is subject to certain restrictive covenants limiting his ability to compete in the hospitality industry. Accordingly, members of our management team and our directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”

•

Since Andrew R. Heyer and William P. Phoenix have an ownership interest in Mistral SPAC Holdings, LLC and consequently an indirect ownership interest in us, and Steven J. Heyer has a direct ownership in us, they may have a conflict of interest in determining whether a particular target business is appropriate for us and our stockholders. This ownership interest may influence their motivation in identifying and selecting a target business and timely completing an initial business combination. The exercise of discretion by our officers and directors in identifying and selecting one or more suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

•

Unless we consummate our initial business combination, our officers and directors and Mistral Capital, Ramius and their respective employees will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account that may be released to us as working capital. These amounts were calculated based on management’s estimates of the funds needed to finance our operations for 30 months and to pay expenses in identifying and consummating our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. Our officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. The financial interest of our officers and directors or Mistral Capital or Ramius or their respective affiliates could influence our officers’ and directors’ motivation in selecting a target business, and therefore they may have a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest. Specifically, our officers and directors may tend to favor potential initial business combinations with target businesses that offer to reimburse any expenses that we did not have the funds to reimburse ourselves.

•

Our officers and directors may have a conflict of interest with respect to evaluating a particular initial business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to an initial business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity with respect to the above-listed criteria. Any of the above mentioned conflicts may not be resolved in our favor.

Each of our officers and directors has, or may come to have, to a certain degree, other fiduciary obligations. Members of our management team have fiduciary obligations to other companies on whose board of directors they presently sit, or may have obligations to companies whose board of directors they may join in the future. To the extent that they identify business opportunities that may be suitable for us or other companies on whose board of directors they may sit, our directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that come to their attention in the performance of their duties as directors of such other entities unless the other companies have declined to accept such opportunities or clearly lack the resources to take advantage of such opportunities. See “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.”

To further minimize potential conflicts of interest, we have agreed not to enter into our initial business combination with any entity in which any of our officers or directors or Mistral Capital or its affiliates has a financial interest unless we obtain an opinion from an independent investment banking firm that such business combination is fair to our stockholders from a financial point of view.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the direct and indirect beneficial ownership of our common stock as of March 12, 2008, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

•	each beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the sponsor warrants, as these warrants are not exercisable within 60 days of the date of this prospectus.

		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Before Offering	After Offering(2)
Mistral SPAC Holdings, LLC(3)	5,625,000	75%	15%
Ramius SPAC Holdings, LLC(4)	1,500,000	20%	4%
Steven J. Heyer(5)	375,000	5%	1%
All executive officers and directors as a group (2 individuals)	6,000,000	80%	16%

(1)	Assumes that 1,125,000 of the initial founders’ shares will be redeemed for no consideration (which will occur if the underwriters do not exercise their overallotment option).

(2)	Assumes the sale of 30,000,000 units in this offering, but not the exercise of any of the warrants included in the public units or exercise of the underwriters’ overallotment option.

(3)	The business address of Mistral SPAC Holdings, LLC is 650 Fifth Avenue, 31st Floor, New York, New York 10019. Andrew R. Heyer is a member and the Chief Executive Officer of Mistral Capital Management, LLC, the sole member of Mistral SPAC Holdings, LLC, and has sole voting and dispositive power with respect to these shares. Mr. William P. Phoenix is also a member of Mistral Capital Management, LLC.

(4)	The business address of Ramius SPAC Holdings, LLC is 666 Third Avenue, 26th Floor, New York, New York 10017. RCG Enterprise, Ltd (“Enterprise”) and RCG PB, Ltd (“RCG PB”) are non-managing members of Ramius SPAC Holdings, LLC. Ramius Advisors, LLC (“Ramius Advisors”) is the investment advisor of RCG PB and may be considered the beneficial owner of any securities deemed to be beneficially owned by RCG PB. Ramius Advisors is also the managing member of Ramius SPAC Holdings, LLC and consequently has voting control and investment discretion over securities held by Ramius SPAC Holdings, LLC. Ramius Advisors disclaims beneficial ownership of these shares. Ramius is the managing member of Ramius Advisors and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius Advisors. Ramius is also the investment manager of Enterprise and may be considered the beneficial owner of any securities deemed to be beneficially owned by Enterprise. Ramius disclaims beneficial ownership of these shares. C4S & Co., L.L.C. is the managing member of Ramius and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius. C4S & Co., L.L.C. disclaims beneficial ownership of these shares. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., L.L.C. and may be considered the beneficial owners of any securities deemed to be beneficially owned by C4S & Co., L.L.C. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares.

(5)	The business address of Steven J. Heyer is c/o Mistral Acquisition Company, 650 Fifth Avenue, 31st Floor, New York, New York 10019.

Upon consummation of our offering, our existing stockholders will own approximately 20% of our issued and outstanding shares of common stock which could permit it to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination.

Our existing stockholders have agreed to purchase from us an aggregate of 9,000,000 sponsor warrants at a price of $1.00 per warrant, prior to the consummation of the offering. The $9.0 million of proceeds from this investment will be added to the proceeds of this offering and will be held in the trust account pending our completion of an initial business combination on the terms described in this prospectus. If we do not complete such an initial business combination, then the $9.0 million will be part of the liquidation distribution to our public stockholders, and the sponsor warrants will expire worthless. The sponsor warrants and underlying shares of common stock are entitled to registration rights as described under “Description of Securities.”

Mistral SPAC Holdings, LLC, a Delaware limited liability company, is a newly-formed limited liability company owned by Mistral Capital and/or investment vehicles managed by Mistral Capital.

Ramius SPAC Holdings, LLC, a Delaware limited liability company, is a newly-formed limited liability company owned by Ramius and/or investment vehicles managed by Ramius.

If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of the offering, then the initial founders’ units (and consequently the initial founders’ shares and the initial founders’ warrants) will be adjusted in the same proportion as the increase or decrease in the units offered hereby in order to maintain their aggregate 20% ownership of the outstanding units immediately following this offering. We will not make or receive any cash payment in respect of any such adjustment. If the underwriters’ overallotment option is not exercised in full, up to 1,125,000 initial founders’ units are subject to redemption from our existing stockholders.

Transfer Restrictions

Our existing stockholders have agreed not to sell or transfer the initial founders’ shares and the initial founders’ warrants until one year following the consummation of the initial business combination (except as described in the following sentence) and not to sell or transfer the sponsor warrants until after we complete our initial business combination, except in each case to permitted transferees who agree to be subject to the same transfer restrictions and vote in accordance with the majority of shares of common stock voted by the public stockholders in connection with our initial business combination. If, following our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our securityholders having the right to exchange their securities for cash, securities or other property, our existing stockholders and their permitted transferees will be permitted to participate in such an exchange, although we have no arrangements in place to enter into such a transaction. We refer to these agreements with each of our existing stockholders and their permitted transferees as a “lock-up agreement.”

The permitted transferees under the lock-up agreements are our officers, directors and employees, and other persons or entities associated with Mistral Capital and Ramius.

During the lock-up period, our existing stockholders and any permitted transferees to whom they transfer shares of common stock will retain all other rights of holders of our common stock, including, without limitation, the right to vote their shares of common stock (except that our existing stockholders have agreed to vote in favor of the initial business combination) and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be subject to the lock-up agreement. If we are unable to effect our initial business combination and liquidate, our existing stockholders have waived the right to receive any portion of the liquidation proceeds with respect to the initial founders’ shares. Any permitted transferees to whom the initial founders’ shares are transferred will also agree to waive that right.

We consider our existing stockholders to be our “promoters,” as this term is defined under U.S. federal securities laws.

CERTAIN TRANSACTIONS

In December 2007, in connection with the formation of our company, our founding stockholders purchased an aggregate of 7,500,000 initial founders’ units (after giving effect to the redemption that will occur if the underwriters’ overallotment option is not exercised) for a purchase price of $25,000 and entered into an agreement with us in December 2007, to purchase 9,000,000 sponsor warrants at a price of $1.00 per warrant, prior to the consummation of the offering. A total of 375,000 of the 7,500,000 initial founders’ units (after giving effect to the redemption) were subsequently sold by Mistral SPAC Holdings LLC to Steven J. Heyer in a private transaction. The initial founders’ units are identical to the units being sold in this offering, except that our existing stockholders and each transferee have agreed (i) in connection with the stockholder vote required to approve our initial business combination, to vote the initial founders’ shares in accordance with the majority of the shares of common stock voted by the public stockholders, and (ii) to waive their right to participate in any liquidation distribution with respect to the initial founders’ shares if we fail to consummate our initial business combination. The initial founders’ warrants and the sponsor warrants are identical to those sold in this offering, except that they will be non-redeemable so long as they are held by our existing stockholders or their permitted transferees and may be exercised on a cashless basis, and the shares of common stock issued upon exercise of such initial founders’ warrants and sponsor warrants by our existing stockholders or their permitted transferees will not be registered under the Securities Act. In addition, the initial founders’ warrants may not be exercised unless and until the reported last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading-day period beginning 90 days after we have completed our initial business combination. As set forth below, however, our existing stockholders and their permitted transferees will have the right to demand registration of the resale of such shares. The initial founders’ units are subject to transfer restrictions, as described under “Principal Stockholders — Transfer Restrictions” above.

We will also enter into an agreement with holders of the initial founders’ shares, the initial founders’ warrants and the shares of common stock underlying the initial founders’ warrants, the sponsor warrants and the shares of common stock underlying the sponsor warrants granting them the right to demand that we register the resale, of the initial founders’ shares, the initial founders’ warrants and the shares of common stock underlying the initial founders’ warrants, the sponsor warrants and the shares of common stock underlying the sponsor warrants with respect to the initial founders’ shares, at any time after the date on which they are no longer subject to transfer restrictions, and with respect to all of the warrants and the underlying shares of common stock, after the relevant warrants become exercisable by their terms. We will bear the expenses incurred in connection with the filing of any such registration statements. Please see “Description of Securities — Securities Eligible for Future Sale — Registration Rights” for additional information.

Mistral SPAC Holdings, LLC and Ramius have loaned us $80,000 and $20,000, respectively, which amounts were used to pay a portion of the expenses of this offering referenced in the line items above including certain organizational expenses. These loans are non-interest bearing and unsecured and are due at the earlier of December 20, 2008, or the consummation of this offering. These loans will be repaid out of the proceeds of this offering not being placed in the trust account. Mistral Capital and/or investment vehicles managed by Mistral Capital are the owners and members of Mistral SPAC Holdings, LLC, one of our founding stockholders. Ramius SPAC Holdings, LLC, one of our founding stockholders, is an affiliate of Ramius. Upon completion of this offering, we have agreed to pay Mistral Capital a monthly fee of $10,000 for office space and administrative services, including secretarial support. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

We will reimburse our officers, directors and affiliates, including Mistral Capital, Ramius and their respective employees, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account and interest income of up to $2.4 million on the balance in the trust account, there is no limit on the amount of out-of-pocket expenses that could be incurred. Our audit committee will review and approve all payments made to our founding stockholders, officers, directors, special advisors, Mistral Capital, Ramius or our or their respective affiliates, other than the payment of an aggregate of $10,000 per month to Mistral Capital for office space, secretarial and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $2.4 million on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination.

Although Mistral Capital and Andrew R. Heyer, our Chairman, have entered into non-compete agreements with us providing that until the earlier of our initial business combination and our liquidation, neither Mistral Capital nor Andrew R. Heyer will become affiliated with any other blank check company that is focused on the acquisition of consumer-related businesses, the other members of our management team may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those we intend to conduct. Members of our management team may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. While we have entered into a business opportunity right of first review agreement with Mistral Capital which provides that from the effective date of the registration statement which includes this prospectus until the earlier of the consummation of our initial business combination and our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities of Mistral Capital with an enterprise value of $400 million or more that Mistral Capital first becomes aware of after the effective date (other than any investment opportunities in respect any “going private” acquisition of a public company or any entity in which any of our officers, directors or Mistral Capital or its affiliates has a fiduciary obligation), due to those existing and future affiliations, members of our management team may have fiduciary or preexisting contractual obligations to present potential business opportunities to those entities prior to presenting them to us, or fiduciary or preexisting contractual obligations not to pursue potential business opportunities, which could cause conflicts of interest. In particular, until April 2009, Mr. Steven Heyer is subject to certain restrictive covenants limiting his ability to compete in the hospitality industry. In addition, Mr. Cohen is currently a director, and an affiliate of Ramius is a founding stockholder, of United Services Management Corporation, a blank check company that is currently in registration that intends to focus its efforts on companies providing services to the government and commercial markets, with a particular emphasis on communications, information technology and consulting. Accordingly, members of our management team and our directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented, or whether a particular business opportunity should be pursued by us. For a complete description of our management team’s other affiliations and the potential conflicts that you should be aware of, see the sections entitled “Management — Directors and Executive Officers.”

Other than reimbursable out-of-pocket expenses payable to our founding stockholders, officers, directors, special advisors, Mistral Capital, Ramius or our or their respective affiliates and an aggregate of $10,000 per month paid to Mistral Capital for office space, secretarial and administrative services, no compensation or fees of any kind, including finder’s and consulting fees, will be paid to any of our founding stockholders, officers, directors, special advisors, Mistral Capital, Ramius or our or their respective affiliates.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value, of which 37,500,000 shares will be outstanding following this offering (assuming no exercise of the underwriters’ overallotment option), and 1,000,000 shares of undesignated preferred stock, $0.0001 par value, of which no shares will then be outstanding. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $7.00 per share of common stock, subject to adjustment. Holders of the warrants must pay the exercise price in full upon exercise of the warrants. Holders will not be entitled to receive a net cash settlement upon exercise of the warrants. The common stock and warrants comprising the units may begin separate trading 90 days after the date of this prospectus unless Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters, determines that an earlier date is acceptable, following the earlier to occur of the expiration of the underwriters’ overallotment option and its exercise in full, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed a current report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when such separate trading will begin. We will file the Form 8-K upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will include proceeds we receive from the exercise of the overallotment option if such option is exercised prior to the filing of the Form 8-K. If the overallotment option is exercised following the initial filing of such Form 8-K, we will file a second or amended Form 8-K to provide updated financial information to reflect the exercise of the overallotment option.

Common Stock

General

As of the date of this prospectus, there were 7,500,000 shares of our common stock outstanding (after giving effect to the redemption that will occur if the underwriters’ overallotment option is not exercised), held by our existing stockholders. See “Initial Founders’ Shares” below. On closing of this offering (assuming no exercise of the underwriters’ overallotment option), 37,500,000 shares of our common stock will be outstanding. Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore. After our initial business combination is concluded, if ever, and upon a subsequent liquidation or dissolution, the holders of common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding.

Upon consummation of this offering, our board of directors will be divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

In connection with the vote required for our initial business combination, our existing stockholders have agreed to vote the initial founders’ shares in accordance with the majority of the shares of common stock voted by the public stockholders, and our existing stockholders and each of our officers and directors has also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination. As a result, neither our existing stockholders nor any of our officers and directors will be eligible to exercise conversion rights for any shares they hold if our initial business combination is approved by a majority of our public stockholders who vote in connection with our initial business combination. In connection with the vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum. If a quorum is not present, our bylaws permit a majority in voting power of the stockholders present in person or by proxy and entitled to vote at the meeting to adjourn the meeting for 30 days or less from time to time, without notice other than announcement of the date, time and place of the adjourned meeting at the meeting, until the requisite amount of stock entitled to vote shall be present. If our stockholders vote on any other matters at an annual or special meeting, our existing stockholders and our officers and directors may vote all of their shares, whenever acquired, as they see fit.

We will proceed with an initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination and public stockholders owning up to 40% of the shares (minus one share) sold in this offering vote against the initial business combination and exercise their conversion rights as described below. Voting against the initial business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. A stockholder must have also exercised the conversion rights described below for a conversion to be effective.

If we are forced to liquidate prior to our initial business combination, our public stockholders shares are entitled to share ratably in the trust account, inclusive of any interest not previously released to us to fund working capital requirements, and net of any income taxes payable on interest on the balance in the trust account, which income taxes, if any, shall be paid from the trust account, and any assets remaining available for distribution to them after payment of liabilities. Liquidation expenses will be paid only from funds held outside of the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to the initial founders’ shares. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated, and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against our initial business combination and our initial business combination is approved and completed. Public stockholders who convert their common stock into their pro rata share of the trust account will retain the right to exercise any warrants they own.

The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

Initial Founders’ Shares

In December 2007 our founding stockholders purchased an aggregate of 8,625,000 shares (1,125,000 of which are subject to redemption if the underwriters do not exercise their overallotment option) of our common stock for $25,000 in connection with the formation of our company. A total of 375,000 of the 7,500,000 initial founders’ shares (after giving effect to the redemption) were subsequently sold by Mistral SPAC Holdings, LLC to Steven J. Heyer in a private transaction. These initial founders’ shares are identical to the shares included in the units being sold in this offering, except that our existing stockholders and each transferee have agreed (i) in connection with the stockholder vote required to approve our initial business combination, to vote the initial founders’ shares in accordance with the majority of the shares of common stock voted by the public stockholders, and (ii) to waive its right to participate in any liquidation distribution with respect to the initial founders’ shares if we fail to consummate a business combination.

Our existing stockholders and each transferee have agreed that they will not sell or transfer the initial founders’ shares until one year following the consummation of the initial business combination (except as described in the following sentence) results in all of our securityholders having the right to exchange their securities for cash, securities or other property), other than to permitted transferees who agree to be subject to these transfer restrictions, to waive their rights to participate in a liquidation if we do not consummate our initial business combination and to vote in accordance with the majority of shares of common stock voted by the public stockholders in connection with our initial business combination. If, following our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our securityholders having the right to exchange their securities for cash, securities or other property, our existing stockholders and their permitted transferees will be permitted to participate in such an exchange, although we have no arrangements in place to enter into such a transaction. In addition, the initial founders’ shares will be entitled to registration rights commencing on the date on which they become transferable under an agreement to be signed on or before the date of this prospectus.

Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Our amended and restated certificate of incorporation prohibits us, prior to our initial business combination, from issuing preferred stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we may do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public Stockholders’ Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.00 per share, subject to adjustment, as discussed below, at any time commencing on the later of:

•	the completion of our initial business combination; and

•	12 months from the date of this prospectus,

provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption or liquidation of the trust account.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part,

•	at a price of $.01 per warrant,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading-day period ending on the third business day prior to the notice of redemption to warrant holders, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Holders will not be entitled to receive a net cash settlement upon exercise of the warrants.

We have established the above conditions to our exercise of redemption rights with the intent of:

•

providing warrant holders with adequate notice of redemption, and allowing them to exercise their warrants prior to redemption at a time when there is a reasonable premium to the warrant exercise price; and

•

providing a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb any negative market reaction to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, there is no guarantee that the price of the common stock will exceed the $14.25 trigger price or the warrant exercise price after the redemption notice is issued.

The warrants will be issued in registered form under the warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions of the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. Holders of warrants will not be entitled to a net cash settlement upon exercise of the warrants. Warrant holders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Under the warrant agreement, we have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable on exercise of the warrants and to maintain a current prospectus relating to the common stock from the date the warrants become exercisable to the date the warrants expire or are redeemed. However, we may not be able to register such common stock or maintain a current prospectus relating to the common stock. The market for the warrants may be limited and the warrants may have no value if the warrants cannot be exercised because we do not have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants. Holders of warrants will not be entitled to a cash settlement for their warrants if we fail to have an effective registration statement or a current prospectus available relating to the common stock issuable upon exercise of the warrants, and holders’ only remedies in such event will be those available if we are found by a court of law to have breached our contractual obligation to them by failing to do so.

Initial Founders’ Warrants and Sponsor Warrants

The initial founders’ warrants and the sponsor warrants are identical to those being issued in this offering, except that the initial founders’ warrants and the sponsor warrants will be non-redeemable so long as they are held by our existing stockholders or their permitted transferees and may be exercised on a cashless basis, and the shares of common stock issued upon exercise of such sponsor warrants by our existing stockholders or their permitted transferees will not be registered under the Securities Act. In addition, the initial founders’ warrants may not be exercised unless and until the reported last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading-day period beginning 90 days after we have completed our initial business combination. However, as set forth below, our existing stockholders and their permitted transferees will have the right to demand registration of the resale of such shares.

Although the shares of common stock issuable pursuant to the initial founders’ warrants and the sponsor warrants will not be issued pursuant to a registration statement so long as they are held by our existing stockholders and their permitted transferees, our warrant agreement provides that the initial founders’ warrants and the sponsor warrants may not be exercised unless we have an effective registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering and a related current prospectus is available.

Our existing stockholders have agreed that they will not sell or transfer the initial founders’ warrants until the first anniversary after we complete our initial business combination, other than to permitted transferees who agree to be subject to these transfer restrictions. See “Principal Stockholders — Transfer Restrictions.” In addition, commencing on the date on which they become exercisable, the initial founders’ warrants and the shares of common stock issuable upon exercise of the initial founders’ warrants will be entitled to registration rights under an agreement to be signed on or before the date of this prospectus.

Our existing stockholders have agreed that they will not sell or transfer the sponsor warrants until after we complete our initial business combination, other than to permitted transferees who agree to be subject to these transfer restrictions. See “Principal Stockholders — Transfer Restrictions.” In addition, commencing on the date on which they become exercisable, the sponsor warrants and the shares of common stock issuable upon exercise of the warrants will be entitled to registration rights under an agreement to be signed on or before the date of this prospectus.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of our initial business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after our initial business combination is completed. The payment of any dividends subsequent to a business combination will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and By-Laws

Staggered Board of Directors

Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size upon the consummation of this offering. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized But Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our amended and restated certificate of incorporation. We believe that these provisions and agreements are necessary to attract qualified directors. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Securities Eligible for Future Sale

Immediately after this offering (assuming no exercise of the underwriters’ overallotment option), we will have 37,500,000 shares of common stock outstanding. Of these shares, the 30,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 7,500,000 shares (after giving effect to the redemption) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

The availability of Rule 144 will vary depending on whether restricted shares are held by an affiliate or a non-affiliate. Under Rule 144 as in effect on the date of this prospectus, once we have been a reporting company subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act for 90 days, an affiliate who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•

1% of the number of shares of common stock then outstanding, which will equal 375,000 shares immediately after this offering (or 431,250 if the underwriters’ overallotment option is exercised in full); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

However, the six month holding period increases to one year in the event we have not been a reporting company for at least 90 days. In addition, any sales by affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and the availability of current public information about us.

The volume limitation, manner of sale and notice provisions described above will not apply to sales by non-affiliates. For purposes of Rule 144, a non-affiliate is any person or entity who is not our affiliate at the time of sale and has not been our affiliate during the preceding three months. Once we have been a reporting company for 90 days, a non-affiliate who has beneficially owned restricted shares of our common stock for six months may rely on Rule 144 provided that certain public information regarding us is available. The six month holding period increases to one year in the event we have not been a reporting company for at least 90 days. However, a non-affiliate who has beneficially owned the restricted shares proposed to be sold for at least one year will not be subject to any restrictions under Rule 144 regardless of how long we have been a reporting company.

Securities and Exchange Commission position on Rule 144 sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, would act as “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 would not be available for resale transactions despite technical compliance with the requirements of Rule 144, and such securities can be resold only through a registered offering. However, Rule 144 as in effect on the date of this prospectus is available to stockholders of blank check companies and their transferees one year after the consummation of a business combination by the blank check company and the blank check company’s filing of information required by Form 10 with the SEC, provided that the blank check company has filed certain reports required by the Exchange Act in the last year. The prohibition on use of Rule 144 by blank check companies does not apply to blank check companies that are business combination related shell companies, as defined under Rule 405 of the Securities Act. However, we will not be considered a business combination related shell company and, as a result, Rule 144 will not be available to our stockholders until one year after we have completed our initial business combination and filed Form 10 information with the SEC, assuming we have filed certain reports required by the Exchange Act with the SEC for the past year.

Registration rights

Concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with our existing stockholders granting them the right to demand that we register the resale of the initial founders’ shares, the initial founders’ warrants and the shares of common stock issuable upon exercise of the initial founders’ warrants, the resale of the sponsor warrants and the shares of common stock issuable upon exercise of the sponsor warrants. The registration rights are exercisable with respect to the shares at any time after the date on which these securities are no longer subject to the relevant lock-up agreement, and with respect to the warrants and the underlying shares of common stock, after the warrants become exercisable by their terms. In addition, our existing stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which the initial founders’ shares are no longer subject to the lock-up agreement. With respect to the initial founders’ warrants and the underlying shares of common stock, the sponsor warrants and the underlying shares of common stock, our existing stockholders have certain “piggy-back” registration rights on registration statements filed after the warrants become exercisable by their terms. Permitted transferees will, under certain circumstances, be entitled to the registration rights described herein. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

We intend to apply to have our units listed on the American Stock Exchange under the symbol “[    ].U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols “[    ]” and “[    ].WS,” respectively.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following are the material U.S. federal income tax considerations with respect to your acquisition, ownership and disposition of our units or components thereof, which we refer to collectively as our securities, assuming you purchase the securities in this offering and will hold them as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not address all of the U.S. federal income tax considerations that may be relevant to you in light of your particular circumstances, and it does not describe all of the tax consequences that may be relevant to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers and traders in securities or foreign currencies;

•	persons holding our securities as part of a hedge, straddle, conversion transaction or other integrated transaction;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons liable for the alternative minimum tax; and

•	tax-exempt organizations.

The following does not discuss any aspect of state, local or non-U.S. taxation. This discussion is based on current provisions of the Code, Treasury regulations, judicial opinions, published positions of the U.S. Internal Revenue Service (“IRS”) and all other applicable authorities, all of which are subject to change, possibly with retroactive effect. This discussion is not intended as tax advice.

If a partnership holds our securities, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our securities, you should consult your tax advisor.

WE URGE PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME TAX CONSIDERATIONS WITH RESPECT TO ACQUIRING, HOLDING AND DISPOSING OF OUR SECURITIES.

Each unit will be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock, subject to adjustment. In determining your basis for the common stock and warrant composing a unit, you should allocate your purchase price for the unit between the components on the basis of their relative fair market values at the time of issuance.

U.S. Holders

This section is addressed to U.S. holders of our securities. For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner that is:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in, or under the laws of, the United States or any political subdivision of the United States;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if either (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

Dividends and Distributions

As discussed under “Dividend Policy” above, we have not paid any dividends to date, will not pay cash dividends prior to completion of our initial business combination and do not anticipate that any dividends will be paid in the foreseeable future. In the event that we do make distributions on our common stock, such distributions will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. Distributions in excess of our current or accumulated earnings and profits will reduce your basis in the common stock (but not below zero). Any excess over your basis will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described in the first paragraph under “— Sale or Other Disposition or Conversion of Common Stock” below.

It is unclear whether the conversion feature of the common stock described under “Proposed Business — Effecting a Business Combination — Conversion rights” will affect your ability to satisfy the holding period requirements for the dividends received deduction or the preferential tax rate on qualified dividend income with respect to the time period prior to the approval of an initial business combination.

Sale or Other Disposition or Conversion of Common Stock

Gain or loss you realize on the sale or other disposition of our common stock (other than conversion but including a liquidation in the event we do not consummate a business combination within the required time) will be capital gain or loss. The amount of your gain or loss will be equal to the difference between your tax basis in the common stock disposed of and the amount realized on the disposition. The deductibility of capital losses is subject to limitations. Any capital gain or loss you realize on a sale or other disposition of our common stock will generally be long-term capital gain or loss if your holding period for the common stock is more than one year.

If you convert your common stock into a right to receive cash pursuant to the exercise of a conversion right as described above in “Proposed Business — Effecting a Business Combination — Conversion rights,” the conversion generally will be treated as a sale of common stock described in the preceding paragraph (rather than as a dividend or distribution). The conversion will, however, be taxed as described in “— Dividends and Distributions” above if your percentage ownership in us (including shares that you are deemed to own under certain attribution rules, which provide, among other things, that you are deemed to own any shares that you hold a warrant to acquire) after the conversion is not meaningfully reduced from what your percentage ownership was prior to the conversion. If you have a relatively minimal stock interest and, taking into account the effect of conversion by other stockholders, your percentage ownership in us is reduced as a result of the conversion, you should generally be regarded as having suffered a meaningful reduction in interest. For example, the IRS has ruled that any reduction in the stockholder’s proportionate interest will constitute a “meaningful reduction” in a transaction in which a holder held less than 1% of the shares of a corporation and did not have management control over the corporation. You should consult your own tax advisor as to whether conversion of your common stock will be treated as a sale or as a distribution under the Code and, if you actually or constructively own 5% or more of our common stock before conversion, whether you are subject to special reporting requirements with respect to such conversion.

Sale or Other Disposition, Exercise or Expiration of Warrants

Upon the sale or other disposition of a warrant, you will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the warrant. This capital gain or loss will be long-term capital gain or loss if, at the time of the sale or exchange, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

In general, you should not be required to recognize income, gain or loss upon exercise of a warrant. Your basis in a share of common stock received upon exercise will be equal to the sum of (1) your basis in the warrant and (2) the exercise price of the warrant. Your holding period in the shares received upon exercise will commence on the day after you exercise the warrants.

If a warrant expires without being exercised, you will recognize a capital loss in an amount equal to your basis in the warrant. Such loss will be long-term capital loss if, at the time of the expiration, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

Constructive Dividends on Warrants

As discussed under “Dividend Policy” above, we have not paid any dividends to date, will not pay cash dividends prior to completion of our initial business combination and do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.

Non-U.S. Holders

This section is addressed to non-U.S. holders of our securities. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner (other than a partnership) that is not a U.S. holder. A “non-U.S. holder” does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition and is not otherwise a resident of the United States for U.S. federal income tax purposes. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of our units or the components thereof.

Dividends and Distributions

As discussed under “Dividend Policy” above, we have not paid any dividends to date, will not pay cash dividends prior to completion of our initial business combination and do not anticipate that any dividends will be paid in the foreseeable future. If, however, we were to pay taxable dividends to you with respect to your shares of common stock (including any deemed distributions treated as a dividend on the warrants as described in the last paragraph of “U.S. Holders — Constructive Dividends on Warrants” above), those dividends will generally be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless you are eligible for a reduced rate of withholding tax under an applicable income tax treaty and you provide proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN).

Dividends we pay to you that are effectively connected with your conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment maintained by you) generally will not be subject to U.S. withholding tax if you comply with applicable certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. persons. If you are a corporation, effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Sale or Other Disposition of Securities

You generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our securities unless:

•

the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment you maintain); or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and (assuming our stock is “regularly traded” within the meaning of the applicable Treasury regulations) (i) you sell or dispose of common stock and you hold or have held, actually or constructively, more than 5% of our common stock at any time during the five-year period ending on the date of such sale or disposition or (ii) you sell or dispose of warrants, our warrants are also “regularly traded” and you hold or have held, actually or constructively, more than 5% of our warrants at any time during the five-year period ending on the date of such sale or disposition.

Because the determination of whether we are a United States real property holding corporation is based on the composition of our assets from time to time (including the nature of any assets acquired in any business combination), we can provide no assurance that we will not become a United States real property holding corporation.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons, subject to an applicable treaty providing otherwise. If you are a corporation, the branch profits tax also may apply to such effectively connected gain.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of securities. U.S. holders must provide appropriate certification to avoid U.S. federal backup withholding.

If you are a non-U.S. holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid information reporting and backup withholding tax requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding tax as well.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS in a timely manner.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as sole bookrunning manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriter	Number of Units
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Pali Capital, Inc.
EarlyBirdCapital, Inc.

Total	30,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the overallotment option described below) if they purchase any of the units.

Determination of Offering Price

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and the representative. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. The prices at which the units will sell in the public market after this offering may be lower than the initial public offering price, and an active trading market in our units, common stock or warrants may not develop and continue after this offering.

Commissions and Discounts

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $             per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $             per unit on sales to other dealers. If all of the units are not sold at the initial offering price, the representative may change the public offering price and the other selling terms. Merrill Lynch, Pierce, Fenner & Smith Incorporated has advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

We estimate that our portion of the total expenses of this offering payable by us will be $[            ], exclusive of underwriting discounts and commissions.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	Per Unit	Without Option	With Option
Public offering price	$10.00	$300,000,000	$345,000,000
Underwriting discount	$0.70	$21,000,000	$24,150,000
Proceeds, before expenses, to us	$9.30	$279,000,000	$320,850,000

The amounts paid by us in the table above include $10.5 million in deferred underwriting discounts and commissions (or $12.075 million if the overallotment option is exercised in full), an amount equal to 3.5% of the gross proceeds of this offering, which will be placed in trust until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis, together with any accrued interest thereon and net of income taxes payable on such interest, to the public stockholders.

Overallotment Option

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 4,500,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering overallotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment.

American Stock Exchange Listing

We intend to apply to have the units listed on the American Stock Exchange under the symbol “[    ].U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols “[    ]” and “[    ].WS,” respectively.

Price, Stabilization, Short Positions and Penalty Bids

In connection with the offering, Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of units made in an amount up to the number of units represented by the underwriters’ overallotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the overallotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the overallotment option. The underwriters may also make “naked” short sales of units in excess of the overallotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Merrill Lynch, Pierce, Fenner & Smith Incorporated repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Regulation M

The restricted period under Regulation M for this offering will have ended when all of the units have been distributed and after any overallotment and stabilization arrangements and trading restrictions in connection with the offering have been terminated.

Electronic Distribution

A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. Merrill Lynch, Pierce, Fenner & Smith Incorporated may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. Merrill Lynch, Pierce, Fenner & Smith Incorporated will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

Other Relationships

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Residents of the European Economic Area

In relation to each Member State of the European Economic Area, this prospectus and any offer is directed only at persons who are ‘qualified investors’ within the meaning of Article 2(1)(e) of the Directive 2003/71/EC (the “Prospectus Directive”) or is otherwise exempt from the requirement to publish a prospectus pursuant to Article 3 of the Prospectus Directive. Any person in the European Economic Area who acquires the units in any offer or to whom any offer of the units is made will be deemed to have represented and agreed that it is a ‘qualified investor’ within the meaning of Article 2(1)(e) of the Prospectus Directive. Any investor will also be deemed to have represented and agreed that any units acquired by it in the offer have not been acquired on behalf of persons in the European Economic Area other than ‘qualified investors’ within the meaning of Article 2(1)(e) of the Prospectus Directive or persons in the UK and other member states (where equivalent legislation exists) for whom the investor has authority to make decisions on a wholly discretionary basis, nor have the units been acquired with a view to their offer or resale in the European Economic Area to persons where this would result in a requirement for publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Qualified investors to whom units may be offered in an European Economic Area member state include:

•	Any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

Any legal entity that has two or more of (i) an average of at least 250 employees during the last financial year, (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	Any other person who is a ‘qualified investor’ pursuant to Article 2(1)(e) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on our behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the underwriters or us.

Residents of the United Kingdom

The offer is not a public offer for the purposes of the Prospectus Rules of the Financial Services Authority Handbook and accordingly this prospectus has not been authorized or otherwise approved by the Financial Services Authority of the United Kingdom nor any other regulatory authority of the European Economic Area.

This prospectus has neither been issued nor approved by a person authorized by the United Kingdom Financial Services Authority. Accordingly, the issue or distribution of this prospectus in the United Kingdom may only be made to or directed at persons who are ‘qualified investors’ within the meaning of Article 2(1)(e) of the Prospectus Directive or fewer than 100 natural or legal persons in the United Kingdom other than ‘qualified investors’ who in both cases are also: (i) investment professionals falling within Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 as amended, who are persons having professional experience in matters related to investments; (ii) high net worth companies, unincorporated associations etc. falling within Article 49 of the Financial Services and Markets Act 2000 (Financial Promotion) order 2005 as amended; (iii) certified sophisticated investors falling within Article 50 of the Financial Services and Markets Act 2000 (Financial Promotion) order 2005 as amended, who are persons who have a certificate signed by an authorized person to the effect that they are sufficiently knowledgeable to understand the risks associated with these investments; or (iv) persons to whom the promotion may otherwise be lawfully made.

In the United Kingdom, participation in this offer is available only to such persons described above and persons of any other description should not rely or act upon this document. Transmission of this document to any other person in the United Kingdom is unauthorized and may contravene the Financial Services and Markets Act 2000.

Any person in any doubt about the securities to which this communication relates should consult an authorized person specializing in advising on these investments. Reliance on this communication for the purposes of engaging in any investment activity may expose the individual to a significant risk of losing all of the property invested or of incurring additional liability.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by DLA Piper US LLP, New York, New York. In connection with this offering, Kramer Levin Naftalis & Frankel LLP, New York, New York, is acting as counsel to the underwriters.

EXPERTS

The financial statements of Mistral Acquisition Company, a corporation in the development stage, as of December 31, 2007, and for the period from November 26, 2007 (inception) through December 31, 2007, have been included herein in reliance upon the report of Rothstein Kass & Company P.C., independent registered public accounting firm, given on the authority of Rothstein Kass & Company P.C., as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

MISTRAL ACQUISITION COMPANY

(A CORPORATION IN THE DEVELOPMENT STAGE)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Mistral Acquisition Company

We have audited the accompanying balance sheet of Mistral Acquisition Company (a corporation in the development stage) (the “Company”) as of December 31, 2007, and the related statements of operations, stockholders’ equity, and cash flows for the period from November 26, 2007 (date of inception) to December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mistral Acquisition Company (a corporation in the development stage) as of December 31, 2007, and the results of its operations and its cash flows for the period from November 26, 2007 (date of inception) to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

Roseland, New Jersey

March 7, 2008

/s/ Rothstein, Kass & Company, P.C.

MISTRAL ACQUISITION COMPANY (A CORPORATION IN THE DEVELOPMENT STAGE)

Balance Sheet

December 31, 2007
ASSETS
Current assets — cash	$125,103
Deferred offering costs	68,014

Total assets	$193,117

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable to founding stockholders and their affiliates	$100,000
Accrued deferred offering costs	68,014
Accrued expenses	1,690

Total current liabilities	169,704

Commitments:
Stockholders’ equity:
Preferred stock — 1,000,000 shares authorized, $.0001 par value, none outstanding	—
Common stock — 200,000,000 shares authorized, $.001 par value, 8,625,000 issued and outstanding	8,625
Additional paid-in capital	16,375
Deficit accumulated during the development stage	(1,587)

Total stockholders’ equity	23,413

Total liabilities and stockholders’ equity	$193,117

The accompanying notes are an integral part of these financial statements

MISTRAL ACQUISITION COMPANY (A CORPORATION IN THE DEVELOPMENT STAGE)

Statement of Operations

For the Period from November 26, 2007 (date of inception) to December 31, 2007
Revenue	$—
Formation and operating expenses	1,690

Loss from operations	(1,690)
Interest Income	103

Net loss	$(1,587)

Approximate weighted average number of common shares outstanding, basic and diluted	8,625,000
Net loss per common share, basic and diluted	(0.0002)

The accompanying notes are an integral part of these financial statements

MISTRAL ACQUISITION COMPANY (A CORPORATION IN THE DEVELOPMENT STAGE)

Statement of Stockholders’ Equity

	For the Period from November 26, 2007 (date of inception) to December 31, 2007
	Units	Unit Amount	Additional Paid-In Capital	Deficit Accumulated During Development Stage	Total Stockholders’ Equity
Issuance of Units to founding stockholders on December 20, 2007 at $.0028986 per Unit	8,625,000	$8,625	$16,375	$—	$25,000
Net loss	—	—	—	(1,587)	(1,587)

Balances at December 31, 2007	8,625,000	$8,625	$16,375	$(1,587)	$23,413

The accompanying notes are an integral part of these financial statements

MISTRAL ACQUISITION COMPANY (A CORPORATION IN THE DEVELOPMENT STAGE)

Statement of Cash Flows

For the Period from November 26, 2007 (date of inception) to December 31, 2007
Cash flows from operating activities:
Net loss	$(1,587)
Adjustments to reconcile net loss to net cash provided by operating activities:
Change in operating assets and liabilities:
Accrued expenses	1,690

Net cash provided by operating activities	103
Cash flows from financing activities:
Proceeds from the issuance of units to founding stockholders	25,000
Proceeds from notes payable to founding stockholders	100,000

Net cash provided by financing activities	125,000

Net increase in cash	125,103
Cash, beginning of period	—

Cash, end of period	$125,103

Supplemental disclosure of cash flow information:
Noncash financing activities:
Accrual of deferred offering costs	$68,014

The accompanying notes are an integral part of these financial statements

MISTRAL ACQUISITION COMPANY

(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Financial Statements

1.    Discussion of the Company’s Activities and Proposed Offering

Organization and Activities — Mistral Acquisition Company (a corporation in the development stage) (the “Company”) was incorporated in Delaware on November 26, 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business.

At December 31, 2007, the Company had not yet commenced operations. All activity through December 31, 2007 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31st as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 30,000,000 units (“Units”) which is discussed in Note 3 (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be applied toward consummating a business combination with an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that approximately $9.92 per Unit sold in the Proposed Offering will be held in a trust account and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) the liquidation of the trust account as part of the plan of dissolution and liquidation of the Company. The placing of funds in the trust account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors and service providers (which would include any third parties engaged by the Company to assist it in any way in connection with the Company’s search for a target business) and prospective target businesses execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with the Company, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Mistral SPAC Holdings, LLC and Ramius SPAC Holdings, LLC (the “Founding Stockholders”) have agreed to be liable, on a joint and several basis, under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. However, there can be no assurance that the Founding Stockholders will be able to satisfy those obligations. Furthermore, the Founding Stockholders will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective target business). Additionally, in the case of a prospective target business that did not execute a waiver, such liability will only be in an amount necessary to ensure that public stockholders receive no less than approximately $9.92 per share upon liquidation.

The remaining net proceeds (not held in the trust account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $2,400,000 of interest earned on the trust account balance may be released to the Company to fund working capital requirements and additional amounts may be released to the Company, as necessary, to satisfy tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business or target businesses, which business or businesses must have a collective fair market value equal to at least 80% of the net assets held in the trust account (less the deferred underwriting discount and taxes payable), is required to submit such transaction for stockholder approval. In the event that stockholders owning 40% or more of the shares sold

MISTRAL ACQUISITION COMPANY

(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Financial Statements — (Continued)

in the Proposed Offering vote against the Business Combination and elect to convert their shares into a pro rata share of the trust account, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Existing Stockholders”), have agreed to vote their initial shares of Common Stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his, hers, or its shares. The per-share conversion price will equal the amount in the trust account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 40% (minus one share) of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per-share interest in the trust account computed without regard to the shares held by Existing Stockholders.

The Company’s Certificate of Incorporation will be amended prior to the Proposed Offering to provide that the Company will continue in existence only until 24 months from the effective date of the Proposed Offering, (or within 30 months from the consummation of the Proposed Offering if a definitive agreement has been executed within 24 months after consummation of the Proposed Offering and the business combination contemplated by such definitive agreement has not yet been consummated within such 24 month period). If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will dissolve and liquidate for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 3).

2.    Summary of Significant Accounting Policies

Basis of Presentation — The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Development Stage — The Company is in the development stage as defined by Statement of Financial Accounting Standards (“SFAS”) No. 7 “Accounting and Reporting for Development Stage Enterprises”. To date, the Company has not generated any revenues and has devoted its efforts to various start-up activities including development and capital raising.

Deferred Offering Costs — The Company complies with the requirements of the SEC Staff Accounting Bulletin (“SAB”) Topic 5A, “Expenses of Offering”. Deferred offering costs consist principally of accounting, legal and other fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed. As of December 31, 2007, the Company had incurred deferred offering costs of $68,014 relating to expenses connected with the Proposed Offering.

MISTRAL ACQUISITION COMPANY

(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Financial Statements — (Continued)

Concentration of Credit Risk — Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which exceed the Federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Income Taxes — The Company complies with the provisions of SFAS No. 109, “Accounting for Income Taxes”. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

The Company also complies with the provisions of the Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2007. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Fair Value of Financial Instruments — The fair value of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” approximate their carrying amounts presented in the accompanying balance sheet at December 31, 2007.

Net Loss Per Common Share — The Company complies with SFAS No. 128, “Earnings per Share”. Net loss per common share is computed based on the weighted average number of common shares outstanding.

Basic loss per common share excludes dilution and is computed as net loss divided by the weighted average common shares outstanding for the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. For the period from November 26, 2007 (date of inception) to December 31, 2007, 8,625,000 warrants (included in the Founding Stockholder’s initial unit purchase) were excluded from the computation of diluted net loss per common share because the effect would be anti-dilutive. Hence, basic net loss per share equals diluted net loss per common share.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements — The Company is in compliance with SFAS No. 157, “Fair Value Measurements”, recently issued by the FASB and effective for fiscal years beginning after November 15, 2007. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.

In December 2007, the FASB also issued SFAS No.141(R), Business Combinations. SFAS 141(R) provides companies with principles and requirements on how an acquirer recognizes and measures in its financial

MISTRAL ACQUISITION COMPANY

(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Financial Statements — (Continued)

statements the identifiable assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree, as well as the recognition and measurement of goodwill acquired in a business combination. SFAS 141(R) also requires certain disclosures to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Acquisition costs associated with the business combination will generally be expensed as incurred. SFAS 141(R) is effective for business combinations occurring in fiscal years beginning after December 15, 2008, which will require the Company to adopt these provisions for business combinations occurring in fiscal 2009 and thereafter. Early adoption of SFAS 141(R) is not permitted.

The Company does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

3.    Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 30,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 4,500,000 units solely to cover overallotments, if any). Each Unit consists of one share of the Company’s Common Stock and one redeemable common stock purchase warrant (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of Common Stock at an exercise price of $7.00 per share, commencing on the later of the completion of a Business Combination and one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Company may redeem the Warrants at a price of $.01 per Warrant upon 30 days’ notice while the Warrants are exercisable, only in the event that the last sale price of the Common Stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. In the event that a registration is not effective at the time of exercise, the holder of such Warrant will not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

4.    Related Party Transactions

Notes Payable to Founding Stockholders — The Company issued unsecured promissory notes in an aggregate principal amount of $100,000 to the Founding Stockholders or their affiliates on December 20, 2007. The notes bear no interest and are payable on the earlier of December 20, 2008 or upon the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximates the carrying amount.

Administrative Fees — The Company may occupy office space provided by Mistral Capital Management, LLC (“Mistral”). Mistral has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time-to-time. The Company has agreed that it will pay $10,000 per month for such services commencing on the effective date of the Proposed Offering.

Private Placement Warrants — The Existing Stockholders have committed to purchase in a private placement 9,000,000 warrants (“Sponsor Warrants”) at $1.00 per warrant (for an aggregate purchase price of $9,000,000). These purchases will take place simultaneously with the consummation of the Proposed Offering. All of the proceeds received from these initial purchases will be placed in the trust account. The Sponsor

MISTRAL ACQUISITION COMPANY

(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Financial Statements — (Continued)

Warrants to be purchased by the Existing Stockholders will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that the Sponsor Warrants may not be called for redemption and the Sponsor Warrants may be exercisable on a “cashless basis,” at the holder’s option, so long as such securities are held by such purchaser or his affiliates. Furthermore, the Existing Stockholders have agreed that the Sponsor Warrants will not be sold or transferred by them, other than to permitted transferees who agree to be subject to these transfer restrictions, until the later of one year from the date of the Proposed Offering and 60 days after the Company has completed a Business Combination. The shares of common stock issued upon exercise of such Sponsor Warrants by the Existing Stockholders or their permitted transferees will not be registered. Management does not believe that the sale of the warrants to the Existing Stockholders will result in the recognition of stock-based compensation expense because the warrants are being sold at or above fair value. However, the actual fair value of the warrants and any stock-based compensation will be determined on the date of issuance of the warrants.

The Existing Stockholders and the holders of the initial warrants (or underlying securities) or the Sponsor Warrants (or underlying securities) will be entitled to registration rights with respect to their initial shares, the initial warrants (or underlying securities) or Sponsor Warrants (or underlying securities) pursuant to an agreement to be signed prior to or on the date of the Proposed Offering. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after the Company consummates a Business Combination. The holders have certain “piggy-back” registration rights with respect to registration statements filed after the Company’s consummation of a Business Combination.

In no event will the Company be required to net cash settle the warrant exercise. Consequently, the Sponsor Warrants and initial warrants held by the Existing Stockholders may expire unexercised and unredeemed.

5.    Commitments

Underwriting Agreement — In connection with the Proposed Offering, the Company will enter into an underwriting agreement (the “Underwriting Agreement”) with the underwriters in the Proposed Offering.

Pursuant to the Underwriting Agreement, the Company will be obligated to Merrill Lynch, Pierce, Fenner & Smith Incorporated, the representative of the underwriters (the “Representative”), for certain fees and expenses related to the Proposed Offering, including underwriting discounts of $21,000,000, or $24,150,000 if the underwriters’ overallotment option is exercised in full. The Company and the Representative have agreed that payment of $10,500,000 or $12,075,000 if the underwriters’ overallotment option is exercised in full, of the underwriting discounts will be paid upon closing of the Proposed Offering. The Company and the Representative have agreed that payment of $10,500,000 of the underwriting discount or $12,075,000 if the underwriters’ overallotment option is exercised in full, together with interest thereon, will be deferred until consummation of a Business Combination.

The Company has granted the underwriters a 45-day option to purchase up to 4,500,000 units to cover the overallotment. The overallotment option will be used only to cover a net short position resulting from the initial distribution.

Founding Stockholders — Upon the Company’s formation, a total of 8,625,000 Units were sold to the Founding Stockholders, at a price of $.0028986 per Unit for an aggregate of $25,000. Each Unit consists of one share of the Company’s Common Stock and one redeemable common stock purchase warrant. The initial Founders’ Units are identical to the Units being sold in the offering (discussed in Note 3), except the warrants will be non-redeemable so long as they are held by the Founding Stockholders or their permitted transferees, they may be exercised on a cashless basis, and they may not be exercised unless and until the reported last sale price

MISTRAL ACQUISITION COMPANY

(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Financial Statements — (Continued)

of the common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading-day period beginning 90 days after completion of an initial business combination. An aggregate of 1,125,000 units sold to the Founding Stockholders are subject to redemption for no consideration if the overallotment option is not exercised by the Representatives.

Pursuant to letter agreements which the Existing Stockholders will enter into with the Company and the underwriters, the Existing Stockholders will waive their right to receive distributions with respect to their initial shares upon the Company’s liquidation.

6.    Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters will prohibit the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the trust account or which votes as a class with the Common Stock on a Business Combination.

7.    Subsequent Events

On January 16, 2008, the Board of Directors of the Company approved a 1.25-for-1 reverse stock split. All transactions and disclosures in the financial statements, related to the Company’s common stock, units or warrants have been adjusted to reflect the effects of the stock split.

Until                     , 2008 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$300,000,000

MISTRAL ACQUISITION COMPANY

30,000,000 Units

PROSPECTUS

Merrill Lynch & Co.

Pali Capital, Inc.

EarlyBirdCapital, Inc.

                    , 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

References to “the company,” “the Registrant,” “we,” “us,” “our” and similar expressions in this Part II refer to Mistral Acquisition Company.

Item 13.    Other Expenses Of Issuance And Distribution

The following table sets forth the costs and expenses, other than the underwriting discount, payable by us in connection with the offering of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority Inc. filing fee and the initial trustee’s fee.

SEC registration fee	$14,710
FINRA filing fee	37,925
American Stock Exchange application and listing fees	70,000
Initial Trustee’s fee(1)	1,000
Accounting fees and expenses	75,000
Legal fees and expenses	435,000
Printing and engraving expenses	125,000
Miscellaneous	51,365

Total	$810,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.

Item 14.    Indemnification of Directors and Officers

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation that will be in effect upon the completion of this offering that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payments of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

•	we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•

we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our bylaws are not exclusive.

Our amended and restated certificate of incorporation and our bylaws provide for the indemnification provisions described above and elsewhere herein. In addition, we have entered or will enter into contractual indemnity agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnity agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, subject to certain exceptions and limitations. These indemnity agreements also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnity agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act, and reimbursement of expenses incurred in connection with such liabilities.

We have agreed to indemnify the several underwriters against specific liabilities, including liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities

In December 2007, our founding stockholders purchased 8,625,000 units (after giving effect to our January 16, 2008, reverse stock split) for a purchase price of $25,000 (1,125,000 of which will be redeemed for no consideration if the underwriters do not exercise their overallotment option).

Our existing stockholders have agreed to purchase from us 9,000,000 warrants at a price of $1.00 per warrant. Our existing stockholders are obligated to purchase such warrants from us prior to the consummation of the offering.

The sales of the securities to our founding stockholders were or will be deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. In each such transaction, the purchaser represented its intention at such time to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were or will be affixed to the instruments representing the securities issued or to be issued in such transactions.

In January 2008, a total of 375,000 of the 7,500,000 initial founders’ shares (after giving effect to the redemption) were subsequently sold by Mistral SPAC Holdings, LLC to Steven J. Heyer in reliance on exemptions pursuant to Section 4(1) of the Securities Act. The sales by our founding stockholders were private sales to our outside directors, who are sophisticated buyers. There were no sales to any other individuals and there was no general solicitation. Our founding stockholders are neither the issuer nor a dealer. In an effort to ensure that the sales were made in private transactions, the purchase agreements imposed transfer restrictions on the securities, and the buyers provided written representations that indicated they were acquiring the securities for their own account for investment and not with a view towards, or for resale in connection with, any public sale or distribution. Appropriate legends were or will be affixed to the instruments representing the securities issued or to be issued in such transactions.

Item 16.    Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*

3.1	Certificate of Incorporation†

3.2	Form of Bylaws††

3.3	Form of Amended and Restated Certificate of Incorporation††

4.1	Form of Unit Certificate††

4.2	Form of Common Stock Certificate††

4.3	Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company††

4.4	Form of Warrant Certificate††

5.1	Opinion of DLA Piper US LLP*

10.1	Form of Existing Stockholders’ Warrant Purchase Agreement††

10.2	Form of Letter Agreement between the Registrant and Mistral Capital, each of the directors, executive officers and founding stockholders of the Registrant*

10.3	Unit Subscription Agreement, dated as of December 20, 2007, between the Registrant and Mistral SPAC Holdings, LLC†

10.4	Unit Subscription Agreement, dated as of December 20, 2007, between the Registrant and Ramius SPAC Holdings, LLC†

10.5	Form of Registration Rights Agreement††

10.6	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers††

10.7	Form of Investment Management Trust Agreement by and between the Registrant and Continental Stock Transfer & Trust Company††

10.8	Promissory Note, dated as of December 20, 2007, issued to Ramius LLC (formerly known as Ramius Capital Group, LLC)†

10.9	Promissory Note, dated as of December 20, 2007, issued to Mistral SPAC Holdings, LLC †

14	Form of Code of Conduct and Ethics††

23.1	Consent of Rothstein Kass & Company P.C.††

23.2	Consent of DLA Piper US LLP (included in Exhibit 5.1)*

24.1	Powers of Attorney (included in signature pages to Registration Statement)†

99.1	Form of Audit Committee Charter††

99.2	Form of Nominating and Corporate Governance Committee Charter††

*	To be filed by amendment.

†	Previously filed.
††	Filed herewith.

(b) No financial statement schedules are required to be filed with this Registration Statement.

Item 17.    Undertakings.

(a) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act, the Registrant certifies that it has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 12, 2008.

Mistral Acquisition Company

By:	/s/ ANDREW R. HEYER
Andrew R. Heyer
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANDREW R. HEYER Andrew R. Heyer	Chairman and Chief Executive Officer (Principal Executive Officer)	March 12, 2008

* Steven J. Heyer	Vice Chairman	March 12, 2008

* Jeffrey E. Ginsberg	Chief Financial Officer (Principal Accounting and Financial Officer)	March 12, 2008

* /s/ ANDREW R. HEYER, attorney in fact